     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 21, 1998
                                                   REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 TELLABS, INC.
             (Exact Name of Registrant as specified in its Charter)

            DELAWARE                                     3661                            36-3831568
 State or other jurisdiction of              (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)              Classification Code Number)             Identification No.)

                              4951 INDIANA AVENUE
                           LISLE, ILLINOIS 60532-1698
                                 (630) 378-8800
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)
                            ------------------------

                             MARGARET MAXWELL ZAGEL
                       VICE PRESIDENT AND GENERAL COUNSEL
                            TELLABS OPERATIONS, INC.
                              4951 INDIANA AVENUE
                           LISLE, ILLINOIS 60532-1698
                                 (630) 378-8800
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

              IMAD I. QASIM                             MICHAEL J. SILVER
             SIDLEY & AUSTIN                          HOGAN & HARTSON L.L.P.
         ONE FIRST NATIONAL PLAZA                     111 S. CALVERT STREET
         CHICAGO, ILLINOIS 60603                    BALTIMORE, MARYLAND 21202

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement which relates to the merger (the "Merger") of White Oak Merger Corp., a wholly owned subsidiary of Tellabs, Inc., with and into CIENA Corporation pursuant to the Merger Agreement described herein.
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------------------------------
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM
        TITLE OF EACH CLASS                 AMOUNT TO          OFFERING PRICE PER      PROPOSED MAXIMUM          AMOUNT OF
  OF SECURITIES TO BE REGISTERED          BE REGISTERED              SHARE         AGGREGATE OFFERING PRICE   REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value.......   110,868,446 shares(1)      Not Applicable      $8,245,840,671.25(2)      $2,432,523(3)
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) Based on the maximum number of shares of Common Stock, $.01 par value per share, of Tellabs, Inc. to be delivered pursuant to Section 1.5 of the Merger Agreement (as defined herein), assuming the exercise of all currently outstanding options to purchase shares of Common Stock, $.01 par value per share, of CIENA Corporation ("CIENA Common Stock").
(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and computed pursuant to Rule 457(f) under the Securities Act by multiplying the average of the high and low bid prices of shares of CIENA Common Stock on July 14, 1998, as reported on Nasdaq, by 110,868,466, the number of shares of CIENA Common Stock outstanding at the close of business on July 20, 1998, assuming the exercise of all then outstanding options to purchase shares of CIENA Common Stock.
(3) Pursuant to Rule 457(b) of the Securities Act, $1,552,852 of the registration fee was paid on July 2, 1998 in connection with the filing of preliminary joint proxy/prospectus materials.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

TELLABS LOGO

                                                                   July 21, 1998

Dear Stockholder:

     You are cordially invited to attend the Special Meeting of Stockholders of Tellabs, Inc. ("Tellabs") to be held on Friday, August 21, 1998 at Tellabs' offices located at 4951 Indiana Avenue, Lisle, Illinois 60532-1698, at 10:00 A.M., local time (the "Tellabs Special Meeting").

     At the Tellabs Special Meeting you will be asked to consider a proposal to approve the issuance (the "Share Issuance") of Common Stock, par value $.01 per share, of Tellabs ("Tellabs Common Stock") to stockholders of CIENA Corporation ("CIENA") pursuant to the Agreement and Plan of Merger dated as of June 2, 1998 (the "Merger Agreement") among Tellabs, White Oak Merger Corp., a wholly owned subsidiary of Tellabs ("Sub"), and CIENA. The Merger Agreement provides for the merger (the "Merger") of Sub with and into CIENA with CIENA becoming a wholly owned subsidiary of Tellabs.

     Subject to the terms and conditions of the Merger Agreement, each share of Common Stock, par value $.01 per share, of CIENA outstanding immediately prior to the effective time of the Merger, together with any associated preferred stock purchase rights, will be converted into one (the "Exchange Ratio") share of Tellabs Common Stock.

     YOUR BOARD OF DIRECTORS BELIEVES THAT THE MERGER AND THE SHARE ISSUANCE ARE FAIR TO AND IN THE BEST INTEREST OF TELLABS AND ITS STOCKHOLDERS. YOUR BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE SHARE ISSUANCE AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE SHARE ISSUANCE. YOUR BOARD HAS RECEIVED THE WRITTEN OPINION OF GOLDMAN, SACHS & CO. THAT THE EXCHANGE RATIO IS FAIR TO TELLABS FROM A FINANCIAL POINT OF VIEW. YOU ARE ENCOURAGED TO READ THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS, WHICH PROVIDES DETAILED INFORMATION CONCERNING THE MERGER AND THE SHARE ISSUANCE AND ADDITIONAL INFORMATION REGARDING TELLABS AND CIENA.

     Your vote is important, regardless of the number of shares you own. In order for the Share Issuance to be approved, the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Tellabs Special Meeting and entitled to vote on the Share Issuance is required. On behalf of your Board of Directors, I urge you to complete, date and sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope. This will not prevent you from attending the Tellabs Special Meeting or voting in person, but will assure that your vote is counted if you are unable to attend the Tellabs Special Meeting. You may revoke your proxy at any time by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Secretary of Tellabs at Tellabs' principal executive offices prior to the Tellabs Special Meeting or by attending the Tellabs Special Meeting and voting in person.

     On behalf of the Board of Directors, I thank you for your support and urge you to vote FOR approval of the Share Issuance.

                                          Sincerely,

                                          /s/ Michael J. Birck

                                          Michael J. Birck
                                          President and Chief Executive Officer

                                 TELLABS, INC.
                              4951 INDIANA AVENUE
                           LISLE, ILLINOIS 60532-1698

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 21, 1998

TO THE STOCKHOLDERS OF TELLABS, INC:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Tellabs, Inc. ("Tellabs") will be held on Friday, August 21, 1998, at Tellabs' offices located at 4951 Indiana Avenue, Lisle, Illinois 60532-1698, at 10:00 A.M., local time (the "Tellabs Special Meeting"), for the following purposes:

          1. To consider and vote upon a proposal to approve the issuance of shares of Common Stock, par value $.01 per share, of Tellabs ("Tellabs Common Stock") pursuant to the Agreement and Plan of Merger dated as of June 2, 1998 among Tellabs, White Oak Merger Corp., a Delaware corporation and a wholly owned subsidiary of Tellabs, and CIENA Corporation, a Delaware corporation ("CIENA"), pursuant to which (a) each outstanding share of Common Stock, par value $.01 per share, of CIENA, together with any associated preferred stock purchase rights, will be converted into one share of Common Stock, par value $.01 per share, of Tellabs and (b) CIENA will become a wholly owned subsidiary of Tellabs, all as more fully described in the accompanying Joint Proxy Statement/Prospectus; and

          2. To transact such other business as properly may come before the Tellabs Special Meeting or any one or more adjournments or postponements thereof.

     Only stockholders of record at the close of business on July 20, 1998 are entitled to notice of and to vote at the Tellabs Special Meeting and at any and all adjournments or postponements thereof.

     Your vote is important. Please complete the accompanying proxy and return it promptly in the addressed envelope enclosed.

                                          By Order of the Board of Directors,

                                          /s/ Margaret Maxwell Zagel
                                          -------------------------------------
                                          Margaret Maxwell Zagel
                                          Secretary

July 21, 1998
Lisle, Illinois

CIENA LOGO

                                                                   July 21, 1998

Dear Stockholder:

     You are cordially invited to attend the Special Meeting of Stockholders of CIENA Corporation ("CIENA") to be held on Friday, August 21, 1998 at the Harbor Court Hotel located at 550 Light Street, Baltimore, Maryland 21202, at 11:00 A.M., local time (the "CIENA Special Meeting").

     At the CIENA Special Meeting you will be asked to consider a proposal to approve and adopt the Agreement and Plan of Merger dated as of June 2, 1998 (the "Merger Agreement") among Tellabs, Inc. ("Tellabs"), White Oak Merger Corp., a wholly owned subsidiary of Tellabs ("Sub"), and CIENA, pursuant to which Sub will be merged with and into CIENA (the "Merger"), and CIENA will become a wholly owned subsidiary of Tellabs.

     Subject to the terms and conditions of the Merger Agreement, each share of Common Stock, par value $.01 per share, of CIENA ("CIENA Common Stock") outstanding immediately prior to the effective time of the Merger, together with any associated preferred stock purchase rights, will be converted into one (the "Exchange Ratio") share of Common Stock, par value $.01 per share, of Tellabs ("Tellabs Common Stock"). Cash will be paid in lieu of any fractional share of Tellabs Common Stock.

     YOUR BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS FAIR TO AND IN THE BEST INTEREST OF CIENA AND ITS STOCKHOLDERS. YOUR BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE FOR ITS APPROVAL AND ADOPTION. YOUR BOARD HAS RECEIVED THE WRITTEN OPINION OF MORGAN STANLEY & CO. INCORPORATED, DATED JUNE 2, 1998, AS TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF CIENA COMMON STOCK. YOU ARE ENCOURAGED TO READ THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS, WHICH PROVIDES DETAILED INFORMATION CONCERNING THE MERGER AND ADDITIONAL INFORMATION REGARDING TELLABS AND CIENA.

     Your vote is important, regardless of the number of shares you own. In order for the Merger Agreement to be approved and adopted, the affirmative vote of the holders of a majority of the outstanding shares of CIENA Common Stock entitled to vote thereon is required. Accordingly, on behalf of your Board of Directors, I urge you to complete, date and sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope. This will not prevent you from attending the CIENA Special Meeting or voting in person, but will assure that your vote is counted if you are unable to attend the CIENA Special Meeting. You may revoke your proxy at any time by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Secretary of CIENA at CIENA's principal executive offices prior to the CIENA Special Meeting or by attending the CIENA Special Meeting and voting in person.

     On behalf of the Board of Directors, I thank you for your support and urge you to vote FOR approval of the Merger Agreement.

                                          Sincerely,

                                          /s/ Patrick H. Nettles

                                          Patrick H. Nettles
                                          President and Chief Executive Officer

                               CIENA CORPORATION
                              1201 WINTERSON ROAD
                           LINTHICUM, MARYLAND 21090

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 21, 1998

TO THE STOCKHOLDERS OF CIENA CORPORATION:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of CIENA Corporation ("CIENA") will be held on Friday, August 21, 1998, at the Harbor Court Hotel located at 550 Light Street, Baltimore, Maryland 21202, at 11:00 A.M., local time (the "CIENA Special Meeting"), for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of June 2, 1998 (the "Merger Agreement") among Tellabs, Inc., a Delaware corporation ("Tellabs"), White Oak Merger Corp., a Delaware corporation and a wholly owned subsidiary of Tellabs ("Sub"), and CIENA, providing for the merger of Sub with and into CIENA, pursuant to which (a) each outstanding share of Common Stock, par value $.01 per share, of CIENA, together with any associated preferred stock purchase rights, will be converted into one share of Tellabs Common Stock, and (b) CIENA will become a wholly owned subsidiary of Tellabs, all as more fully described in the accompanying Joint Proxy Statement/Prospectus; and

          2. To transact such other business as properly may come before the CIENA Special Meeting or any one or more adjournments or postponements thereof.

     Only stockholders of record at the close of business on July 20, 1998 are entitled to notice of and to vote at the CIENA Special Meeting and at any and all adjournments or postponements thereof.

     Your vote is important. Please complete the accompanying proxy and return it promptly in the addressed envelope enclosed.

                                          By Order of the Board of Directors,

                                          /s/ G. Eric Georgatos

                                          G. Eric Georgatos
                                          Vice President, General Counsel and
                                          Secretary
July 21, 1998
Linthicum, Maryland
--------------------------------------------------------------------------------

 Regardless of whether you plan to attend the CIENA Special Meeting, please sign, date and return the enclosed proxy card in the envelope provided. PLEASE DO NOT SEND STOCK CERTIFICATES FOR YOUR SHARES AT THIS TIME.
--------------------------------------------------------------------------------

                                 TELLABS, INC.
                                      AND
                               CIENA CORPORATION
                             JOINT PROXY STATEMENT

                                 TELLABS, INC.
                                   PROSPECTUS

     This Joint Proxy Statement/Prospectus is being furnished to the holders of Common Stock, par value $.01 per share ("Tellabs Common Stock"), of Tellabs, Inc., a Delaware corporation ("Tellabs"), in connection with the solicitation of proxies by the Board of Directors of Tellabs (the "Tellabs Board") for use at a Special Meeting of Stockholders of Tellabs to be held on Friday, August 21, 1998 at Tellabs' offices located at 4951 Indiana Avenue, Lisle, Illinois 60532-1698, at 10:00 A.M., local time, and at any and all adjournments or postponements thereof (the "Tellabs Special Meeting").

     This Joint Proxy Statement/Prospectus is also being furnished to the holders of Common Stock, par value $.01 per share ("CIENA Common Stock"), of CIENA Corporation, a Delaware corporation ("CIENA"), in connection with the solicitation of proxies by the Board of Directors of CIENA (the "CIENA Board") for use at a Special Meeting of Stockholders of CIENA to be held on Friday, August 21, 1998 at the Harbor Court Hotel located at 550 Light Street, Baltimore, Maryland 21202, at 11:00 A.M., local time, and at any and all adjournments or postponements thereof (the "CIENA Special Meeting" and, together with the Tellabs Special Meeting, the "Special Meetings").

     This Joint Proxy Statement/Prospectus relates to the Agreement and Plan of Merger dated as of June 2, 1998 (the "Merger Agreement") among Tellabs, White Oak Merger Corp., a Delaware corporation and a wholly owned subsidiary of Tellabs ("Sub"), and CIENA, which provides for the merger of Sub with and into CIENA (the "Merger"), with CIENA surviving as a wholly owned subsidiary of Tellabs. Subject to the terms and conditions of the Merger Agreement, each share of CIENA Common Stock outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger (other than shares held by CIENA as treasury stock or by its wholly owned subsidiaries or by Tellabs, which will be canceled), together with any associated preferred stock purchase rights, will be converted into one (the "Exchange Ratio") share of Tellabs Common Stock. Cash will be paid in lieu of any fractional share of Tellabs Common Stock. All options to purchase shares of CIENA Common Stock outstanding at the Effective Time will be converted into options to purchase shares of Tellabs Common Stock pursuant to the Merger Agreement.

     The consummation of the Merger is subject, among other things, to: (i) the approval of the issuance of Tellabs Common Stock pursuant to the Merger in accordance with the terms of the Merger Agreement (the "Share Issuance") by the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Tellabs Special Meeting and entitled to vote on the Share Issuance; (ii) the approval and adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of CIENA Common Stock entitled to vote thereon; and (iii) the receipt of certain regulatory approvals. A conformed copy of the Merger Agreement is attached hereto as Annex A.

     This Joint Proxy Statement/Prospectus also constitutes the Prospectus of Tellabs filed as part of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of Tellabs Common Stock to be delivered pursuant to the Merger Agreement.

     Shares of Tellabs Common Stock are listed for trading under the symbol "TLAB" on the Nasdaq Stock Market ("Nasdaq"). Shares of CIENA Common Stock are listed for trading under the symbol "CIEN" on Nasdaq. On June 2, 1998, the last trading day prior to the public announcement of the execution of the Merger Agreement, the last sale price of Tellabs Common Stock, as reported by Nasdaq, was $65 7/8 per share and the last sale price of CIENA Common Stock, as reported by Nasdaq, was $57 9/16 per share. On July 20, 1998, the last trading day prior to the date of this Joint Proxy Statement/Prospectus, the last sale price of Tellabs Common Stock, as reported by Nasdaq, was $89 per share and the last sale price of CIENA Common Stock, as reported by Nasdaq, was $88 5/8 per share.

     SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE EXECUTING A PROXY SOLICITED HEREBY.
     This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to the stockholders of Tellabs and CIENA on or about July 22, 1998.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

       The date of this Joint Proxy Statement/Prospectus is July 21, 1998

                               TABLE OF CONTENTS

AVAILABLE INFORMATION...................      1
INCORPORATION OF DOCUMENTS BY
  REFERENCE.............................      1
CAUTIONARY NOTE REGARDING
  FORWARD-LOOKING STATEMENTS............      2
SUMMARY.................................      3
  The Companies.........................      3
  Risk Factors..........................      3
  Tellabs Special Meeting...............      4
  CIENA Special Meeting.................      4
  The Merger and the Merger Agreement...      5
  Interests of Certain Persons in the
     Merger.............................      7
  Stock Option Agreement................      7
  Stockholder Agreements................      8
  Comparison of the Rights of Holders of
     Tellabs Common Stock and CIENA
     Common Stock.......................      8
  Selected Consolidated Financial Data
     of Tellabs.........................      9
  Selected Consolidated Financial Data
     of CIENA...........................     10
  Selected Unaudited Pro Forma Condensed
     Combined Financial Data............     11
  Comparative Per Share Data of Tellabs
     and CIENA..........................     12
  Market Prices.........................     13
  Recent Developments...................     14
RISK FACTORS............................     15
TELLABS SPECIAL MEETING.................     17
  Purpose...............................     17
  Record Date; Voting Rights............     17
  Quorum................................     17
  Proxies...............................     17
  Solicitation of Proxies...............     18
  Required Vote.........................     18
  Share Ownership of Management.........     18
CIENA SPECIAL MEETING...................     18
  Purpose...............................     18
  Record Date; Voting Rights............     19
  Quorum................................     19
  Proxies...............................     19
  Solicitation of Proxies...............     19
  Required Vote.........................     20
  Share Ownership of Management.........     20
THE MERGER..............................     21
  General...............................     21
  Effective Time........................     21
  Background of the Merger..............     21
  Tellabs' Reasons for the Merger;
     Recommendation of its Board of
     Directors..........................     24
  Opinion of Tellabs' Financial
     Advisor............................     25
  CIENA's Reasons for the Merger;
     Recommendation of its Board of
     Directors..........................     28
  Opinion of CIENA's Financial
     Advisor............................     32
  Certain Federal Income Tax
     Consequences.......................     36
  Anticipated Accounting Treatment......     37
  Governmental and Regulatory
     Approvals..........................     37
  Percentage Ownership Interest of CIENA
     Stockholders after the Merger......     38
  Absence of Appraisal Rights...........     39
  Resales of Tellabs Common Stock.......     39
THE MERGER AGREEMENT....................     40
  Terms of the Merger...................     40
  Surrender and Payment.................     40
  Fractional Shares.....................     41
  Conditions to the Merger..............     41
  Representations and Warranties........     43
  Conduct of Business Pending the
     Merger.............................     43
     Actions by CIENA...................     43
     Actions by Tellabs.................     44
  CIENA Stock Options...................     45
  Employee Benefit Plans and
     Agreements.........................     45
  No Solicitation.......................     45
  Indemnification; Directors and
     Officers Insurance.................     46
  Directorships.........................     46
  Termination...........................     47
  Fees and Expenses.....................     48
  Amendment.............................     50
  Waiver................................     50
INTERESTS OF CERTAIN PERSONS IN THE
  MERGER................................     50
THE STOCK OPTION AGREEMENT..............     52
STOCKHOLDER AGREEMENTS..................     54
UNAUDITED PRO FORMA CONDENSED COMBINED
  FINANCIAL STATEMENTS..................     55
DESCRIPTION OF TELLABS COMMON STOCK.....     62
  Capital Stock.........................     62
  Dividend Rights.......................     62
  Voting Rights.........................     62
  Change of Control.....................     62
     Charter and By-law Provisions......     63
     DGCL...............................     63

  Liquidation Rights....................     64
  Miscellaneous.........................     64

COMPARISON OF THE RIGHTS
  OF HOLDERS OF TELLABS
  COMMON STOCK AND CIENA
  COMMON STOCK..........................     65
  General...............................     65
  Dividends.............................     65
  Voting Rights.........................     65
  Directors.............................     65
  Call of Special Meetings..............     66
  Action of Stockholders Without a
     Meeting............................     66
  Stockholder Proposals.................     67
  Amendment to Certificate of
     Incorporation......................     67
  Amendment to By-laws..................     67
  Approval of Mergers and Asset Sales...     67
  Indemnification of Directors and
     Officers...........................     68
  Anti-Takeover Provisions..............     68
  Rights Agreement......................     68
  Liquidation...........................     69
  Miscellaneous.........................     70

BUSINESS OF TELLABS.....................     70

BUSINESS OF CIENA.......................     70

EXPERTS.................................     71

LEGAL OPINIONS..........................     72

ANNEXES

ANNEX A AGREEMENT AND PLAN OF
        MERGER

ANNEX B OPINION OF GOLDMAN,
        SACHS & CO.

ANNEX C OPINION OF MORGAN
        STANLEY & CO. INCORPORATED

ANNEX D STOCK OPTION AGREEMENT

                             AVAILABLE INFORMATION

     Tellabs and CIENA are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the SEC: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies may also be obtained by mail at prescribed rates from the Public Reference Section of the SEC at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Information concerning the operation of the SEC's Public Reference Room may be obtained by calling 1-800-SEC-0330. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including Tellabs and CIENA, that file electronically with the SEC. Copies of such materials relating to Tellabs and CIENA can also be inspected at the offices of Nasdaq, 1735 K Street, N.W., Washington, D.C. 20006.

     This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to the Registration Statement and the Exhibits thereto for further information. Statements contained or incorporated by reference herein concerning the provisions of any agreement or other document filed as an Exhibit to the Registration Statement or otherwise filed with the SEC are not necessarily complete and reference is hereby made to the copy thereof so filed for more detailed information, each such statement being qualified in its entirety by such reference.

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS (OTHER THAN EXHIBITS THERETO WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, TO ANY BENEFICIAL OWNER OF SHARES OF TELLABS COMMON STOCK OR CIENA COMMON STOCK TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO, IN THE CASE OF DOCUMENTS RELATING TO TELLABS, SECRETARY, TELLABS, INC., 4951 INDIANA AVENUE, LISLE, ILLINOIS 60532-1698, TELEPHONE NUMBER (630) 378-8800 AND, IN THE CASE OF DOCUMENTS RELATING TO CIENA, ATTENTION: GENERAL COUNSEL, 1201 WINTERSON ROAD, LINTHICUM, MARYLAND 21090, TELEPHONE NUMBER (410) 865-8500. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETINGS, ANY REQUEST THEREFOR SHOULD BE MADE NOT LATER THAN AUGUST 14, 1998.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents heretofore filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

          1. Tellabs' Annual Report on Form 10-K for the fiscal year ended January 2, 1998, as amended by the Form 10-K/A filed on March 31, 1998;

          2. Tellabs' Quarterly Report on Form 10-Q for the quarter ended April 3, 1998;

          3. Tellabs' Current Reports on Form 8-K reporting events on February 16, 1998, April 13, 1998 and June 2, 1998;

          4. The description of Tellabs Common Stock in Tellabs' Registration Statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description;

          5. CIENA's Annual Report on Form 10-K for the fiscal year ended October 31, 1997;

          6. CIENA's Quarterly Reports on Form 10-Q for the quarters ended January 31, 1998 and April 30, 1998; and

          7. CIENA's Current Reports on Form 8-K reporting events on December 29, 1997, February 19, 1998 and June 2, 1998.

     All reports and other documents filed by either Tellabs or CIENA pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement/Prospectus and prior to the date of the Tellabs Special Meeting or the CIENA Special Meeting, respectively, shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.
                            ------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY EITHER TELLABS OR CIENA. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, NOR DOES IT CONSTITUTE THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF TELLABS OR CIENA SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                            ------------------------

     All information contained in this Joint Proxy Statement/Prospectus with respect to Tellabs and Sub has been provided by Tellabs. All information contained in this Joint Proxy Statement/Prospectus with respect to CIENA has been provided by CIENA.
                            ------------------------

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     All statements, trend analyses and other information contained in this Joint Proxy Statement/Prospectus or any document incorporated by reference herein relating to markets for Tellabs' or CIENA's products and trends in Tellabs' or CIENA's results of operations or financial conditions, as well as other forward-looking statements including those containing words such as "will," "should," "could," "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties that may cause results and conditions to differ materially from such forward-looking statements. Such risks and uncertainties include, but are not limited to, economic conditions, product demand and industry capacity, competitive products and pricing, manufacturing efficiencies, research and new product development, protection of and access to intellectual property, patents and technology, ability to attract and retain highly qualified personnel, availability of components and critical manufacturing equipment, ability of vendors and third parties to respond to Year 2000 issues, facility construction and start-ups, the regulatory and trade environment, the availability and terms of future acquisitions, and other factors listed in the "RISK FACTORS" section of this Joint Proxy Statement/Prospectus, contained elsewhere in this Joint Proxy Statement/Prospectus and disclosed from time to time in Tellabs' or CIENA's filings with the SEC. In addition to the above, such forward-looking statements are subject to uncertainties relating to the synergies, charges and expenses associated with the Merger. Tellabs and CIENA expressly disclaim any duty to update such forward-looking statements.

     As used herein, unless the context otherwise clearly requires, "Tellabs" refers to Tellabs, Inc. and its consolidated subsidiaries and "CIENA" refers to CIENA Corporation and its consolidated subsidiaries. Capitalized terms not defined herein have the respective meanings specified in the Merger Agreement.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere or incorporated by reference in this Joint Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Joint Proxy Statement/ Prospectus and the Annexes hereto.
                           -------------------------

     STOCKHOLDERS OF TELLABS AND CIENA ARE URGED TO CAREFULLY READ THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE ANNEXES HERETO IN THEIR ENTIRETY AND SHOULD CONSIDER CAREFULLY THE INFORMATION SET FORTH BELOW UNDER THE HEADING "RISK FACTORS."
                           -------------------------

THE COMPANIES

     Tellabs. Tellabs designs, manufactures, markets and services voice and data transport and network access systems that are used worldwide by public telephone companies, long-distance carriers, alternate service providers, cellular and other wireless service providers, cable operators, government agencies, utilities and business end-users.

     Tellabs was incorporated in Delaware in 1992 in connection with the reincorporation of its predecessor from an Illinois to a Delaware corporation. Tellabs' predecessor corporation began operations in 1975 and became a public company in 1980. Tellabs' principal executive offices are located at 4951 Indiana Avenue, Lisle, Illinois 60532-1698 and its telephone number is (630) 378-8800. For further information concerning Tellabs, see "-- Selected Consolidated Financial Data of Tellabs," "BUSINESS OF TELLABS," "AVAILABLE INFORMATION" and "INCORPORATION OF DOCUMENTS BY REFERENCE."

     CIENA. CIENA designs, manufactures and sells open architecture, dense wavelength division multiplexing ("DWDM") systems for fiberoptic communications networks, including long-distance and local-exchange carriers. CIENA also provides a range of engineering, furnishing and installation services for telecommunications service providers.

     CIENA was incorporated in Delaware in November 1992. CIENA's principal executive offices are located at 1201 Winterson Road, Linthicum, Maryland 21090 and its telephone number is (410) 865-8500. For further information concerning CIENA, see "-- Selected Consolidated Financial Data of CIENA," "BUSINESS OF CIENA," "AVAILABLE INFORMATION" and "INCORPORATION OF DOCUMENTS BY REFERENCE."

     Sub. Sub was incorporated in Delaware on May 26, 1998 as a wholly owned subsidiary of Tellabs solely for the purpose of consummating the Merger and the other transactions contemplated by the Merger Agreement. Sub has minimal assets and no business and has carried on no activities which are not directly related to its formation and its execution of the Merger Agreement. Its principal executive offices are located at 4951 Indiana Avenue, Lisle, Illinois 60532-1698 and its telephone number is (630) 378-8800.

RISK FACTORS

     In considering whether to approve the Share Issuance or to approve and adopt the Merger Agreement, as the case may be, the stockholders of Tellabs and CIENA should consider that: (i) the Exchange Ratio is expressed in the Merger Agreement as a fixed ratio and will not be adjusted in the event of any increase or decrease in the price of either Tellabs Common Stock or CIENA Common Stock;
(ii) there are risks associated with achieving successful integration of the business operations of Tellabs and CIENA, including the possibility of delays in accomplishing the same; (iii) there is intense competition in the telecommunications industry, and the combined company is expected to have a higher profile in the industry and, therefore, may be subject to more aggressive competitive responses than either Tellabs or CIENA individually; (iv) CIENA has historically experienced significant fluctuations in its operating results and has a more limited ability to forecast future sales, which may cause unpredictability in the future operating results and a greater degree of stock price volatility for the combined company; (v) there is no assurance that certain key employees will remain with the combined company; (vi) there can be no assurance that the combined company will find attractive acquisition candidates or that it will be successful at effectively managing the interaction of acquired businesses into the existing business; and (vii) there is uncertainty as to the amount of the one-time Merger-related costs and tax consequences related thereto. See "RISK FACTORS."

TELLABS SPECIAL MEETING

     Purpose. The Tellabs Special Meeting will be held on Friday, August 21, 1998, at Tellabs' offices located at 4951 Indiana Avenue, Lisle, Illinois 60532-1698, at 10:00 A.M., local time, to consider and vote upon a proposal to approve the Share Issuance. The stockholders of Tellabs will also be asked to consider and take actions upon any other business which may properly be brought before the Tellabs Special Meeting. See "TELLABS SPECIAL MEETING -- Purpose."

     Record Date. Only holders of record of Tellabs Common Stock at the close of business on July 20, 1998 (the "Tellabs Record Date") are entitled to receive notice of and to vote at the Tellabs Special Meeting. At the close of business on the Tellabs Record Date, there were 182,558,702 shares of Tellabs Common Stock outstanding, each of which entitles the registered holder thereof to one vote. See "TELLABS SPECIAL MEETING -- Record Date; Voting Rights."

     Share Ownership of Management. At the close of business on the Tellabs Record Date, directors and executive officers of Tellabs beneficially owned and had the right to vote in the aggregate 21,185,439 shares (approximately 11.6%) of the shares of Tellabs Common Stock then outstanding. See "TELLABS SPECIAL MEETING -- Share Ownership of Management."

     Required Vote. Approval of the Share Issuance will require the affirmative vote of a majority of the shares present in person or by proxy at the Tellabs Special Meeting and entitled to vote on the Share Issuance (assuming a quorum is present). Brokers who hold Tellabs Common Stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. Broker non-votes and abstentions will have the effect of a vote against approval of the Share Issuance.

     Change of Vote. Tellabs' stockholders who have executed a proxy may revoke the proxy at any time prior to its exercise at the Tellabs Special Meeting by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Secretary of Tellabs at Tellabs' principal offices prior to the Tellabs Special Meeting or by attending the Tellabs Special Meeting and voting in person. Accordingly, Tellabs' stockholders who have executed and returned proxy cards in advance of the Tellabs Special Meeting may change their vote at any time prior to the Tellabs Special Meeting.

CIENA SPECIAL MEETING

     Purpose. The CIENA Special Meeting will be held on Friday, August 21, 1998 at the Harbor Court Hotel located at 550 Light Street, Baltimore, Maryland 21202, at 11:00 A.M., local time, to consider and vote upon a proposal to approve and adopt the Merger Agreement, which provides for the merger of Sub with and into CIENA, with CIENA surviving the Merger as a wholly owned subsidiary of Tellabs. The stockholders of CIENA will also consider and take action upon any other business which may properly be brought before the CIENA Special Meeting. See "CIENA SPECIAL MEETING -- Purpose."

     Record Date. Only holders of record of CIENA Common Stock at the close of business on July 20, 1998 (the "CIENA Record Date") are entitled to receive notice of and to vote at the CIENA Special Meeting. At the close of business on the CIENA Record Date, there were 102,506,531 shares of CIENA Common Stock outstanding, each of which entitles the registered holder thereof to one vote. See "CIENA SPECIAL MEETING -- Record Date; Voting Rights."

     Share Ownership of Management. At the close of business on the CIENA Record Date, directors and executive officers of CIENA beneficially owned and had the right to vote in the aggregate 4,876,725 shares (approximately 4.8%) of the shares of CIENA Common Stock then outstanding. See "CIENA SPECIAL
MEETING -- Share Ownership of Management."

     Required Vote. Approval and adoption of the Merger Agreement will require the affirmative vote of the holders of a majority of the outstanding shares of CIENA Common Stock entitled to vote thereon. Brokers who hold CIENA Common Stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. Broker non-votes and abstentions have the effect of a vote against the approval and adoption of the Merger Agreement. Stockholders of CIENA who have the right to vote approximately 4,726,775 shares (approximately 4.6%) of the outstanding shares of CIENA Common Stock at the close of business on the CIENA Record Date have agreed pursuant to the Stockholder Agreements (as defined herein) to vote in favor of approval and adoption of the Merger Agreement at the CIENA Special Meeting. See "CIENA SPECIAL MEETING -- Required Vote" and "STOCKHOLDER AGREEMENTS."

     Change of Vote. CIENA stockholders who have executed a proxy may revoke the proxy at any time prior to its exercise at the CIENA Special Meeting by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, CIENA at CIENA's principal executive offices prior to the CIENA Special Meeting or by attending the CIENA Special Meeting and voting in person. Accordingly, CIENA stockholders who have executed and returned proxy cards in advance of the CIENA Special Meeting may change their vote at any time prior to or at the CIENA Special Meeting.

THE MERGER AND THE MERGER AGREEMENT

     General. At the Effective Time of the Merger, Sub will be merged with and into CIENA, with CIENA continuing as the surviving corporation (the "Surviving Corporation") and as a wholly owned subsidiary of Tellabs, and the separate corporate existence of Sub will cease. Subject to the terms and conditions of the Merger Agreement, each share of CIENA Common Stock outstanding immediately prior to the Effective Time (other than shares held by CIENA as treasury stock or by its wholly owned subsidiaries or by Tellabs, which will be canceled), together with associated preferred stock purchase rights, will be converted into one share of Tellabs Common Stock. Cash will be paid in lieu of any fractional share of Tellabs Common Stock. See "THE MERGER AGREEMENT -- Terms of the Merger" and "-- Fractional Shares."

     Effective Time. The Merger will become effective (the "Effective Time") upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger. The filing of the Certificate of Merger will occur no later than the second business day following the satisfaction or waiver of the conditions set forth in the Merger Agreement. See "THE MERGER -- Effective Time" and "THE MERGER AGREEMENT -- Terms of the Merger."

     Recommendation of the Tellabs Board. The Tellabs Board believes that the Merger and the Share Issuance are fair to and in the best interests of Tellabs and its stockholders and has unanimously approved the Merger Agreement. THE TELLABS BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF TELLABS VOTE IN FAVOR OF THE SHARE ISSUANCE. See "THE MERGER -- Tellabs' Reasons for the Merger; Recommendation of its Board of Directors."

     Recommendation of the CIENA Board. The CIENA Board believes that the Merger is fair to and in the best interests of CIENA and its stockholders and has unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby. THE CIENA BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF CIENA VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. See "THE MERGER -- CIENA's Reasons for the Merger; Recommendation of its Board of Directors."

     Opinion of Tellabs' Financial Advisor. On June 2, 1998, Goldman Sachs & Co. ("Goldman Sachs"), financial advisor to Tellabs in connection with the Merger, delivered its written opinion to the Tellabs Board to the effect that, as of such date, the Exchange Ratio was fair to Tellabs from a financial point of view. The full text of such written opinion of Goldman Sachs, which sets forth assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex B to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. The opinion of Goldman Sachs referred to herein does not constitute a recommendation as to how any holder of Tellabs Common Stock should vote with respect to the Share

Issuance. HOLDERS OF TELLABS COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION CAREFULLY AND IN ITS ENTIRETY. See "THE MERGER -- Opinion of Tellabs' Financial Advisor."

     Opinion of CIENA's Financial Advisor. On June 2, 1998, Morgan Stanley & Co. Incorporated ("Morgan Stanley"), financial advisor to CIENA in connection with the Merger, delivered its written opinion to the CIENA Board to the effect that, as of such date, the Exchange Ratio was fair to the holders of CIENA Common Stock from a financial point of view. The full text of such written opinion of Morgan Stanley, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of review undertaken, is attached hereto as Annex C to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. The opinion of Morgan Stanley referred to herein does not constitute a recommendation as to how any holder of CIENA Common Stock should vote with respect to approval and adoption of the Merger Agreement. HOLDERS OF CIENA COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION CAREFULLY AND IN ITS ENTIRETY. See "THE MERGER -- Opinion of CIENA's Financial Advisor."

     Certain Federal Income Tax Consequences. The Merger is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). If the Merger so qualifies, in general no gain or loss will be recognized for United States federal income tax purposes by the stockholders of CIENA upon the exchange of their CIENA Common Stock solely for shares of Tellabs Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Tellabs Common Stock. Stockholders of CIENA are urged to consult their own tax advisors regarding the specific tax consequences to such holder of the Merger, including the application of federal, state, local and foreign tax laws. See "THE MERGER -- Certain Federal Income Tax Consequences" and "THE MERGER AGREEMENT -- Conditions to the Merger."

     Anticipated Accounting Treatment. The Merger is expected to be accounted for as a "pooling of interests" for accounting and financial reporting purposes. It is a condition to the consummation of the Merger that Tellabs receive an opinion of Ernst & Young LLP that the Merger will qualify for pooling of interests accounting. See "THE MERGER -- Anticipated Accounting Treatment" and "THE MERGER AGREEMENT -- Conditions to the Merger."

     Absence of Appraisal Rights. Under the Delaware General Corporation Law, as amended (the "DGCL"), the stockholders of Tellabs are not entitled to appraisal rights with respect to the Share Issuance and the stockholders of CIENA are not entitled to appraisal rights with respect to the approval and adoption of the Merger Agreement. See "THE MERGER -- Absence of Appraisal Rights."

     Exchange of Stock Certificates. As soon as practicable after the Effective Time, Tellabs will instruct the Exchange Agent (as defined herein) to mail a letter of transmittal to each record holder of shares of CIENA Common Stock advising such holder of the procedure for surrendering certificates representing such shares of CIENA Common Stock in exchange for certificates representing shares of Tellabs Common Stock. Upon surrender to the Exchange Agent for cancellation of all certificates held by any record holder of shares of CIENA Common Stock, together with a duly executed letter of transmittal, the holder of such certificates will be entitled to receive in exchange therefor a certificate representing the number of whole shares of Tellabs Common Stock into which the shares represented by the surrendered certificates will have been converted at the Effective Time, and all certificates representing shares of CIENA Common Stock will be canceled. See "THE MERGER AGREEMENT -- Surrender and Payment."

     Conditions to the Merger. The obligations of Tellabs and CIENA to consummate the Merger are subject to the satisfaction of certain conditions, including, without limitation, obtaining the requisite approvals from Tellabs and CIENA stockholders, delivery to Tellabs and CIENA of tax opinions, delivery to Tellabs of certain accountant letters regarding pooling of interest accounting treatment of the Merger, the continued accuracy of the representations and warranties contained in the Merger Agreement and the receipt of certain governmental consents and approvals, including, without limitation, the expiration (or earlier termination) of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). See "THE MERGER -- Governmental and Regulatory Approvals" and "THE MERGER AGREEMENT -- Conditions to the Merger." On July 15, 1998, Tellabs and CIENA received notice of early termination of the waiting period under the HSR Act.

     Termination of the Merger Agreement; Fees and Expenses. The Merger Agreement may be terminated at any time prior to the Effective Time under certain circumstances, including, among others, (i) by mutual written consent of Tellabs and CIENA; (ii) by either Tellabs or CIENA if the other fails to comply in any material respect with any of its covenants or agreements contained in the Merger Agreement required to be complied with prior to the date of such termination, or materially breaches any representation or warranty that is not qualified as to materiality, or breaches any representation or warranty that is so qualified (in each case after a 30 business day cure period following receipt of written notice of such breach); (iii) by either Tellabs or CIENA if the Merger has not been effected on or prior to December 31, 1998, subject to certain limitations; (iv) by either Tellabs or CIENA if the requisite stockholder approvals are not obtained, subject to certain limitations; (v) by Tellabs or CIENA if CIENA enters into a merger, acquisition or other agreement to effect a Superior Proposal (as defined herein) after certain conditions have been satisfied; (vi) by Tellabs if the CIENA Board withdraws or modifies its recommendation of the Merger, recommends a competing transaction or fails to recommend against a tender or exchange offer by a third party or if any person (other than Tellabs) acquires or becomes the beneficial owner of 20% or more of the outstanding shares of CIENA Common Stock; and (vii) by CIENA if the Tellabs Board withdraws or modifies its recommendation of the Share Issuance. See "THE MERGER AGREEMENT -- Termination." The Merger Agreement provides for the payment of termination fees by CIENA to Tellabs, not to exceed $200 million plus expenses, following a termination of the Merger Agreement under certain circumstances. See "THE MERGER AGREEMENT -- Fees and Expenses" and "THE STOCK OPTION AGREEMENT."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain persons, as members of CIENA's management or the CIENA Board, have interests in the Merger in addition to their interests as stockholders of CIENA. Four of the current directors of CIENA, Messrs. Patrick H. Nettles, Jon W. Bayless, Stephen Bradley and Billy B. Oliver, will be elected to the Tellabs Board promptly following the Effective Time. Moreover, as a result of the consummation of the Merger, all options to purchase shares of CIENA Common Stock (the "CIENA Stock Options") outstanding at the Effective Time will be converted into options to purchase shares of Tellabs Common Stock pursuant to the Merger Agreement. In addition, unvested CIENA Stock Options which, at the Effective Time, shall have been outstanding for at least one year will become fully vested at that time. As of July 20, 1998, executive officers and directors of CIENA held CIENA Stock Options to purchase approximately 3,232,042 shares of CIENA Common Stock which, at the Effective Time, will be converted into options to purchase shares of Tellabs Common Stock. Of such CIENA Stock Options, an aggregate of approximately 2,002,902 options, which were unvested as of such date, will become fully vested at the Effective Time. Officers and directors of CIENA will also continue to have the benefit of indemnification and directors' and officers' insurance protection for six years after the Effective Time. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER."

STOCK OPTION AGREEMENT

     Concurrently with the execution of the Merger Agreement, in order to induce Tellabs to enter into the Merger Agreement, Tellabs and CIENA entered into a Stock Option Agreement (the "Stock Option Agreement") pursuant to which CIENA granted Tellabs an option (the "Tellabs Option") to purchase up to 20,200,000 shares of CIENA Common Stock (or approximately 19.9% of the outstanding shares of CIENA Common Stock as of the CIENA Record Date) at an exercise price of $65.875 per share (i.e. the last reported sale price of Tellabs Common Stock on June 2, 1998 multiplied by the Exchange Ratio), payable in cash and/or Tellabs Common Stock. The Tellabs Option is exercisable only upon the occurrence of certain events and provides Tellabs the right, under certain circumstances, to require CIENA to purchase for cash the unexercised portion of the Tellabs Option. The Stock Option Agreement may have the effect of discouraging persons who may, now or prior to the Effective Time, be interested in acquiring all of or a significant interest in CIENA from considering or proposing such an acquisition, even if such persons were prepared to offer to pay consideration to stockholders of CIENA that had a higher current market price than the one share of Tellabs Common Stock to be received for each share of CIENA Common Stock pursuant to the Merger Agreement.

A copy of the Stock Option Agreement is attached hereto as Annex D. See "THE STOCK OPTION AGREEMENT."

STOCKHOLDER AGREEMENTS

     Concurrently with the execution of the Merger Agreement, in order to induce Tellabs to enter into the Merger Agreement, each of Jon W. Bayless, Steven Bradley, Harvey B. Cash, Clifford H. Higgerson, Patrick H. Nettles, Billy B. Oliver and Michael J. Zak (being all of the current directors of CIENA) and Stephen W. Chaddick, Senior Vice President, Products and Technologies, and Lawrence P. Huang, Senior Vice President, Sales and Marketing (collectively, the "Stockholders"), who have the right to vote approximately 4,726,775 shares (approximately 4.6%) of the outstanding shares of CIENA Common Stock as of the CIENA Record Date, entered into stockholder agreements (the "Stockholder Agreements") with Tellabs. The Stockholder Agreements provide, among other things, that: (a) at the CIENA Special Meeting (or at any adjournment thereof) the Stockholder will vote the shares of CIENA Common Stock owned by such Stockholder in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement; (b) the Stockholder will vote such shares of CIENA Common Stock against any amendment of the CIENA Charter (as defined herein) or the CIENA By-laws (as defined herein), which would impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated thereby, or would change the voting rights of any class of capital stock of CIENA; (c) the Stockholder will not (i) transfer (with certain exceptions) such shares of CIENA Common Stock to any person or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in relation to such shares of CIENA Common Stock; and (d) the Stockholder will not solicit any Takeover Proposal (as defined herein) or participate in any discussions (including furnishing information) regarding any Takeover Proposal. See "STOCKHOLDER AGREEMENTS."

COMPARISON OF THE RIGHTS OF HOLDERS OF TELLABS COMMON STOCK AND CIENA COMMON
STOCK

     Upon consummation of the Merger, the CIENA stockholders will become stockholders of Tellabs. See "COMPARISON OF THE RIGHTS OF HOLDERS OF TELLABS COMMON STOCK AND CIENA COMMON STOCK" for a summary of the material differences between the rights of holders of Tellabs Common Stock and the rights of holders of CIENA Common Stock.

                            SELECTED FINANCIAL DATA

SELECTED CONSOLIDATED FINANCIAL DATA OF TELLABS

     The following table sets forth selected historical consolidated financial data for Tellabs for each of the years ended January 2, 1998, December 27, 1996, December 29, 1995, December 30, 1994 and December 31, 1993 and for the three-month periods ended April 3, 1998 and March 28, 1997. Such data have been derived from, and should be read in conjunction with, the audited consolidated financial statements and other financial information contained in Tellabs' Annual Report on Form 10-K for the year ended January 2, 1998 and the unaudited consolidated financial statements and other financial information contained in Tellabs' Quarterly Report on Form 10-Q for the three months ended April 3, 1998, including in each case the notes thereto, which are incorporated by reference herein. See "AVAILABLE INFORMATION" and "INCORPORATION OF DOCUMENTS BY REFERENCE."

                                 THREE MONTHS ENDED
                               ----------------------                        FISCAL YEARS
                                APRIL 3,    MARCH 28,   ------------------------------------------------------
                                  1998        1997         1997        1996       1995       1994       1993
                                --------    ---------      ----        ----       ----       ----       ----
                                    (UNAUDITED)
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF EARNINGS DATA:
Net sales....................  $  327,502   $247,123    $1,203,546   $868,975   $635,229   $494,153   $320,463
Gross profit.................     207,283    151,703       758,003    519,243    363,835    270,003    164,255
Earnings before income
  taxes......................     101,102     94,725       399,529    175,282    162,825     97,824     35,801
Net earnings before
  cumulative effect of
  accounting change..........      68,244     63,087       263,689    117,965    115,606     72,389     30,467
Cumulative effect of
  accounting change..........          --         --            --         --         --         --      1,500
Net earnings.................      68,244     63,087       263,689    117,965    115,606     72,389     31,967
Earnings per share before
  cumulative effect of
  accounting change..........        0.38       0.35          1.46       0.66       0.66       0.42       0.18
Earnings per share before
  cumulative effect of
  accounting change, assuming
  dilution...................        0.37       0.34          1.42       0.64       0.63       0.40       0.17
Cumulative effect on earnings
  per share..................          --         --            --         --         --         --       0.01
Cumulative effect on earnings
  per share, assuming
  dilution...................          --         --            --         --         --         --       0.01
Earnings per share...........        0.38       0.35          1.46       0.66       0.66       0.42       0.19
Earnings per share, assuming
  dilution...................        0.37       0.34          1.42       0.64       0.63       0.40       0.18
BALANCE SHEET DATA -- AT
  PERIOD END:
Stockholders' equity.........  $1,033,050   $679,455    $  933,109   $591,276   $433,233   $292,790   $207,006
Total assets.................   1,286,717    845,500     1,183,379    743,823    552,051    390,067    328,766
Net working capital..........     726,789    430,331       637,114    343,840    267,806    138,317     64,285
Long-term debt...............       2,850      4,115         2,850      2,850      2,850      2,850      2,850

No cash dividends per common share were paid. Per share amounts are restated to reflect stock splits in 1996, 1995 and 1994.

SELECTED CONSOLIDATED FINANCIAL DATA OF CIENA

     The following table sets forth selected historical consolidated financial data for CIENA (which have been restated for the February 1998 business combination between CIENA and ATI Telecom International Ltd. accounted for under the pooling of interests method of accounting) for each of the last five years in the period ended October 31, 1997, for the three-month periods ended January 31, 1998 and 1997 and for the six-month periods ended April 30, 1998 and 1997. Such data (other than the balance sheet data at January 31, 1997 and April 30, 1997) have been derived from, and should be read in conjunction with, the audited consolidated financial statements and other financial information contained in CIENA's Current Report on Form 8-K filed on June 23, 1998 and the unaudited consolidated financial statements and other unaudited financial information contained in CIENA's Quarterly Report on Form 10-Q for the six months ended April 30, 1998, including in each case the notes thereto, which are incorporated by reference herein. See "AVAILABLE INFORMATION" and "INCORPORATION OF DOCUMENTS BY REFERENCE."

                                                    THREE MONTHS
                            SIX MONTHS ENDED            ENDED
                                APRIL 30,          JANUARY 31,(1)                 YEAR ENDED OCTOBER 31,(2)
                           -------------------   -------------------   ------------------------------------------------
                             1998       1997       1998       1997       1997      1996      1995      1994     1993(2)
                             ----       ----       ----       ----       ----      ----      ----      ----     -------
                               (UNAUDITED)           (UNAUDITED)
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
  DATA:
Revenue..................  $287,810   $161,276   $145,092   $ 63,673   $413,215   $88,463   $21,691   $20,890   $4,074
Gross profit.............   122,895     68,653     86,112     35,420    246,743    41,148     5,506     5,252    1,317
Income (loss) before
  income taxes...........    96,350     69,206     65,840     22,599    188,670    20,816    (5,624)       94      583
Basic net income (loss)
  per common share.......      0.54       0.80       0.39       0.97       1.53      1.25     (0.51)    (0.12)    0.06
Diluted net income (loss)
  per common and dilutive
  potential common
  share..................      0.41       0.41       0.37       0.14       1.11      0.19     (0.51)    (0.12)    0.06
BALANCE SHEET DATA -- AT
  PERIOD END:
Stockholders' equity
  (deficit)..............  $456,382   $216,047   $430,360   $ 24,664   $372,414   $10,783   $(6,662)  $  (300)  $  461
Total assets.............   575,057    291,172    551,105    112,586    463,279    79,676    17,706    12,076    4,897
Net working capital......   358,185    199,095    364,358     47,915    333,452    42,240     7,221     5,485    2,172
Long-term obligations,
  excluding current
  portion and deferred
  income
  taxes..................     1,779      2,281      1,942      3,060      1,885     3,465     2,074     1,901    2,201
Mandatorily redeemable
  preferred stock........        --         --         --     40,404         --    40,404    14,454     3,492       --

-------------------------
(1) Information is presented for the three-month periods ended January 31, 1998 and 1997, which has been used in the preparation of the unaudited pro forma condensed combined financial statements contained elsewhere herein.

(2) CIENA has a 52 or 53 week fiscal year which ends on the Saturday nearest to the last day of October in each year. For purposes of financial statement presentation, each fiscal year is described as having ended on October 31. Fiscal 1994, 1995 and 1997 comprised 52 weeks and fiscal 1996 comprised 53 weeks. In addition, information for the year ended October 31, 1993 is for the period beginning from the incorporation of CIENA (November 2, 1992) until the end of the period.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

     The unaudited pro forma condensed combined financial data give effect to the Merger on the historical consolidated financial statements of Tellabs and CIENA using the "pooling of interests" method of accounting. The unaudited pro forma condensed combined financial data are qualified in their entirety by reference to, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and notes thereto, included elsewhere herein, and the historical consolidated financial statements and notes thereto of Tellabs and CIENA, which are incorporated by reference in this Joint Proxy Statement/Prospectus. See "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS." The unaudited pro forma condensed combined financial data give effect to the Merger as if it had been consummated, with respect to statement of earnings data, at the beginning of the periods presented or, with respect to balance sheet data, as of the date presented. The unaudited pro forma condensed combined financial data have been included for illustrative purposes only, do not reflect any cost savings and other synergies anticipated by Tellabs' management as a result of the Merger and are not necessarily indicative of the results of operations or financial position that would have occurred had the Merger been consummated at the dates indicated, nor are they necessarily indicative of future results of operations or financial position of the merged companies.

                                                        FIRST
                                                     QUARTER(1)              FISCAL YEARS(1)
                                                     -----------    ----------------------------------
                                                     FISCAL 1998       1997         1996        1995
                                                     -----------       ----         ----        ----
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF EARNINGS DATA(2):
Net Sales.........................................   $  472,594     $1,616,761    $957,438    $656,920
Gross Profit......................................      293,395      1,004,746     560,391     369,341
Earnings before income taxes......................      166,942        588,199     196,098     157,201
Net earnings......................................      107,942        379,656     135,228     109,158
Earnings per share, assuming dilution.............         0.37           1.31        0.49        0.44
BALANCE SHEET DATA -- AT PERIOD END(3):
Stockholders' equity..............................   $1,413,410
Total assets......................................    1,828,116
Net working capital...............................    1,041,147
Long-term debt....................................        2,850

-------------------------
(1) Tellabs operates on a 52-53 week fiscal year. CIENA's fiscal year ends on the Saturday nearest to the last day of October. The unaudited pro forma condensed combined balance sheet as of April 3, 1998 combines Tellabs' historical consolidated balance sheet as of April 3, 1998 with CIENA's historical consolidated balance sheet as of January 31, 1998, giving effect to the Merger as if it had occurred as of April 3, 1998. The unaudited pro forma condensed combined statements of earnings for the three months ended April 3, 1998 and for the years ended January 2, 1998, December 27, 1996 and December 29, 1995 combine Tellabs' historical consolidated statements of earnings for the three months ended April 3, 1998 and for the years ended January 2, 1998, December 27, 1996 and December 29, 1995 with CIENA's historical consolidated statements of operations for the three months ended January 31, 1998 and for the years ended November 1, 1997, November 2, 1996 and October 28, 1995, respectively, giving effect to the Merger as if it had occurred at the beginning of each period presented.

(2) Certain amounts in the historical financial statements of Tellabs and CIENA have been reclassified for presentation of the unaudited pro forma condensed combined financial statements.

(3) Tellabs expects to incur approximately $50 million to $55 million of non-recurring expenses related to the Merger. These expenses include, but are not limited to, professional fees, regulatory filing costs, fees of financial advisors and other unusual and non-recurring items. Although Tellabs believes this estimate of non-recurring expenses is accurate, certain material additional costs may be incurred in connection with the Merger. Merger related expenses will be recorded in the period in which the Merger is consummated, which is currently estimated to occur in the third quarter of 1998. Because the foregoing charges are non-recurring in nature, they have not been reflected in the pro forma condensed combined statements of earnings. The low end of the $50 million to $55 million range has been used for the presentation of the unaudited pro forma condensed combined balance sheet information contained herein.

COMPARATIVE PER SHARE DATA OF TELLABS AND CIENA

     The following table sets forth selected per share data for Tellabs and CIENA on a historical and unaudited pro forma combined basis. The unaudited pro forma financial data assume that the Merger was consummated at the beginning of the earliest period presented and give effect to the Merger as a "pooling of interests" in accordance with generally accepted accounting principles ("GAAP"). Book value data for all pro forma presentations are based on the number of outstanding shares of Tellabs Common Stock adjusted to include the maximum number of shares of Tellabs Common Stock that could be issued in the Merger, at the end of each period. The information set forth below should be read in conjunction with the selected historical consolidated financial data of Tellabs and CIENA and the Unaudited Pro Forma Condensed Combined Financial Statements, including the notes thereto, appearing elsewhere herein. See "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS."

                                                                FISCAL
                                                              QUARTER(1)         FISCAL YEAR(1)
                                                              ----------    ------------------------
                                                                 1998       1997     1996      1995
                                                                 ----       ----     ----      ----
TELLABS HISTORICAL:
  Earnings per share, assuming dilution.....................    $0.37       $1.42    $0.64    $ 0.63
  Cash dividends declared per share.........................                   --       --        --
  Book value per share......................................     5.67        5.14
CIENA HISTORICAL:
  Earnings (loss) per share, assuming dilution..............    $0.37       $1.11    $0.19    $(0.51)
  Cash dividends declared per share.........................       --          --       --        --
  Book value per share......................................     4.26        3.71
TELLABS UNAUDITED PRO FORMA COMBINED:(2)(3)
  Earnings per share, assuming dilution.....................    $0.37       $1.31    $0.49    $ 0.44
  Cash dividends declared per share.........................       --          --       --        --
  Book value per share......................................     4.99        4.45
CIENA EQUIVALENT:
  Earnings per share, assuming dilution.....................    $0.37       $1.31    $0.49    $ 0.44
  Cash dividends declared per share.........................       --          --       --        --
  Book value per share......................................     4.99        4.45

-------------------------
(1) For Tellabs, information is for the first fiscal quarter ended April 3, 1998 and fiscal years ended January 2, 1998, December 27, 1996 and December 29, 1995. For CIENA, information is for the first fiscal quarter ended January 31, 1998 and fiscal years ended November 1, 1997, November 2, 1996 and October 28, 1995.

(2) The unaudited pro forma combined net earnings per share for the three months in the period ended April 3, 1998 and for each of the years ended January 2, 1998, December 27, 1996 and December 29, 1995, respectively, illustrates the results as if the Merger had occurred on the first day of each period. The unaudited pro forma combined per share data have been included for illustrative purposes only, do not reflect any cost savings and other synergies anticipated by Tellabs' management as a result of the Merger and are not necessarily indicative of the results of operations or financial position that would have occurred had the Merger been consummated at the dates indicated, nor are they necessarily indicative of future results of operations or financial position of the merged companies.

(3) Tellabs expects to incur approximately $50 million to $55 million of non-recurring expenses related to the Merger. These expenses include, but are not limited to, professional fees, regulatory filing costs, fees of financial advisors and other unusual and non-recurring items. Although Tellabs believes this estimate of non-recurring expenses is accurate, certain additional costs may be incurred in connection with the Merger. Merger related expenses will be recorded in the period in which the Merger is consummated, which is currently estimated to occur in the third quarter of 1998. Because the foregoing charges are non-recurring in nature, they have not been reflected in the pro forma condensed combined statements of earnings. The low end of the $50 million to $55 million range has been used for the presentation of the unaudited pro forma condensed combined balance sheet information contained herein.

MARKET PRICES

     Shares of Tellabs Common Stock are traded on Nasdaq under the symbol "TLAB". The following table sets forth for the fiscal periods indicated the range of the high and low sale prices of Tellabs Common Stock as reported on Nasdaq. Tellabs has never paid cash dividends on Tellabs Common Stock and currently has no plans to pay cash dividends in the near future.

                                                                       TELLABS
                                                                   COMMON STOCK(1)
                                                              -------------------------
                                                                 HIGH             LOW
                                                              -----------       -------
FISCAL 1996
First Quarter...............................................  $ 26 3/8          $15 1/4
Second Quarter..............................................    34 3/4           23 5/8
Third Quarter...............................................    38 1/8           24 1/2
Fourth Quarter..............................................    45 1/4           34 1/8
FISCAL 1997
First Quarter...............................................  $ 46 1/8          $32
Second Quarter..............................................    58 5/8           33
Third Quarter...............................................    65               50 1/2
Fourth Quarter..............................................    59 13/16         42 5/8
FISCAL 1998
First Quarter...............................................  $ 69 1/2          $44 1/2
Second Quarter..............................................    74 5/8           60 5/8
Third Quarter (through July 20, 1998).......................    89 1/8           70 5/8

-------------------------
(1) Share prices have been restated to reflect a two for one stock split for the fiscal year ended December 27, 1996. Information provided for Tellabs is based on Tellabs' fiscal years ended December 29, 1995, December 27, 1996 and January 2, 1998.

     Shares of CIENA Common Stock are traded on Nasdaq under the symbol "CIEN". The following table sets forth for the fiscal periods indicated the range of the high and low sale prices of CIENA Common Stock as reported on Nasdaq. CIENA has never paid cash dividends on CIENA Common Stock and currently has no plans to pay cash dividends in the near future.

                                                                       CIENA
                                                                  COMMON STOCK(1)
                                                             -------------------------
                                                                HIGH             LOW
                                                             -----------       -------
FISCAL 1997
Second Quarter (from February 7, 1997).....................  $ 44              $22 1/4
Third Quarter..............................................    57 1/4           28 1/2
Fourth Quarter.............................................    63 5/8           43
FISCAL 1998
First Quarter..............................................  $ 63 9/16         $47 7/16
Second Quarter.............................................    58 1/4           37 1/4
Third Quarter (through July 20, 1998)......................    88 13/16         46 7/8

-------------------------
(1) Information provided for CIENA is based on CIENA's fiscal year ended October 31, 1997. CIENA completed its initial public offering of CIENA Common Stock on February 7, 1997. Information for the second quarter of 1997 is presented for the period from February 7, 1997 through April 30, 1997.

     Set forth below are the last reported sale prices of Tellabs Common Stock and CIENA Common Stock on June 2, 1998, the last trading day prior to the public announcement of the execution of the Merger Agreement, and on July 20, 1998, the last trading day prior to the date of this Joint Proxy Statement/ Prospectus, as reported on Nasdaq, and the equivalent pro forma sale prices of CIENA Common Stock on such dates, as determined by multiplying such last reported sale prices of Tellabs Common Stock by the Exchange Ratio of 1.0:

                                                              JUNE 2,    JULY 20,
                                                               1998        1998
                                                              -------    --------
Tellabs Common Stock........................................    $65 7/8     89
CIENA Common Stock..........................................     57 9/16    88 5/8
CIENA Equivalent............................................     65 7/8     89

RECENT DEVELOPMENTS

     Tellabs recently reported record sales and earnings for the second quarter and the first half of 1998. Sales for the three months ended July 3, 1998 were $387,719,000, up 32.5% over sales of $292,701,000 in the similar period of 1997.
Sales for the six months ended July 3, 1998 were $715,221,000, up 32.5% compared with sales of $539,824,000 a year earlier. Net income for the second quarter of 1998 was $119,042,000, compared with $58,761,000 a year earlier. Results for the second quarter of 1998 include a pre-tax gain of $73,374,000 on the sale of stock held as an investment and the settlement of hedge contracts on those shares as well as a pre-tax write-off of $24,793,000 on assets of Tellabs' Wireless Systems Division that were determined to be impaired. Excluding the effect of the second-quarter gain and charge, earnings increased 46.8% over those recorded in the second quarter of last year. Net income for the first six months of 1998 was $187,286,000, compared with $121,848,000 a year earlier (which included a pre-tax gain of $20,803,000 on the sale of stock held as an investment). Excluding the effect of the 1997 and 1998 gains on the sales of stock and the effect of the 1998 write-off, net income for the first half of 1998 was 43.1% greater than the level recorded in the first half of 1997. Diluted earnings per share of common stock for the second quarter of 1998 were $0.63 (or $0.46 excluding the effect of the stock sale and write-off) compared with $0.32 for the second quarter of 1997. For the first six months of 1998, diluted earnings per share were $1.00 ($0.83 excluding the effect of the stock sale and write-off) compared with $0.66 ($0.59 excluding the effect of the 1997 stock sale) a year earlier.

                                  RISK FACTORS

     In addition to the information presented elsewhere and incorporated by reference in this Joint Proxy Statement/Prospectus, stockholders of Tellabs and CIENA should consider carefully the following risk factors together with the risk factors set forth in the periodic and current reports filed with the SEC by CIENA and Tellabs in deciding whether to approve the Share Issuance (in the case of Tellabs stockholders) or to approve and adopt the Merger Agreement (in the case of CIENA stockholders).

FIXED EXCHANGE RATIO DESPITE CHANGE IN RELATIVE STOCK PRICES

     The Exchange Ratio is expressed in the Merger Agreement as a fixed ratio. Accordingly, the Exchange Ratio will not be adjusted in the event of any increase or decrease in the price of either Tellabs Common Stock or CIENA Common Stock. The price of Tellabs Common Stock or CIENA Common Stock at the Effective Time may vary from its price at the date of this Joint Proxy Statement/Prospectus and at the date of the Special Meetings. Such variations may be the result of changes in the business, operations or prospects of Tellabs or CIENA, market assessments of the likelihood that the Merger will be consummated and the timing thereof, regulatory considerations, general market and economic conditions and other factors. Because the Effective Time may occur at a date later than the Special Meetings, there can be no assurance that the price of Tellabs Common Stock on the date of the Special Meetings will be indicative of its price at the Effective Time. Stockholders of Tellabs and CIENA are urged to obtain current market quotations for Tellabs Common Stock and CIENA Common Stock.

UNCERTAINTIES IN INTEGRATING BUSINESS OPERATIONS

     In determining that each of the Share Issuance (in the case of the Tellabs Board) and the Merger (in the case of the CIENA Board) is fair to and in the best interests of its stockholders, each of the Tellabs Board and the CIENA Board considered, among other things, the financial benefits, operating efficiencies and other synergies expected to result from the consummation of the Merger. See "THE MERGER -- Tellabs' Reasons for the Merger; Recommendation of its Board of Directors" and "-- CIENA's Reasons for the Merger; Recommendation of its Board of Directors." However, a successful combination of the two companies will require, among other things, integration of the two companies' respective technological expertise, key personnel, sales and distribution channels, products and product development efforts and management information systems. Neither company has been involved in a strategic merger of this size, in which effective integration of corporate "cultures," although difficult to assess objectively, may be especially important over the long term to achieve the benefits of the Merger. There can be no assurance that such integration will be successfully accomplished. Moreover, the integration of the operations and technologies following the Merger will require the dedication of management and other personnel which may distract their attention from the day-to-day business of the combined company, the development or acquisition of new products and technologies and the pursuit of other business acquisition activities. Failure to successfully accomplish the integration and development of the two companies' operations and technologies, or a prolonged delay in accomplishing a reasonable measure of integration, may have a material adverse effect on the combined company.

INCREASED COMPETITION

     Competition in the telecommunications equipment industry is intense and is dominated by a number of very large companies, each of which is likely to have greater financial, technical and marketing resources (including intellectual property portfolios), greater manufacturing capacity and more extensive and established customer relationships with network operators than the combined company. Several competitors are providers of a more complete complement of network equipment than the combined company, such as switches, fiberoptic transmission terminals and fiberoptic signal regenerators, and thereby can position themselves as vertically integrated "one-stop shopping" solution providers to potential customers. Tellabs and CIENA believe the combination of their complementary product lines, and the critical mass represented by their combined engineering, research and sales and marketing resources, should enable the combined company to become a more important player in the global telecommunications industry. As such, the competitive responses encountered by the combined company from these larger, more established telecommunications equipment companies may be more aggressive and comprehensive than those faced by either of Tellabs or CIENA individually. As part of the increasing competitiveness of the telecommunications industry, there has been a growing number of intellectual property disputes, the resolution of which may involve payments beyond cross-licensing rights. For example, CIENA recently settled one such dispute with Pirelli SpA. In connection with the foregoing, there can be no assurance that the combined company will be able to compete successfully with its larger competitors or that aggressive competitive moves faced by the combined company will not result in lower prices for the combined company's products, decreased gross profit margins, or otherwise have a material adverse effect on its business, financial condition and results of operations.

POTENTIAL FLUCTUATIONS IN OPERATING RESULTS

     CIENA has historically been vulnerable to significant fluctuations in quarterly operating results due primarily but not exclusively to the small number of major customers for its initial long distance DWDM systems. See "THE MERGER -- CIENA's Reasons for the Merger; Recommendation of its Board of Directors." Accordingly, the combined company may experience fluctuations in quarterly results of operations for the foreseeable future. On a pro forma basis, CIENA's revenues for the first quarter of 1998 would have represented approximately 30.7% of the combined company's revenues.

     Additionally, the two companies' visibility into future quarterly performance and their corresponding respective abilities to provide forward-looking guidance for investors have historically been very different owing primarily to the differences in the maturity of the product lines of the two companies and the breadth of the two companies' customer bases. CIENA's newer product line and narrow customer base are among the reasons why CIENA has faced a greater risk of divergence between its actual or anticipated results and the published expectations of analysts, and hence a greater risk of stock price volatility, than Tellabs. The combination of the two companies should make any actual fluctuation in CIENA's results less material than would be the case for CIENA as an independent company; however, CIENA's comparatively limited visibility into future quarterly performance may cause the combined company to face a greater risk of divergence between actual and expected results, and therefore a greater risk of stock price volatility, than Tellabs' investors have historically experienced.

     CIENA believes its relationship with Sprint is very strong, with substantial shipments for the first six months of the fiscal year, including shipments since March 1998 of CIENA's 40 channel MultiWave 4000 system. CIENA also believes WorldCom is very satisfied with CIENA's products and intends to continue significant purchases, even in the face of its previously announced change in purchasing practices. Resumption of purchasing may be impacted by the final closing of the merger of MCI and WorldCom, which is reported to be likely in the next few months. Certain other customers, such as Hermes in the U.K., appear to be accelerating network buildout plans. AT&T has recently indicated to CIENA that the capacity requirements of its network have grown to such an extent that the delays in final certification and approval for deployment of CIENA's customized 16 channel system would make actual deployment of that system inadvisable, and that AT&T would accordingly be shifting to an accelerated evaluation of commercially available, higher channel count systems. CIENA believes AT&T will evaluate CIENA's MultiWave 4000 system positively in this context, particularly because CIENA believes it is the only manufacturer in the world with operational 40 channel systems ready for prompt delivery on an "off-the-shelf" basis in substantial manufacturing volumes. However, the outcome of the evaluation process with AT&T cannot be predicted, particularly given the protracted experience CIENA has had with AT&T's evaluation of the 16 channel MultiWave Sentry.

     CIENA has not planned on significant revenue from AT&T for the balance of calendar 1998 and, based on the strength of its other customer relationships and the recent pace of development of the worldwide market for DWDM equipment, it is not clear whether the absence of revenue from AT&T for the balance of the year and for some period beyond would have any material adverse effect on CIENA's financial condition or results of operations. However, if AT&T were to elect not to deploy CIENA's 40 channel systems, there is no assurance that CIENA would be able to replace the longer-term revenue potential of an AT&T from among its other customers and potential customers.

DEPENDENCE ON RETENTION AND INTEGRATION OF KEY EMPLOYEES

     The success of the combined company is dependent on the retention and integration of the key management, sales, marketing, engineering and other employees of Tellabs and CIENA. Competition for qualified personnel in the telecommunications industry is very intense, and competitors may use aggressive tactics to recruit key employees during the period leading up to the Merger and during the integration phase following the Merger. In addition, the acceleration of the vesting of options in connection with the Merger, together with the concomitant value of such options, may make retention of CIENA employees even more difficult. There can be no assurance that key employees of either company will remain with the combined company.

FUTURE ACQUISITIONS

     Both Tellabs and CIENA have pursued acquisitions as an important component of their business strategies, and it is expected that this acquisition strategy will continue for the foreseeable future. There can be no assurance that attractive acquisition candidates will be found or that the combined company will be successful at effectively managing the integration of acquired businesses into the existing business. If expected synergies from such transactions do not materialize or the combined company fails to successfully integrate new business into its existing businesses, the combined company's results of operations could be adversely affected.

UNCERTAINTY AS TO AMOUNT OF ONE-TIME MERGER-RELATED CHARGE

     Tellabs will take a one-time pre-tax charge (estimated to be approximately $50 million to $55 million) in the quarter in which the Merger is consummated to cover the direct costs of the Merger, including professional fees, regulatory filing costs, fees of financial advisors and other unusual and non-recurring items. Costs related to the Merger could increase if Tellabs or CIENA encounter difficulties in the consummation of the Merger or the integration of their businesses. There can be no assurance that Tellabs will not incur additional charges in subsequent quarters as Tellabs' integration plan is developed and more accurate estimates become possible or as to the amount of the after-tax cost of such charge. See "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION."

                            TELLABS SPECIAL MEETING

     The Tellabs Special Meeting will be held on Friday, August 21, 1998, at Tellabs' offices located at 4951 Indiana Avenue, Lisle, Illinois 60532-1698, at 10:00 A.M., local time.

PURPOSE

     At the Tellabs Special Meeting, the stockholders of Tellabs will consider and vote upon a proposal to approve the Share Issuance. The stockholders of Tellabs will also consider and take action upon any other business which may properly be brought before the Tellabs Special Meeting.

     The Tellabs Board believes that the Share Issuance is fair to and in the best interest of Tellabs and its stockholders and has unanimously approved the Merger Agreement and the Share Issuance. THE TELLABS BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF TELLABS VOTE IN FAVOR OF APPROVAL OF THE SHARE ISSUANCE AT THE TELLABS SPECIAL MEETING. See "THE MERGER -- Tellabs' Reasons for the Merger; Recommendation of its Board of Directors."

RECORD DATE; VOTING RIGHTS

     Only holders of record of Tellabs Common Stock at the close of business on the Tellabs Record Date, July 20, 1998, are entitled to receive notice of and to vote at the Tellabs Special Meeting. At the close of business on the Tellabs Record Date, there were 182,558,702 shares of Tellabs Common Stock outstanding, held by approximately 3,700 record holders. Each share of Tellabs Common Stock entitles the record holder thereof to one vote.

QUORUM

     The holders of a majority of the outstanding shares of Tellabs Common Stock entitled to vote at the Tellabs Special Meeting, present in person or represented by proxy, constitute a quorum.

     Shares of Tellabs Common Stock represented by proxies which are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters, as will shares that are represented by proxies that are executed by any broker, fiduciary or other nominee on behalf of the beneficial owner(s) thereof regardless of whether authority to vote is withheld by such broker, fiduciary or nominee on one or more matters. In the event that a quorum is not present at the Tellabs Special Meeting, it is expected that such meeting will be adjourned to solicit additional proxies.

PROXIES

     All shares of Tellabs Common Stock represented by properly executed proxies in the enclosed form which are received in time for the Tellabs Special Meeting and have not been revoked will be voted in accordance with the instructions indicated by such proxies. If no instructions are indicated, such shares will be voted FOR the approval of the Share Issuance. Brokers who hold Tellabs Common Stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. Proxies which are marked "abstain" and broker non-votes will have the effect of a vote AGAINST the approval of the Share Issuance.

     Tellabs does not know of any matter not described in the Notice of Tellabs Special Meeting that is expected to come before the Tellabs Special Meeting. If, however, any other matters are properly presented for action at the Tellabs Special Meeting, proxies will be voted in the discretion of the respective proxyholders, unless such authority is withheld.

     Any proxy in the enclosed form may be revoked by the stockholder executing it at any time prior to its exercise by giving written notice thereof to the Secretary of Tellabs at Tellabs' principal executive offices, by signing and returning a later dated proxy or by voting in person at the Tellabs Special Meeting. Attendance at the Tellabs Special Meeting will not in and of itself constitute the revocation of a proxy.

SOLICITATION OF PROXIES

     Proxies are being solicited hereby by the Tellabs Board on behalf of Tellabs. Pursuant to the Merger Agreement, the entire cost of proxy solicitation for the Tellabs Special Meeting, including the reasonable expenses of brokers, fiduciaries and other nominees in forwarding solicitation material to beneficial owners, will be borne by Tellabs, except that Tellabs and CIENA will share equally all printing expenses, filing fees in connection with this Joint Proxy Statement/Prospectus and the Registration Statement and filing fees required to be paid by Tellabs under the HSR Act. In addition to the use of the mail, solicitation may be made by telephone or otherwise by directors, officers and regular employees of Tellabs. Such directors, officers and regular employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. If undertaken, the expense of such solicitation would be nominal. In addition, Tellabs has retained ChaseMellon Shareholder Services, L.L.C. to assist in soliciting proxies and to provide materials to banks, brokerage firms, nominees, fiduciaries and other custodians. For such services, Tellabs will pay a customary fee (approximately $6,500) plus reasonable expenses.

REQUIRED VOTE

     Approval of the Share Issuance will require the affirmative vote of the holders of a majority of the shares of Tellabs Common Stock present in person or by proxy at the Tellabs Special Meeting and entitled to vote on the Share Issuance (assuming a quorum is present). Broker non-votes and abstentions will have the effect of a vote against the approval of the Share Issuance.

SHARE OWNERSHIP OF MANAGEMENT

     At the close of business on the Tellabs Record Date, directors and executive officers of Tellabs beneficially owned and had the right to vote an aggregate of 21,185,439 shares of the outstanding shares of Tellabs Common Stock (approximately 11.6% of the shares of Tellabs Common Stock then outstanding).

                             CIENA SPECIAL MEETING

     The CIENA Special Meeting will be held on Friday, August 21, 1998, at the Harbor Court Hotel located at 550 Light Street, Baltimore, Maryland 21202, at 11:00 A.M., local time.

PURPOSE

     At the CIENA Special Meeting, the stockholders of CIENA will consider and vote upon a proposal to approve and adopt the Merger Agreement. The stockholders of CIENA will also consider and take action upon any other business which may properly be brought before the CIENA Special Meeting.

     The CIENA Board believes that the Merger is fair to and in the best interests of CIENA and its stockholders and has unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby. THE CIENA BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF CIENA VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AT THE CIENA SPECIAL MEETING. See "THE MERGER -- CIENA's Reasons for the Merger; Recommendation of its Board of Directors."

RECORD DATE; VOTING RIGHTS

     Only holders of record of CIENA Common Stock at the close of business on the CIENA Record Date, July 20, 1998, are entitled to receive notice of and to vote at the CIENA Special Meeting. At the close of business on the CIENA Record Date, there were 102,506,531 shares of CIENA Common Stock outstanding, held by approximately 519 record holders. Each share of CIENA Common Stock entitles the record holder thereof to one vote.

QUORUM

     The holders of a majority of the outstanding shares of CIENA Common Stock entitled to vote at the CIENA Special Meeting, present in person or represented by proxy, constitute a quorum.

     Shares of CIENA Common Stock represented by proxies which are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters, as will shares that are represented by proxies that are executed by any broker, fiduciary or other nominee on behalf of the beneficial owner(s) thereof regardless of whether authority to vote is withheld by such broker, fiduciary or nominee on one or more matters. In the event that a quorum is not present at the CIENA Special Meeting, it is expected that such meeting will be adjourned to solicit additional proxies.

PROXIES

     All shares of CIENA Common Stock represented by properly executed proxies in the enclosed form which are received in time for the CIENA Special Meeting and have not been revoked will be voted in accordance with the instructions indicated by such proxies. If no instructions are indicated, such shares will be voted FOR the approval and adoption of the Merger Agreement. Brokers who hold CIENA Common Stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. Proxies which are marked "abstain" and broker non-votes will have the effect of a vote AGAINST the approval and adoption of the Merger Agreement.

     CIENA does not know of any matter not described in the Notice of CIENA Special Meeting that is expected to come before the CIENA Special Meeting. If, however, any other matters are properly presented for action at the CIENA Special Meeting, proxies will be voted in the discretion of the respective proxyholders, unless such authority is withheld.

     Any proxy in the enclosed form may be revoked by the stockholder executing it at any time prior to its exercise by giving written notice thereof to the Secretary of CIENA at CIENA's principal executive offices, by signing and returning a later dated proxy or by voting in person at the CIENA Special Meeting. Attendance at the CIENA Special Meeting will not in and of itself constitute the revocation of a proxy.

SOLICITATION OF PROXIES

     Proxies are being solicited hereby by the CIENA Board on behalf of CIENA. Pursuant to the Merger Agreement, the entire cost of proxy solicitation for the CIENA Special Meeting, including the reasonable expenses of brokers, fiduciaries and other nominees in forwarding solicitation material to beneficial owners, will be borne by CIENA, except that Tellabs and CIENA will share equally all printing expenses, filing fees in connection with this Joint Proxy Statement/Prospectus and the Registration Statement and filing fees required to be paid by Tellabs under the HSR Act. In addition to the use of the mail, solicitation may be made by telephone or otherwise by directors, officers and regular employees of CIENA. Such directors, officers and regular employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. If undertaken, the expense of such solicitation would be nominal. In addition, CIENA has retained Corporate Investor Communications, Inc. to assist in soliciting proxies and to provide materials to banks, brokerage firms, nominees, fiduciaries and other custodians. For such services, CIENA will pay a customary fee (approximately $10,000) plus reasonable expenses.

REQUIRED VOTE

     Approval and adoption of the Merger Agreement will require the affirmative vote of the holders of a majority of the outstanding shares of CIENA Common Stock entitled to vote thereon. Broker non-votes and abstentions will have the effect of a vote against the Merger. Stockholders of CIENA who have the right to vote approximately 4,726,775 shares of CIENA Common Stock at the close of business on the Record Date (approximately 4.6% of the shares of CIENA Common Stock then outstanding) have agreed pursuant to the Stockholder Agreements to vote in favor of approval and adoption of the Merger Agreement at the CIENA Special Meeting. See "STOCKHOLDER AGREEMENTS".

SHARE OWNERSHIP OF MANAGEMENT

     At the close of business on the Record Date, directors and executive officers of CIENA beneficially owned and had the right to vote an aggregate of 4,876,725 shares of the outstanding shares of CIENA Common Stock (approximately 4.8% of the shares of CIENA Common Stock then outstanding).

                                   THE MERGER

GENERAL

     At the Effective Time of the Merger, Sub will be merged with and into CIENA, with CIENA continuing as the Surviving Corporation and as a wholly owned subsidiary of Tellabs, and the separate corporate existence of Sub will cease. Subject to the terms and conditions of the Merger Agreement, each share of CIENA Common Stock outstanding immediately prior to the Effective Time (other than shares held by CIENA as treasury stock or by its wholly owned subsidiaries or by Tellabs, which will be canceled), together with any associated preferred stock purchase rights, will be converted into one share of Tellabs Common Stock. Cash will be paid in lieu of any fractional share of Tellabs Common Stock. See "THE MERGER AGREEMENT -- Terms of the Merger" and "-- Fractional Shares."

EFFECTIVE TIME

     The Merger will become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as may be otherwise provided in the Certificate of Merger. The filing of the Certificate of Merger will occur not later than the second business day following the satisfaction or waiver of the conditions set forth in the Merger Agreement. See "THE MERGER AGREEMENT -- Terms of the Merger."

BACKGROUND OF THE MERGER

     On March 2, 1998, Michael J. Birck, Tellabs' President and Chief Executive Officer, met Patrick H. Nettles, CIENA's President and Chief Executive Officer, at an investor conference in Santa Barbara, California. The two executives had an informal conversation regarding their respective companies' businesses and the telecommunications industry.

     From March 19 through March 22, 1998, members of CIENA management and the CIENA Board held an off-site retreat for the purpose of considering strategic issues relating to the long-term position of CIENA. The discussions included the possibility of pursuing a strategic combination with another telecommunications equipment provider in order to address some of the issues raised.

     During March and April of 1998, Tellabs undertook a review of strategic alternatives in the telecommunications industry, including an analysis of potential acquisitions or combinations. As part of its review, Tellabs conferred with Goldman Sachs with respect to various alternative transactions.

     In late March 1998, representatives of Goldman Sachs telephoned Mr. Nettles and extended an invitation to Mr. Nettles, on behalf of Mr. Birck, to meet to discuss a possible business relationship that might be developed between CIENA and Tellabs. These discussions took place on April 10, 1998 in Baltimore, Maryland.

     On April 15, 1998, Tellabs held a regularly scheduled meeting of the Tellabs Board during which, among other topics, the Tellabs Board discussed a variety of strategic transactions, including a possible business combination with CIENA. At the meeting, the Tellabs Board was furnished with summary financial information and other background materials prepared by Goldman Sachs regarding several possible strategic partners, including CIENA. Harvey R. Scull, Vice President, Advanced Business Development of Tellabs, made a presentation to the Tellabs Board regarding short-term and long-term strategic goals for Tellabs. The Tellabs Board authorized management to continue to explore possible strategic transactions, including business combinations.

     Between mid-April 1998 and mid-May 1998, there were high-level meetings between Mr. Birck and Mr. Nettles regarding the telecommunications equipment provider industry in general and whether a possible business combination between Tellabs and CIENA would enhance the combined company's ability to compete in the rapidly changing environment of this industry. During this period, there were also exploratory meetings between representatives of Tellabs and CIENA to discuss product and operational synergies, business and financial strengths and strategies and to review certain public information regarding the companies. As a result of the foregoing discussions, Mr. Nettles and Mr. Birck determined that an exchange of certain confidential information would be useful.

     On May 6, 1998, Mr. Nettles was approached by a member of the senior management of another telecommunications equipment provider ("Company A") who indicated an interest in pursuing discussions regarding a possible business combination. On May 13, 1998, the representative of Company A indicated that Company A would be interested in pursuing a possible business combination with CIENA involving an exchange of shares at a premium to the then current CIENA stock price. Mr. Nettles subsequently communicated the substance of these contacts to the CIENA Board.

     On May 12, 1998, certain members of CIENA's management met with representatives of Morgan Stanley to discuss Morgan Stanley's qualifications as financial advisor to CIENA. During the course of those discussions, members of CIENA management reviewed preliminary analyses of Tellabs prepared by Morgan Stanley.

     On May 14, 1998, Tellabs and CIENA entered into a confidentiality agreement governing the exchange of non-public information between the parties.

     On May 16 and May 17, 1998, certain members of Tellabs and CIENA management, along with their financial and legal representatives, met near Chicago, Illinois to discuss each company's financial position, prospects and perspectives concerning the advantages of a strategic combination. For the next ten days, Tellabs and CIENA conducted a due diligence investigation of one another.

     On May 17, 1998, a special meeting of the CIENA Board was convened to discuss on a preliminary basis a potential merger with Tellabs. Mr. Nettles reviewed the status of discussions with Mr. Birck and the status of the due diligence review conducted to date between the parties. Mr. Nettles also relayed to the CIENA Board the substance of the contacts with the representative of Company A. A discussion among the CIENA Board ensued regarding a possible strategic business combination with Tellabs. The CIENA Board authorized management to continue due diligence and directed representatives of Morgan Stanley to prepare certain financial and business information concerning Tellabs.

     From May 18 through May 20, 1998, as part of its due diligence investigation, representatives of Tellabs, Goldman Sachs and Ernst & Young LLP traveled to CIENA's headquarters to review CIENA's financial position, prospects and the advantages of a strategic combination.

     On May 20, 1998, a regularly scheduled meeting of the CIENA Board was held telephonically. Dan McCurdy, Vice President, Business Development, summarized the status of the discussions with Tellabs. Morgan Stanley representatives attended the meeting and presented historical financial and other business information concerning Tellabs. A discussion among the members of the CIENA Board ensued regarding Tellabs' financial position and future prospects and possible advantages of a strategic combination with CIENA.

     On May 21, 1998, Mr. Nettles was again approached by the representative of Company A, who reiterated the interest of Company A in an acquisition of CIENA at a premium lower than the range of exchange ratios being discussed with Tellabs at that time. Mr. Nettles was told that Company A believed that CIENA was in discussions with Tellabs or another party.

     On May 21, 1998, Sidley & Austin, counsel to Tellabs, distributed a draft of the Merger Agreement, the Stock Option Agreement and other related agreements to CIENA, Morgan Stanley and Hogan & Hartson L.L.P., counsel to CIENA.

     On May 23, 1998, CIENA's legal counsel delivered to Tellabs and its legal counsel comments on the initial draft of the Merger Agreement.

     On May 24, 1998, representatives of Goldman Sachs and Morgan Stanley met at Goldman Sachs' offices in New York to discuss the financial terms of a potential business combination.

     On May 25 and May 26, 1998, the parties and their respective legal and financial advisors held various discussions regarding outstanding issues on the draft Merger Agreement and related documents.

     Between May 25 and May 27, 1998, as part of its due diligence investigation, representatives of CIENA, Price Waterhouse LLP and Morgan Stanley traveled to the offices of Tellabs in Lisle and Bolingbrook, Illinois and conducted a review of Tellabs' financial position, prospects and the advantages of a strategic combination.

     On May 27, 1998, Mr. Birck and Mr. Nettles met in Rosemont, Illinois to discuss structural, procedural and operational matters with respect to the proposed transaction. Concurrently with that meeting and continuing through the following day, representatives of CIENA and Tellabs management, along with their respective legal and financial advisors, met to discuss the draft Merger Agreement.

     In the afternoon and evening on May 27, 1998, the CIENA Board met to discuss the proposed Merger. Representatives of Morgan Stanley, Hogan & Hartson L.L.P. and Price Waterhouse LLP also attended the meeting. At the meeting, Mr. Nettles reviewed the status of negotiations with Tellabs and the possible strategic advantages that a business combination offered. He also discussed with the CIENA Board possible strategic scenarios with a company other than Tellabs, including a possible business combination with Company A. Representatives of Price Waterhouse LLP described the results of their financial due diligence of Tellabs. Representatives of Hogan & Hartson L.L.P. described to the CIENA Board the fiduciary duties applicable to directors in considering a strategic business combination. Members of CIENA's management reviewed the compatibility of both companies' operations, potential benefits of combining sales and marketing and product development efforts and the comparability of the respective corporate cultures. Representatives of Hogan & Hartson L.L.P. presented to the CIENA Board information regarding the proposed terms of the Merger and provided to the members of the CIENA Board the then current drafts of the Merger Agreement and the Stock Option Agreement for their review. Representatives of Morgan Stanley presented publicly available information concerning Tellabs, including financial information and information on the telecommunications equipment provider industry. Representatives of Morgan Stanley also presented a preliminary analysis of certain financial considerations related to the proposed transaction. A discussion among the members of the CIENA Board ensued regarding these matters and issues related to the proposed Merger Agreement, Stock Option Agreement and related documents. The CIENA Board authorized management to complete due diligence and negotiations regarding documentation and finalize a proposal for consideration by the CIENA Board.

     On May 28, 1998, the Tellabs Board met with its financial and legal advisors to discuss the status of negotiations and the financial and legal terms of the proposed Merger. Representatives of Goldman Sachs, Sidley & Austin and Ernst & Young LLP also attended the meeting. At the meeting, Tellabs' counsel provided each member of the Tellabs Board with the then current draft of the Merger Agreement and the Stock Option Agreement, reviewed the terms of the agreements and presented other information concerning the proposed transaction. Representatives of Sidley & Austin described to the Tellabs Board the fiduciary duties applicable to directors in considering a strategic business combination. Representatives of Goldman Sachs presented an analysis of certain financial considerations of the proposed transaction. Representatives of senior management presented a report to the Tellabs Board regarding the due diligence investigation of CIENA and management's financial and business analysis of the proposed transaction. A discussion among the members of the Tellabs Board ensued regarding these matters and issues related to the proposed Merger Agreement, Stock Option Agreement and related documents. The Tellabs Board authorized management to complete due diligence and negotiations regarding documentation and finalize a proposal for consideration by the Tellabs Board.

     In the evening on May 28 and on May 29, 1998, negotiations on the draft Merger Agreement continued at the offices of Sidley & Austin in Chicago, Illinois.

     On May 30, 1998, Mr. Birck and Mr. Nettles discussed certain key issues relating to the proposed Merger and agreed to meet in person the following day. Mr. Birck and Mr. Nettles met the following day in Maryland in an effort to resolve these issues.

     On June 1 and June 2, 1998, negotiations recommenced on the draft Merger Agreement, the Stock Option Agreement and related agreements at the offices of Sidley & Austin in Chicago, Illinois and the parties finalized such documentation.

     In the late afternoon on June 2, 1998, the Tellabs Board held a special meeting by telephone conference and considered the proposed Merger Agreement, the Stock Option Agreement and the transactions contemplated thereby. Mr. Birck summarized the status of negotiations. Counsel to Tellabs reviewed with the Tellabs directors the final changes to the Merger Agreement and the Stock Option Agreement and related agreements (drafts of which had been provided to the members of the Tellabs Board). Representatives of Goldman Sachs described the financial analysis performed by Goldman Sachs with respect to the possible combination with CIENA and then delivered the oral opinion of Goldman Sachs, later confirmed in writing, to the effect that, as of June 2, 1998, the Exchange Ratio was fair to Tellabs from a financial point of view. Following discussion, the Tellabs Board then concluded that the Merger was in the best interests of Tellabs and unanimously approved the Merger Agreement, the Stock Option Agreement and the transactions contemplated thereby (including the Share Issuance), authorized the officers of Tellabs to enter into the Merger Agreement, the Stock Option Agreement and related agreements and recommended the approval of the Share Issuance by the holders of Tellabs Common Stock.

     A telephonic meeting of the CIENA Board was held in the early evening of June 2, 1998. Mr. Nettles summarized the status of negotiations and valuation issues relevant to negotiation of a mutually acceptable exchange ratio. Representatives of Hogan & Hartson L.L.P. reported on the substantive completion of the Merger Agreement, a draft of which had been provided to the members of the CIENA Board, and the resolution of remaining issues regarding the Merger Agreement, the Stock Option Agreement and related agreements. Representatives of Morgan Stanley described the financial analysis prepared by Morgan Stanley with respect to the possible combination with Tellabs and then delivered the oral opinion of Morgan Stanley, later confirmed in writing, to the effect that, as of June 2, 1998, the Exchange Ratio was fair, from a financial point of view, to the stockholders of CIENA. Following discussion, all members of the CIENA Board present concluded that the Merger was in the best interests of CIENA and unanimously approved the Merger Agreement, the Stock Option Agreement and the related agreements with Tellabs, authorized management to execute the Merger Agreement, the Stock Option Agreement and related agreements and recommended the approval and adoption of the Merger Agreement by the holders of CIENA Common Stock.

     Immediately following the meeting of the CIENA Board, each of CIENA, Tellabs and Sub executed and delivered the Merger Agreement. The execution of the Merger Agreement was announced on the morning of June 3, 1998 by issuance of a joint press release by Tellabs and CIENA.

TELLABS' REASONS FOR THE MERGER; RECOMMENDATION OF ITS BOARD OF DIRECTORS

     At a meeting held on June 2, 1998, the Tellabs Board unanimously determined that the Merger is fair to and in the best interests of Tellabs and its stockholders and approved the Merger Agreement, the Merger and the other transactions contemplated thereby and resolved to recommend that the stockholders of Tellabs vote in favor of the Share Issuance. In reaching these conclusions, the Tellabs Board considered, with the assistance of management and Tellabs' financial and legal advisors, a number of factors, including the following:

          (i) The results of operations, financial condition, business and competitive position of Tellabs and CIENA, both on a historical and prospective basis, their respective strategic business plans and various challenges and opportunities facing Tellabs and CIENA in executing their business plans;

          (ii) The oral opinion of Goldman Sachs to the Tellabs Board on June 2, 1998 (later confirmed in writing) to the effect that, as of such date, the Exchange Ratio was fair to Tellabs from a financial point of view;

          (iii) The historical market prices of Tellabs Common Stock and CIENA Common Stock;

          (iv) The judgment, advice and analysis of Tellabs' management, including the results of management's and Tellabs' advisors due diligence investigation;

          (v) The potential synergies from the combination of Tellabs and CIENA, especially the potential of each of Tellabs and CIENA to cross-sell its products to the other's customers, the potential financial and operating efficiencies that could result from the combined operation, as well as the challenges that exist in realizing these benefits from the Merger;

          (vi) The product and technology fit between the companies, which will give the combined company a broader range of products to offer to customers;

          (vii) The complementary sales channels of the two companies, with Tellabs' customer relationships with many of the regional Bell operating companies ("RBOCs"), inter-exchange carriers ("IXCs"), competitive local exchange carriers ("CLECs") and other carriers which it has developed over the past 20 years complementing CIENA's relationships with the same IXCs and its developing relationships with the RBOCs and CLECs;

          (viii) The respective corporate cultures of the two companies, which promote growth and performance and turning new technologies into manufacturable, cost-effective products;

          (ix) The terms of the Merger Agreement, the Stock Option Agreement and the Stockholders Agreements; and

          (x) The contemplated accounting treatment of the Merger as a pooling of interests.

     The foregoing discussion of the information and factors considered and given weight by the Tellabs Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the Tellabs Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Tellabs Board may have given different weights to different factors.

     THE TELLABS BOARD HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE SHARE ISSUANCE AND THE TRANSACTIONS CONTEMPLATED THEREBY AND THE TELLABS BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF TELLABS VOTE "FOR" THE SHARE ISSUANCE.

OPINION OF TELLABS' FINANCIAL ADVISOR

     On June 2, 1998, Goldman Sachs delivered its written opinion to the Tellabs Board that, as of the date of such opinion, the Exchange Ratio pursuant to the Merger Agreement was fair from a financial point of view to Tellabs.

     THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS DATED JUNE 2, 1998, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS ANNEX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF TELLABS ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

     In connection with its opinion, Goldman Sachs reviewed, among other things,
(i) the Merger Agreement; (ii) the Annual Reports to Stockholders and Annual Reports on Form 10-K of CIENA for the fiscal year ended October 31, 1997 and of Tellabs for the five years ended January 2, 1998; (iii) the Prospectus relating to the initial public offering of CIENA Common Stock, dated February 7, 1997; the Prospectus relating to the offering of CIENA Common Stock, dated July 2, 1997; (iv) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of CIENA and Tellabs; (v) certain other communications from CIENA and Tellabs to their respective stockholders; (vi) certain internal financial analyses and forecasts for CIENA prepared by the management of CIENA; and (vii) certain internal financial analyses and forecasts for CIENA and Tellabs prepared by the management of Tellabs. Goldman Sachs also held discussions with members of the senior management of CIENA and Tellabs regarding the strategic rationale for, and the potential benefits of, the transaction contemplated by the Merger Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported price and trading activity for Tellabs Common Stock and CIENA Common Stock, compared certain financial and stock market information for CIENA and Tellabs with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the communications equipment industry specifically and in other industries generally and performed such other studies and analyses as it considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, Goldman Sachs assumed, with the consent of Tellabs, that the financial forecasts, including, without limitation, cost savings and operating synergies projected by Tellabs to result from the transaction contemplated by the Merger Agreement, were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Tellabs and that such forecasts would be realized in the amounts and at the times contemplated thereby. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of CIENA or Tellabs or any of their subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs also assumed with Tellabs' consent that the transaction contemplated by the Merger Agreement would be accounted for as a pooling-of-interests under generally accepted accounting principles. Goldman Sachs' advisory services and the opinion of Goldman Sachs referred to herein were provided for the information and assistance of the Tellabs Board in connection with its consideration of the transaction contemplated by the Merger Agreement and such opinion does not constitute a recommendation as to how any holder of Tellabs Common Stock should vote with respect to such transaction.

     The following is a summary of certain of the financial analyses used by Goldman Sachs in connection with providing its written opinion to the Tellabs Board on June 2, 1998.

          (i) Historical Stock Trading Analysis. Goldman Sachs reviewed the historical trading prices and volumes for CIENA Common Stock and Tellabs Common Stock. In addition, Goldman Sachs analyzed the consideration to be received by holders of CIENA Common Stock pursuant to the Merger Agreement in relation to the June 1, 1998 market price of CIENA Common Stock and the one-week prior, four-week prior and 52-week high market prices of CIENA Common Stock. Such analysis indicated that the price per share of CIENA Common Stock to be paid pursuant to the Merger Agreement represented a premium of 28% based on the June 1, 1998 market price of $51.38 per share of CIENA Common Stock, 34% based on the one-week prior market price of $49.25 per share of CIENA Common Stock, 20% based on the four- week prior market price of $54.88 per share of CIENA Common Stock and 6% based on the 52 week high market price of $62.00 per share of CIENA Common Stock. For purposes of its analysis, Goldman Sachs used a price for Tellabs Common Stock of $65.81, which was the closing price of Tellabs Common Stock on June 1, 1998.

          (ii) Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information relating to CIENA to corresponding financial information, ratios and public market multiples for fifteen publicly traded corporations: ADC Telecommunications, Inc., Advanced Fibre Communications, Inc., DSC Communications Corporation, ECI Telecom Ltd., Premisys Communications, Inc., RELTEC Corporation, Alcatel Alsthom, Lucent Technologies, Inc., Northern Telecom Ltd., Siemens AG, Ascend Communications, Inc., Bay Networks, Inc., Cisco Systems, Inc., Newbridge Networks Corporation and 3Com Corporation (the "Selected Companies"). The Selected Companies were chosen because they are publicly-traded companies that operate in the communications equipment industry. Goldman Sachs calculated and compared various financial multiples and ratios. The multiples of CIENA were calculated using a price of $51.38 per share, the closing price of CIENA Common Stock on Nasdaq on June 1, 1998. The multiples and ratios for CIENA were based on information provided by Tellabs management and the multiples for each of the Selected Companies were based on the most recent publicly available information. With respect to the Selected Companies, Goldman Sachs considered levered market capitalization (i.e., market value of common equity plus estimated market value of debt less cash) as a multiple of latest twelve months ("LTM") sales and as a multiple of LTM earnings before interest, taxes, depreciation and amortization ("EBITDA"). Goldman Sachs' analyses of the Selected Companies indicated levered multiples of LTM sales, which ranged from 0.5x to 10.5x, LTM EBITDA, which ranged from 5.4x to 48.9x, compared to levered multiples of 10.8x and 24.6x, respectively, for CIENA. Goldman Sachs also considered for the Selected Companies calendar year 1997 price/earnings ratios, which ranged from 16.6x to 80.6x compared to 39.2x for CIENA; estimated calendar year 1998 and 1999 price/earnings ratios (based on median estimates provided by Institutional Brokers Estimate System), which ranged from 15.5x to 49.2x for estimated calendar year 1998 and 13.1x to 33.7x for estimated calendar year 1999 compared to 36.4x and 26.6x, respectively, for CIENA; five-year EPS growth rate (provided by Institutional Brokers Estimate System) ranging from 13% to 43% compared to 43% for CIENA; and estimated calendar year 1999 price/earnings to five-year EPS growth ratios, which ranged from 0.6x to 1.9x compared to 0.6x for CIENA.

          (iii) Discounted Cash Flow Analysis. Goldman Sachs performed a discounted cash flow analysis using Tellabs' management projections for CIENA, including estimated synergies. Goldman Sachs calculated a net present value of free cash flows for the years 1998 through 2002 using discount rates ranging from 16% to 20%. Goldman Sachs calculated CIENA's terminal values in the year 2002 based on estimated forward price/earnings multiples ranging from 28x to 32x. These terminal values were then discounted to present value using discount rates ranging from 16% to 20%. Based on the foregoing analyses, the implied per share values for CIENA Common Stock, including estimated synergies, ranged from $83.10 to $117.10.

          (iv) Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to 18 selected transactions in the communications equipment industry since 1993 (the "Selected Transactions"). Such analysis indicated that for the Selected Transactions (i) levered aggregate consideration as a multiple of LTM sales ranged from 1.0x to 30.2x, as compared to 13.7x for the levered aggregate consideration to be paid in the Merger, (ii) the multiple of LTM net income ranged from 21.6x to 109.5x, as compared to 52.6x for the equity consideration to be paid in the Merger, and (iii) the multiple of projected net income ranged from 15.3x to 49.4x, as compared to 34.1x for the equity consideration to be paid in the Merger.

          (v) Pro Forma Merger Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the Merger. Using earnings estimates for CIENA prepared by Tellabs management for the years 1998 and 1999 and earnings estimates for CIENA and Tellabs based upon estimates published by securities research analysts in the investment community for such years, Goldman Sachs compared the earnings per share ("EPS") of Tellabs Common Stock, on a stand-alone basis, to the EPS of the common stock of the combined companies on a pro forma basis. Goldman Sachs performed this analysis based on a price of $65.81 per share (the per share price of Tellabs on June 1, 1998) of Tellabs Common Stock and $51.38 per share (the per share price of CIENA on June 1, 1998) of CIENA Common Stock under the following two scenarios: with and without estimated 1999 after-tax synergies. Based on such analyses, without such synergies the proposed transaction would be dilutive to Tellabs stockholders on an earnings per share basis in both 1998 and 1999. With such synergies, the proposed transaction would be accretive to Tellabs stockholders in 1999.

          (vi) Contribution Analysis. Goldman Sachs reviewed certain historical and estimated future operating and financial information (including, among other things, sales and net income) for Tellabs, CIENA and the pro forma combined entity resulting from the Merger based on Tellabs' financial forecasts for CIENA and financial forecasts for Tellabs based on estimates published by securities research analysts in the investment community (assuming the consummation of the Coherent Merger (as defined herein) on June 30, 1998). The analysis indicated that the CIENA stockholders would receive 35.1% of the outstanding common equity of the combined company after the Merger. Goldman Sachs also analyzed the relative income statement contribution of Tellabs and CIENA to the combined company on a pro forma basis based on a scenario assuming after-tax cost savings and operating synergies ("synergies"), and before taking into account any of the other possible benefits that may be realized in the Merger. This analysis indicated that in 1998, without synergies, CIENA would have contributed 31.3% to combined revenues and 31.1% to combined net income, and in 1999, CIENA would have contributed 33.0% to combined revenues and 31.0% to combined net income. The analysis also indicated that, with 100% of such synergies, CIENA would have contributed 36.3% to combined net income in 1999.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Tellabs or CIENA or the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the Tellabs Board as to the fairness from a financial point of view of the Exchange Ratio to Tellabs and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Tellabs, CIENA, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, Goldman Sachs' opinion to the Tellabs Board was one of many factors taken into consideration by the Tellabs Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Annex B hereto.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with Tellabs having provided certain investment banking services to Tellabs from time to time, including acting as Tellabs' financial advisor in connection with its pending acquisition of Coherent Communications Systems Corporation ("Coherent") and having acted as financial advisor in connection with, and having participated in certain of the negotiations leading to, the Merger Agreement. Goldman Sachs has also provided certain investment banking services to CIENA from time to time, including having acted as the lead underwriter of its initial public offering of 5,000,000 shares of CIENA Common Stock in February 1997 and of its offering of 9,110,622 shares of CIENA Common Stock in July 1997. Tellabs selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger.

     Goldman Sachs provides a full range of financial advisory and securities services and in the course of its normal trading activities may from time to time effect transactions and hold securities, including derivative securities, of Tellabs or CIENA for its own account and for the account of customers.

     Pursuant to a letter agreement dated April 3, 1998 (the "Goldman Sachs Engagement Letter"), Tellabs engaged Goldman Sachs to act as its financial advisor in connection with the Merger. Pursuant to the terms of the Goldman Sachs Engagement Letter, Tellabs paid Goldman Sachs $5,000,000 upon the signing of the Merger Agreement and has agreed to pay Goldman Sachs upon consummation of the Merger a transaction fee equal to the lesser of (i) $20,000,000 or (ii) 0.25% of the aggregate consideration paid in such transaction, less any fees already paid pursuant to the Goldman Sachs Engagement Letter. Tellabs has also agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

CIENA'S REASONS FOR THE MERGER; RECOMMENDATION OF ITS BOARD OF DIRECTORS

     CIENA's relatively brief operating history has been marked by very rapid growth, driven by having been first to market with high capacity, open architecture DWDM systems at a time when telecommunications traffic was just starting to experience substantial and accelerating demand for capacity. CIENA's DWDM focus enabled it to market itself as a "best of breed" vendor to established carriers like Sprint Corporation ("Sprint") and LDDS WorldCom ("WorldCom"); however, CIENA's initial focus on long distance applications for DWDM systems necessarily meant that CIENA's business would be characterized by significant customer concentration. In CIENA's first full fiscal year of operations ending October 31, 1997, in excess of 97% of its revenues were derived from Sprint and WorldCom.

     CIENA has been aggressively pursuing internal efforts to broaden its DWDM product offerings beyond the long distance application, and thereby to broaden its customer base. Customer concentration remains, however, a material risk of CIENA's business, and this aspect was made evident in February 1998, when WorldCom announced a change in purchasing practices which significantly reduced WorldCom's previously anticipated level of purchasing from CIENA over a period of at least several months. While CIENA proved able in its second fiscal quarter ended April 30, 1998 to largely offset the sudden decline in purchasing from WorldCom with increased purchases from other customers, the risk associated with CIENA's customer concentration evidenced by WorldCom's announcement, the volatility in CIENA's stock price and the potential resulting adverse effect on CIENA's industry standing with customers and competitors are, in the view of the CIENA Board, significant factors affecting the company's future prospects. Additionally, CIENA's ability, with only a DWDM-based product line, to achieve prompt recovery from the WorldCom shortfall (or any other major unanticipated shortfall) has led and could continue to lead to increased pressure on margins as the company is forced to move aggressively to conclude offsetting new sales. Finally, the significant customer concentration of CIENA's business, in combination with the substantial investment in product customization and personnel necessary to serve major customers, leaves the company vulnerable to increasing pressure on operating margins if, as has been the case with AT&T Corp., the process of developing the major prospective customer into a revenue-generating customer takes longer than anticipated.

     Against the backdrop of WorldCom's February 1998 announcement and its various implications on the company as discussed above, members of CIENA's senior management, together with Board member Stephen Bradley, a professor of strategic planning at Harvard Business School, met from March 19 to March 22 to address the strategic direction and alternatives for the company. Industry trends, customer feedback and data, and selected competitor activities were examined and discussed in detail. Some important conclusions were:

     - Cost-effective solutions for transporting and managing the bandwidth in customer networks are increasingly critical, particularly as data traffic begins to dominate voice traffic;

     - Solutions will not necessarily be dependent on the existing telecommunications infrastructure that was built and optimized for voice traffic;

     - Depending on the customer, both "evolutionary" and "revolutionary" approaches would be taken to meet the network bandwidth requirements -- e.g., among traditional industry participants, movement toward innovative data services would likely be more evolutionary, building on the existing "CLASS 5" infrastructure that is the foundation for the existing voice network, while new, emerging carriers, such as CLECs, will quickly build innovative, revolutionary new data networks, with cost efficiencies and flexibility which will serve as a catalyst to more traditional players to move their networks toward a more data-centric model; and

     - CIENA's optical networking expertise and market position should have sustained value under either evolutionary or revolutionary scenarios, and could have an industry-shaping influence--but both the sustainability of the value and the ability to influence the industry could be difficult to maintain or achieve as an independent, stand-alone company.

     In the face of these conclusions, and the trend of the intensely competitive telecommunications equipment provider industry toward rapid consolidation, senior management formed the view that a strategic combination with another telecommunications equipment provider that could enable CIENA to be better positioned to compete in such an environment was desirable.

     Following the March meetings, Messrs. Nettles and Birck discussed the possibilities of combining the two companies. See "-- Background of the Merger." These discussions led members of CIENA management to conclude that a combination with Tellabs not only offered CIENA the ability to broaden its customer base and product line, but offered the combined company the ability to simultaneously participate in both the "evolutionary" movement of the industry and the "revolutionary" movement, particularly the ability to directly link ATM and IP traffic to the WDM transport layer through short-reach interfaces. As discussions and due diligence investigations proceeded with Tellabs, further synergies, opportunities and advantages were identified.

     The CIENA Board believes that a combination of CIENA and Tellabs is the best way to implement a long-term strategy toward becoming a leading telecommunications systems provider. The CIENA Board considered the following strategic and tactical reasons for the Merger:

     - The Merger will result in a combined company with significantly greater resources, a broader multi-technology product offering and greater sales and marketing capabilities than those of CIENA alone, thereby enabling the combined company to compete more effectively with competitors having greater resources and broader product offerings than CIENA alone.

     - CIENA currently derives all of its revenue from its DWDM products. Demand for these products is characterized by large orders from a limited number of customers. The Merger with Tellabs will provide CIENA with the benefit of Tellabs' broad, established customer base and stable revenue base.

     - CIENA believes that its future success is dependent, in part, on its ability to quickly bring new and diversified products to market. The combined company is expected to provide a more complete portfolio of bandwidth creation and management products than CIENA can provide alone.

     - The complementary rather than overlapping nature of the CIENA and Tellabs respective product lines and product development efforts, coupled with the perceived cultural fit between the companies, will enable the combined company to accelerate product development and achieve a time-to-market advantage by combining CIENA's capabilities in creating bandwidth with Tellabs' abilities to manage bandwidth.

     - The Merger will provide CIENA with the potential to expand the market presence of CIENA's products globally through a larger combined sales force and geographically through more extensive sales channels. Specifically, CIENA expects to benefit from Tellabs' relationships with the RBOCs, CLECs and international carriers.

     - Key members of CIENA's management team will have significant roles in the combined company.

     In reaching its decision to approve the Merger and to recommend that the CIENA stockholders vote to approve the Merger, the CIENA Board also considered, in addition to other matters, the following factors:

          (i) The effect on stockholder value of a combination with Tellabs, in light of the financial condition and prospects of CIENA and Tellabs and the current economic and industry environment, and other possible strategic alternatives for CIENA, including potential business combinations with industry participants other than Tellabs. In particular, the CIENA Board discussed the possibilities of potential combinations with other companies in the telecommunications industry and concluded that no other combination appeared likely to provide products, technology, culture and market position as complementary to CIENA's business as Tellabs, and that potential combinations considered with other third parties could involve substantially more risk to CIENA's stockholders than a combination with Tellabs;

          (ii) the historical performance of the common stock of CIENA and Tellabs. The CIENA Board viewed this factor favorably and determined that it supported the Exchange Ratio and the conclusion that the Merger is fair to CIENA stockholders from a financial standpoint;

          (iii) the results of the due diligence investigations by CIENA's management and its legal, financial and accounting advisors concerning the business, technology, products, operations, financial condition and prospects of Tellabs, and the opinion of Morgan Stanley that the Exchange Ratio, as of the date of such opinion, was fair to the stockholders of CIENA from a financial point of view;

          (iv) the terms and conditions of the Merger Agreement, including the consideration to be received by the stockholders of CIENA, the restrictions relating to solicitation of third-party proposals, including the provisions that prohibit CIENA and its directors, officers, employees and representatives from soliciting or encouraging any alternative proposals or, subject to the fiduciary duties of its board of directors, from negotiating with any third party with respect to an alternative proposal, the termination provisions and the size, nature and events that would trigger the payment of the termination fee. The CIENA Board determined that the terms of the Merger Agreement were, overall, favorable to the stockholders of CIENA. The CIENA Board recognized that the provisions limiting CIENA from soliciting or encouraging alternative proposals and the termination fee provisions would decrease the likelihood that a third party would offer to acquire CIENA. Nonetheless, the CIENA Board felt that such provisions were in the best interests of the CIENA stockholders because they enhanced the likelihood that the Merger would be accomplished. The CIENA Board considered whether it was in the best interest of the CIENA stockholders to pursue other strategic alternatives, including a sale of CIENA, or remain an independent company. The CIENA Board decided that the proposed Merger best addressed the interests of the CIENA stockholders because of the strategic benefits of the Merger, and because effectuation of the Merger would provide the CIENA stockholders with the benefits inherent in continued stock ownership in the combined company;

          (v) the terms and conditions of the Stock Option Agreement. The CIENA Board viewed this agreement favorably, because although the CIENA Board recognized that this agreement would decrease the likelihood that a third party would offer to acquire CIENA, the CIENA Board felt that the existence of this agreement would enhance the likelihood that the Merger would be consummated;

          (vi) the compatibility of the respective business philosophies and corporate cultures of CIENA and Tellabs, which the CIENA Board believed was important for the successful integration of the companies;

          (vii) the post-merger composition of senior management and the board of directors. The CIENA Board viewed this factor favorably and determined that it would provide the CIENA stockholders with the benefit of some continuity at the Board and management levels;

          (viii) the impact of the Merger on CIENA's customers, employees and suppliers, especially the potential effect of the Merger on CIENA employees, including compensation, benefits and responsibilities; and

          (ix) the possibility of achieving synergies, operating efficiencies and cost savings as a result of consummating the Merger and the likelihood that significant quarterly fluctuations in earnings would decrease as a result of the combination. The CIENA Board viewed these factors favorably, because such synergies, efficiencies, savings and decreased volatility would benefit the stockholders of CIENA and should be reflected in the future stock performance of Tellabs.

     In connection with its approval and recommendation, the CIENA Board also considered the following potential negative aspects and risks associated with the Merger:

          (i) the business risk associated with the ongoing businesses of CIENA and Tellabs, including risks associated with increased competition in the telecommunications service provider industry;

          (ii) the possibility that the integration of the businesses and management teams of CIENA and Tellabs would not proceed as planned, and the desired synergies would therefore not be achieved;

          (iii) the risk that despite the best efforts of the combined company, key technical, marketing and management personnel might not choose to remain employed by the combined company;

          (iv) the acceleration of certain CIENA options as a result of the transaction and the risk that one or more members of the management of CIENA who hold such options might choose to terminate employment following consummation of the Merger;

          (v) those provisions of the Merger Agreement and Stock Option Agreement which would require CIENA to pay a termination fee and to permit Tellabs to purchase up to 19.9% of CIENA's shares under the Stock Option Agreement should CIENA ultimately be acquired by a third party. The CIENA Board recognized that the provisions were typical to transactions of this type and that they were necessary in order to induce Tellabs to enter into the Merger Agreement; and

          (vi) the fixed Exchange Ratio will not be adjusted in the event of an increase or decrease in the market price of Tellabs Common Stock or CIENA Common Stock. While the CIENA Board recognized that fixed merger consideration could have a negative effect on stockholders of CIENA if the market price of Tellabs Common Stock declined relative to the market price of CIENA Common Stock, the CIENA Board recognized that fixed merger consideration in a transaction of this type is not unusual, and could in fact benefit the stockholders of CIENA if the market price of CIENA Common Stock declined relative to the market price of Tellabs Common Stock.

     After taking into consideration all of the factors set forth above, together with an analysis of the presentations of management, Morgan Stanley, Price Waterhouse LLP and legal counsel, the CIENA Board has unanimously determined that the Merger is fair to and in the best interest of CIENA and its stockholders.

     THE CIENA BOARD HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND THE CIENA BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF CIENA VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

OPINION OF CIENA'S FINANCIAL ADVISOR

     Pursuant to a letter agreement dated as of May 14, 1998 (the "Morgan Stanley Engagement Letter"), Morgan Stanley was engaged to provide financial advisory services in connection with the Merger. Morgan Stanley was selected by the CIENA Board to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation, as well as its knowledge of the business and affairs of CIENA. On June 2, 1998, Morgan Stanley rendered its written opinion to the CIENA Board to the effect that, as of such date, based upon and subject to the various considerations set forth in the opinion, the Exchange Ratio pursuant to the Merger Agreement was fair from a financial point of view to the holders of shares of CIENA Common Stock.

     THE FULL TEXT OF THE WRITTEN OPINION OF MORGAN STANLEY DATED JUNE 2, 1998, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS. CIENA STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO THE CIENA BOARD AND ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO PURSUANT TO THE MERGER AGREEMENT FROM A FINANCIAL POINT OF VIEW AS OF THE DATE OF THE OPINION, AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF CIENA COMMON STOCK AS TO HOW TO VOTE AT THE CIENA SPECIAL MEETING. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In connection with rendering its opinion, Morgan Stanley, among other things: (i) reviewed certain publicly available financial statements and other information of CIENA and Tellabs, respectively; (ii) discussed certain internal financial statements and other financial and operating data concerning CIENA and Tellabs prepared by the managements of CIENA and Tellabs, respectively; (iii) discussed the past and current operations and financial condition and the prospects of CIENA, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of CIENA; (iv) discussed the past and current operations and financial condition and the prospects of Tellabs, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Tellabs; (v) reviewed the pro forma impact of the Merger on the earnings per share of Tellabs; (vi) reviewed the reported prices and trading activity for the CIENA Common Stock and the Tellabs Common Stock; (vii) compared the financial performance of CIENA and Tellabs and the prices and trading activity of the CIENA Common Stock and Tellabs Common Stock with that of certain other publicly traded companies and their securities; (viii) reviewed the financial terms, to the extent publicly available, of certain comparable transactions; (ix) discussed with the senior managements of CIENA and Tellabs their strategic rationale for the Merger and certain alternatives to the Merger;
(x) participated in discussions and negotiations among representatives of CIENA and Tellabs and their financial and legal advisors; (xi) reviewed the Merger Agreement and certain related agreements; and (xii) performed such other studies and analyses and considered such other factors as Morgan Stanley deemed appropriate.

     Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the internal financial statements and other financial and operating data and discussions relating to the strategic, financial and operational benefits anticipated from the Merger provided by CIENA and Tellabs, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best then currently available estimates and judgments of the prospects of CIENA and Tellabs, respectively. Morgan Stanley relied upon the assessment by the managements of CIENA and Tellabs of their ability to retain key employees of both CIENA and Tellabs. Morgan Stanley also relied upon, without independent verification, the assessment by the managements of CIENA and Tellabs of CIENA's and Tellabs' technologies and products, the timing and risks associated with the integration of CIENA and Tellabs, and the validity of, and risks associated with, CIENA's and Tellabs' existing and future products and technologies. Morgan Stanley did not make any independent valuation or appraisal of the assets, liabilities or technologies of CIENA or Tellabs, nor was Morgan Stanley furnished with any such appraisals. In addition, Morgan Stanley assumed that the Merger would be accounted for as a pooling of interests business combination in accordance with GAAP, would be treated as a tax-free reorganization and/or exchange pursuant to the Code and would be consummated in accordance with the terms set forth in the Merger Agreement. Morgan Stanley's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion.

     In addition, in arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of CIENA or any of its assets.

     The following is a brief summary of certain of the analyses performed by Morgan Stanley in connection with the preparation of its written opinion dated June 2, 1998. Certain analyses performed by Morgan Stanley utilized financial estimates for CIENA and Tellabs based on estimates published by securities research analysts in the investment community.

     Comparative Stock Price Performance. As part of its analysis, Morgan Stanley reviewed the recent stock price performance of CIENA and Tellabs and compared such performance with that of a group of seven telecommunications equipment companies (the "Telecommunications Equipment Companies"). Morgan Stanley observed that over the period from February 7, 1997 (the date of the initial public offering of CIENA Common Stock) to June 2, 1998, the market price of CIENA Common Stock appreciated 55.6%, compared with appreciation of 60.7% for Tellabs Common Stock and 45.5% for an equal-weighted index of the market prices of the common stocks of the Telecommunications Equipment Companies. Morgan Stanley also observed that the closing market price of CIENA Common Stock on June 2, 1998 represented an increase of 12.0% from the closing market price on the prior trading day, June 1, 1998, and that over the period from February 7, 1997 to June 1, 1998, the market price of CIENA Common Stock appreciated 38.9%.

     Peer Group Comparison. Morgan Stanley compared certain financial information of CIENA and Tellabs with corresponding financial information for each of the Telecommunications Equipment Companies. Such financial information included, among other things, market valuation, current stock price as a multiple of earnings per share, and the ratio of the multiple of current stock price to estimated earnings per share in the calendar year 1999 to the estimated, long-term earnings per share growth rate. Among other things, this analysis indicated that, as of June 2, 1998, based on earnings per share and long-term earnings per share growth rate estimates of securities research analysts, CIENA Common Stock traded at a multiple of 31.5 times estimated earnings per share for the calendar year 1999 (representing a multiple of 0.8 times its estimated, long-term earnings per share growth rate), compared to a multiple of 29.3 times (representing a multiple of 1.0 times its estimated, long-term earnings per share growth rate) for Tellabs and a median multiple of 28.7 times (representing a multiple of 1.1 times the median estimated, long-term earnings per share growth rate) for the Telecommunications Equipment Companies. Morgan Stanley observed that the closing market price of CIENA Common Stock on June 2, 1998 represented an increase of 12.0% from the closing market price on the prior trading day, June 1, 1998; as a result, Morgan Stanley also calculated the financial multiples and ratios for CIENA as of June 1, 1998. These calculations indicated that, as of such date, CIENA Common Stock traded at a multiple of 28.1 times estimated earnings per share for the calendar year 1999 (representing a multiple of 0.7 times its estimated, long-term earnings per share growth rate). The peer group comparison also showed long-term earnings per share growth rate estimates of 40.0% for CIENA, 30.0% for Tellabs and a median of 25.0% for the Telecommunications Equipment Companies based on a compilation of securities research analyst forecasts.

     No company utilized in the peer group comparison is identical to CIENA or Tellabs. In evaluating the peer group companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of CIENA and Tellabs, such as the impact of competition on CIENA or Tellabs and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of CIENA or Tellabs or the industry or in the financial markets in general.

     Analysis of Selected Precedent Transactions. As part of its analysis, Morgan Stanley reviewed eleven transactions involving telecommunications equipment companies (the "Telecommunications Equipment Transactions"). Morgan Stanley compared certain statistics for each of the Telecommunications Equipment Transactions to corresponding statistics for CIENA based on the Exchange Ratio and the closing market price of Tellabs Common Stock on June 2, 1998. For the Telecommunications Equipment Transactions, this analysis indicated multiples of net sales ranging from 2.3 times to 19.6 times latest twelve months net sales, multiples of earnings ranging from 19.2 times to 67.3 times one year forward earnings, and premiums paid to closing stock prices ranging from 11.1% to 34.7% for one day prior to transaction announcement and 0.9% to 60.4% for thirty days prior to transaction announcement. These statistics compared to a multiple of
12.9 times latest twelve months net sales, a multiple of 43.8 times one year forward earnings, and premiums to closing stock prices of 14.4% for one day prior to transaction announcement and 36.2% for thirty days prior to transaction announcement for CIENA based on the Exchange Ratio and the closing market price of the Tellabs Common Stock on June 2, 1998. Morgan Stanley observed that the closing market price of CIENA Common Stock on June 2, 1998 represented an increase of 12.0% from the closing market price on the prior trading day, June 1, 1998; as a result, Morgan Stanley also calculated the implied premium paid to the closing market price for CIENA Common Stock as of June 1, 1998. This calculation indicated an implied premium of 28.2% to the closing market price for CIENA Common Stock as of June 1, 1998 based on the Exchange Ratio and the closing market price of Tellabs Common Stock on June 2, 1998.

     No transaction utilized in the analysis of selected precedent transactions is identical to the Merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of CIENA and Tellabs, such as the impact of competition on CIENA or Tellabs and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of CIENA or Tellabs or the industry or in the financial markets in general.

     Discounted Equity Value. Morgan Stanley performed an analysis of the present value per share of CIENA's and Tellabs' respective future trading prices based on a range of earnings per share estimates for CIENA and Tellabs for the calendar years 1999 and 2001; illustrative multiples of earnings per share, ranging from 29.6 times to 35.6 times for CIENA (the mid-point of 32.6 times representing CIENA's multiple of estimated next twelve months earnings per share as of June 1, 1998), and 30.5 times to 36.5 times for Tellabs (the mid-point of
33.5 times representing Tellabs' multiple of estimated next twelve months earnings per share as of June 2, 1998); and a range of illustrative discount rates, ranging from 17.0% to 20.0% for CIENA and 14.5% to 17.5% for Tellabs, based on Morgan Stanley estimates of the theoretical rates of return required by stockholders to hold shares of CIENA Common Stock and Tellabs Common Stock, respectively. Based on this analysis, Morgan Stanley estimated a present value per share of the potential future trading prices ranging from $41.95 to $98.97 for CIENA Common Stock and $53.90 to $113.92 for Tellabs Common Stock.

Additionally, Morgan Stanley compared the present value per share of the potential future trading price of CIENA Common Stock to the pro forma present value per equivalent share of the potential future trading price assuming consummation of the Merger. This analysis showed values per equivalent share ranging from $58.45 to $103.16 for CIENA Common Stock assuming consummation of the Merger and based on multiples ranging from 30.3 times to 36.3 times (the mid-point of 33.3 times representing the blended multiple of estimated next twelve months earnings per share of the combined company as of June 1, 1998, in the case of CIENA, and June 2, 1998, in the case of Tellabs, based on the net income contribution by each of CIENA and Tellabs) and a range of illustrative discount rates of 15.5% to 18.5%. This analysis suggested that, based on the aforementioned earnings per share estimates, multiples of earnings and discount rates, the range of present values of the potential future trading price per equivalent share of CIENA Common Stock for the combined company could be higher than for CIENA as a stand-alone entity.

     Relative Contribution Analysis. Morgan Stanley analyzed the pro forma contribution of each of CIENA and Tellabs, based on historical information and securities research analyst forecasts, to the resultant combined company assuming consummation of the Merger. This analysis indicated that, in terms of net sales, operating income and net income, CIENA would contribute 29.0%, 37.6% and 36.1%, respectively, in calendar year 1997; 30.2%, 32.5% and 31.2%, respectively, in calendar year 1998; and 31.5%, 32.9% and 31.5%, respectively, in calendar year 1999. These statistics, adjusted to reflect each company's respective capital structure, were compared to the pro forma ownership of the outstanding common stock of the combined company, implied by the Exchange Ratio, of 35.1% for CIENA stockholders on a diluted basis.

     Exchange Ratio Analysis. Morgan Stanley compared the Exchange Ratio to selected average historical exchange ratios and the exchange ratios implied by certain statistics calculated in the relative contribution analysis. Morgan Stanley reviewed the ratios of the closing market prices of CIENA Common Stock to Tellabs Common Stock over various periods ending June 2, 1998, and calculated the premiums represented by the Exchange Ratio over the averages of these daily ratios over various periods. The averages of these daily ratios of the closing market prices of CIENA Common Stock to Tellabs Common Stock were 0.874 at the close of market on June 2, 1998, 0.781 at the close of the market on June 1, 1998, 0.754 for the previous 10 trading days, 0.748 for the previous 30 trading days, 0.715 for the previous 60 trading days, 0.781 for the previous 90 trading days, 0.906 for the latest twelve months and 0.886 since February 7, 1997 (the date of the initial public offering of CIENA Common Stock). The Exchange Ratio represented premiums of 14.4%, 28.1%, 32.7%, 33.7%, 39.9%, 28.0%, 10.4% and
12.8%, respectively, over the aforementioned average ratios of the prices of CIENA Common Stock to Tellabs Common Stock. Morgan Stanley also reviewed the exchange ratios implied by the relative contribution of net sales, operating income and net income by each of CIENA and Tellabs to the combined company based on securities research analyst forecasts. The exchange ratios implied by contribution of net sales, operating income and net income in the calendar year 1999 were 0.854, 0.910 and 0.854, respectively. The Exchange Ratio represented premiums of 17.1%, 9.9% and 17.2%, respectively, over the aforementioned exchange ratios implied by the contribution of net sales, operating income and net income by CIENA to the combined company.

     Pro Forma Analysis of the Merger. Morgan Stanley analyzed the pro forma impact of the Merger on Tellabs' estimated earnings per share for the calendar years 1998, 1999 and 2000, based on securities research analyst estimates. Morgan Stanley observed that, assuming the Merger was treated as a pooling of interests for accounting purposes and before taking into account any one-time restructuring charges or any potential synergies that may result from the combination, the Merger would result in earnings per share dilution for Tellabs stockholders for each of the calendar years 1998, 1999 and 2000, respectively, based on the Exchange Ratio.

     In connection with the review of the Merger by the CIENA Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of its opinion given in connection therewith. While the foregoing summary describes the analyses and factors reviewed by Morgan Stanley in connection with its opinion, it does not purport to be a complete description of all the analyses performed by Morgan Stanley in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of CIENA or Tellabs. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of CIENA or Tellabs. Any estimates contained therein are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness of the Exchange Ratio pursuant to the Merger Agreement from a financial point of view to the holders of shares of CIENA Common Stock and were conducted in connection with the delivery of Morgan Stanley's opinion. The analyses do not purport to be appraisals or to reflect the prices at which CIENA or Tellabs might actually be sold.

     The Exchange Ratio pursuant to the Merger Agreement was determined through arm's-length negotiations between CIENA and Tellabs and was approved by the CIENA Board. Morgan Stanley did not recommend any specific exchange ratio to CIENA or that any specific exchange ratio constituted the only appropriate exchange ratio for the Merger. Morgan Stanley's opinion to the CIENA Board was one of many factors taken into consideration by the CIENA Board in making its determination to approve the Merger. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the CIENA Board with respect to the value of CIENA or whether the CIENA Board would have been willing to agree to a different exchange ratio.

     The CIENA Board retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of Morgan Stanley's trading, brokerage and financing activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade, make a market or otherwise effect transactions, for its own account or for the accounts of customers, in the equity securities of CIENA or Tellabs. In the past, Morgan Stanley and its affiliates have provided financing services for Tellabs and have received fees for the rendering of these services.

     Pursuant to the Morgan Stanley Engagement Letter, Morgan Stanley has provided advisory services and a financial opinion in connection with the Merger and CIENA has agreed to pay a fee to Morgan Stanley equal to 0.23% of the aggregate value of the transaction if the Merger is consummated. In addition, CIENA has also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including the fees of its legal counsel and certain liabilities under the federal securities laws, arising out of Morgan Stanley's engagement and the transactions in connection therewith.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     It is a condition to the consummation of the Merger that CIENA receive an opinion from its counsel, Hogan & Hartson L.L.P., and that Tellabs receive an opinion from its counsel, Sidley & Austin, substantially to the effect that for federal income tax purposes: (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and CIENA, Sub and Tellabs will each be a party to such reorganization within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by Tellabs, Sub or CIENA as a result of the Merger; (iii) no gain or loss will be recognized by the stockholders of CIENA upon the conversion of their shares of CIENA Common Stock into shares of Tellabs Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Tellabs Common Stock;
(iv) the aggregate tax basis of the shares of Tellabs Common Stock received in exchange for shares of CIENA Common Stock pursuant to the Merger (including a fractional share of

Tellabs Common Stock for which cash is received) will be the same as the aggregate tax basis of such shares of CIENA Common Stock; (v) the holding period for shares of Tellabs Common Stock received in exchange for CIENA Common Stock pursuant to the Merger will include the holder's holding period for such shares of CIENA Common Stock, provided such shares of CIENA Common Stock were held as capital assets by the holder at the Effective Time; and (vi) a stockholder of CIENA who receives cash in lieu of a fractional share of Tellabs Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's tax basis in the fractional shares (determined under clause (iv) above) and the amount of cash received. Each such opinion will be based on current law and various other assumptions.

     Such opinions may not be applicable to, among other persons, stockholders of CIENA who, for federal income tax purposes, are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates, or who acquired their CIENA Common Stock pursuant to the exercise of employee stock options or otherwise as compensation.

     In rendering such opinions, Hogan & Hartson L.L.P. and Sidley & Austin will rely upon representations of Tellabs and representations of CIENA and may rely upon representations of others.

     THE FOREGOING DISCUSSION IS INCLUDED FOR GENERAL INFORMATION AND IS BASED ON CURRENT LAW. IN ADDITION, THE DISCUSSION DOES NOT ADDRESS ALL OF THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO PARTICULAR TAXPAYERS IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES OR TO TAXPAYERS SUBJECT TO SPECIAL TREATMENT UNDER THE CODE (FOR EXAMPLE, INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, DEALERS IN SECURITIES AND TAX-EXEMPT ORGANIZATIONS). EACH STOCKHOLDER OF CIENA SHOULD CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

     NO INFORMATION IS PROVIDED HEREIN WITH RESPECT TO THE TAX CONSEQUENCES, IF ANY, OF THE MERGER UNDER APPLICABLE FOREIGN, STATE, LOCAL AND OTHER TAX LAWS. THE FOREGOING DISCUSSION IS BASED UPON THE PROVISIONS OF THE CODE, APPLICABLE TREASURY REGULATIONS THEREUNDER, INTERNAL REVENUE SERVICE RULINGS AND JUDICIAL DECISIONS, AS IN EFFECT AS OF THE DATE HEREOF. THERE CAN BE NO ASSURANCE THAT FUTURE LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL CHANGES OR INTERPRETATIONS WILL NOT AFFECT THE ACCURACY OF THE STATEMENTS OR CONCLUSIONS SET FORTH HEREIN. ANY SUCH CHANGE COULD APPLY RETROACTIVELY AND COULD AFFECT THE ACCURACY OF SUCH DISCUSSION. NO RULINGS HAVE OR WILL BE SOUGHT FROM THE INTERNAL REVENUE SERVICE CONCERNING THE TAX CONSEQUENCES OF THE MERGER.

ANTICIPATED ACCOUNTING TREATMENT

     The Merger is expected to be accounted for as a "pooling of interests" in accordance with GAAP. Under this accounting method, the recorded assets and liabilities of Tellabs and CIENA will be carried forward at their recorded amounts to the combined enterprise, income of the combined enterprise will include income of Tellabs and CIENA for the entire fiscal year in which the Merger occurs and the reported income of Tellabs and CIENA for prior periods will be combined and restated as income of the combined enterprise. It is a condition to the consummation of the Merger that Tellabs receive the opinion of Ernst & Young LLP that the Merger will qualify for pooling of interests accounting treatment. See "THE MERGER AGREEMENT -- Conditions to the Merger."

GOVERNMENTAL AND REGULATORY APPROVALS

     Filings with, notifications to and authorizations and approvals of various governmental agencies with respect to the transactions contemplated by the Merger Agreement, relating primarily to antitrust and securities law issues, must be made and received prior to the consummation of the Merger.

     The consummation of the Merger is conditioned upon the expiration or termination of the applicable waiting period under the HSR Act. Under the HSR Act and the regulations promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the applicable waiting period has expired or been terminated. On July 15, 1998, Tellabs and CIENA received notice of early termination of the waiting period under the HSR Act.

     At any time before or after the Effective Time, notwithstanding that the waiting period under the HSR Act has been terminated, the FTC or the Antitrust Division could take such action under the antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of assets of Tellabs or CIENA. Similarly, at any time before or after the Effective Time, and notwithstanding that the waiting period under the HSR Act has been terminated, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest and any foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal with jurisdiction to do so could take action under its antitrust or similar laws. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of businesses of CIENA or Tellabs. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

     Tellabs and CIENA believe that the Merger can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, Tellabs and CIENA would prevail or would not be required to accept certain conditions, possibly including certain divestitures, in order to consummate the Merger.

     The respective obligations of Tellabs and CIENA to consummate the Merger are subject to the conditions that (i) no court or other governmental entity having jurisdiction over Tellabs or CIENA, or any of their respective subsidiaries, has enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated by the Merger Agreement illegal and (ii) no suit, action or proceeding by any governmental entity relating to the Merger Agreement or the Stock Option Agreement is pending which would have a material adverse effect on CIENA or Tellabs. See "THE MERGER AGREEMENT -- Conditions to the Merger."

PERCENTAGE OWNERSHIP INTEREST OF CIENA STOCKHOLDERS AFTER THE MERGER

     Pursuant to the Agreement and Plan of Merger dated as of February 16, 1998 (the "Coherent Merger Agreement") among Tellabs, Cardinal Merger Co., a wholly owned subsidiary of Tellabs ("Coherent Sub"), and Coherent, Coherent Sub will be merged with and into Coherent (the "Coherent Merger"), with Coherent surviving as a wholly owned subsidiary of Tellabs. Subject to the terms and conditions of the Coherent Merger Agreement, Tellabs may issue up to 11,722,949 shares of Tellabs Common Stock in connection with the Coherent Merger.

     Assuming that the Coherent Merger has been consummated prior to the Effective Time, then, based on the number of shares of Tellabs Common Stock outstanding on the Tellabs Record Date and assuming the delivery of approximately 102,506,531 shares of Tellabs Common Stock in connection with the Merger and approximately 11,722,949 shares of Tellabs Common Stock in connection with the Coherent Merger, upon consummation of the Merger there will be approximately 296,788,182 shares of Tellabs Common Stock outstanding at the Effective Time, of which the stockholders of CIENA will own approximately 34.5%. Assuming that the Coherent Merger has not been consummated prior to the Effective Time, then, based on the number of shares of Tellabs Common Stock outstanding on the Tellabs Record Date and assuming the delivery of approximately 102,506,531 shares of Tellabs Common Stock in connection with the Merger, upon consummation of the Merger there will be approximately 285,065,233 shares of Tellabs Common Stock outstanding at the Effective Time, of which the stockholders of CIENA will own approximately 36%.

ABSENCE OF APPRAISAL RIGHTS

     Under the DGCL, stockholders of Tellabs are not entitled to appraisal rights with respect to approval of the Share Issuance and stockholders of CIENA are not entitled to appraisal rights with respect to the approval and adoption of the Merger Agreement.

RESALES OF TELLABS COMMON STOCK

     All shares of Tellabs Common Stock issued in connection with the Merger will be freely transferable, except that any shares of Tellabs Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of CIENA prior to the Merger may be resold by them only in transactions registered under the Securities Act, permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 thereunder if such persons are or become affiliates of Tellabs) or otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Tellabs or CIENA generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party.

     CIENA has caused each of its affiliates to deliver to Tellabs a written agreement providing that such person will not (i) sell, pledge, transfer or otherwise dispose of any CIENA Common Stock or any shares of Tellabs Common Stock issued to such person in connection with the Merger, except pursuant to an effective registration statement or in compliance with such Rule 145 or another exemption from the registration requirements of the Securities Act or (ii) sell or in any other way reduce such person's risk relative to any CIENA Common Stock or any shares of Tellabs Common Stock received in the Merger during the period (the "Resale Period") commencing 30 days prior to the Effective Time and ending at such time as the financial results covering at least 30 days of post-Merger operations have been published by Tellabs.

     Tellabs has caused its affiliates to deliver to it a written agreement providing that such person will not sell, pledge, transfer or otherwise dispose of, or in any other way reduce such person's risk relative to, any shares of Tellabs Common Stock or any shares of CIENA Common Stock during the Resale Period.

                              THE MERGER AGREEMENT

     The following is a summary of certain provisions of the Merger Agreement, a conformed copy of which is attached hereto as Annex A to this Joint Proxy Statement/Prospectus and incorporated herein by reference. This summary is qualified in its entirety by reference to the Merger Agreement. Stockholders of Tellabs and CIENA are urged to read the Merger Agreement in its entirety for a more complete description of the Merger. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

TERMS OF THE MERGER

     The Merger Agreement provides that, upon the terms and subject to the conditions contained therein, including the approval of the Stock Issuance by the holders of Tellabs Common Stock and the approval and adoption of the Merger Agreement by the holders of CIENA Common Stock, Sub will be merged with and into CIENA at the Effective Time, and CIENA will continue as the Surviving Corporation.

     After the conditions precedent to the Merger have been fulfilled or waived (where permissible), the filing of a duly executed Certificate of Merger will be made with the Secretary of State of the State of Delaware, and the Merger will become effective at the Effective Time, which will occur upon the filing of the Certificate of Merger or such later time established thereby (provided that such later date is not more than 30 days after the Certificate of Merger is filed).

     Pursuant to the Merger Agreement, as of the Effective Time, all shares of CIENA Common Stock that are held in the treasury of CIENA or by any wholly owned subsidiary of CIENA and any shares of CIENA Common Stock owned by Tellabs, together with associated preferred stock purchase rights, will be canceled and no capital stock of Tellabs or other consideration will be delivered in exchange therefor.

     Each issued and outstanding share of common stock, par value $.01 per share, of Sub will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

     Subject to the terms and conditions of the Merger Agreement, each share of CIENA Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled), together with associated preferred stock purchase rights, will be converted into one validly issued, fully paid and nonassessable share of Tellabs Common Stock. All shares of CIENA Common Stock, when so converted, will no longer be outstanding and will automatically be canceled and retired and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive certain dividends and other distributions, certificates representing the shares of Tellabs Common Stock into which such shares are converted and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such certificate.

     In the event of any reclassification, stock split or stock dividend with respect to Tellabs Common Stock or any change or conversion of Tellabs Common Stock into other securities (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, will be made to the Exchange Ratio, and all references to the Exchange Ratio in the Merger Agreement will be deemed to be to the Exchange Ratio as so adjusted.

SURRENDER AND PAYMENT

     Tellabs will authorize a commercial bank (or such other person or persons as will be reasonably acceptable to Tellabs and CIENA) to act as Exchange Agent (the "Exchange Agent"). As soon as practicable after the Effective Time, Tellabs will deposit with the Exchange Agent certificates representing the shares of Tellabs Common Stock issuable pursuant to the Merger Agreement in exchange for outstanding shares of CIENA Common Stock and cash, as required to make payments in lieu of any fractional shares (such cash and shares of Tellabs Common Stock, together with any dividends or distributions with respect thereto, being the "Exchange Fund"). The Exchange Agent will deliver the Tellabs Common Stock issuable pursuant to the Merger Agreement out of the Exchange Fund.

     Tellabs will instruct the Exchange Agent, as soon as practicable after the Effective Time, to mail to each record holder of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of CIENA Common Stock converted in the Merger (the "Certificates"), a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon actual delivery to the Exchange Agent, and will contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Tellabs Common Stock and cash in lieu of fractional shares). Upon surrender for cancellation to the Exchange Agent of all Certificates held by any record holder of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate will be entitled to receive in exchange therefor a certificate representing the number of whole shares of Tellabs Common Stock into which the shares represented by the surrendered Certificates will have been converted at the Effective Time, cash in lieu of any fractional share, and certain dividends and other distributions in accordance with the Merger Agreement, and any Certificate so surrendered will forthwith be canceled.

     All shares of Tellabs Common Stock issued upon the surrender of Certificates in accordance with the terms of the Merger Agreement (including any cash paid pursuant to the Merger Agreement) will be deemed to have been issued in full satisfaction of all rights pertaining to the shares of CIENA Common Stock represented by such Certificates.

FRACTIONAL SHARES

     No certificates or scrip representing fractional shares of Tellabs Common Stock will be issued upon the surrender for exchange of Certificates, no Tellabs dividend or other distribution or stock split will relate to any fractional share, and no fractional share will entitle the owner thereof to vote or to any other rights of a security holder of Tellabs. In lieu of any such fractional shares, each holder of CIENA Common Stock who would otherwise have been entitled to a fraction of a share of Tellabs Common Stock upon surrender of Certificates for exchange will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the last reported sales price per share on Nasdaq of Tellabs Common Stock on the date of the Effective Time (or, if the shares of Tellabs Common Stock do not trade on Nasdaq on such date, the first date of trading of the Tellabs Common Stock on Nasdaq after the Effective
Time) by (ii) the fractional interest to which such holder would otherwise be entitled.

CONDITIONS TO THE MERGER

     The respective obligations of Tellabs, CIENA and Sub to effect the Merger will be subject to the fulfillment of certain conditions at or prior to the Effective Time, including: (a) approval of the Merger Agreement by the requisite vote of stockholders of CIENA and approval of the Stock Issuance by the requisite vote of the stockholders of Tellabs; (b) the authorization for quotation on Nasdaq, subject to official notice of issuance, of the shares of Tellabs Common Stock issuable in the Merger; (c) expiration or termination of the waiting period (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act; (d) all authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated by the Merger Agreement illegal or would have, individually or in the aggregate, a material adverse effect on Tellabs (assuming the Merger had taken place), will have been obtained, will have been made or will have occurred; (e) no stop order suspending the effectiveness of the Registration Statement will have been issued by the SEC and no proceedings for that purpose will have been initiated or, to the knowledge of Tellabs or CIENA, threatened by the SEC; and (f) no court or other governmental entity having jurisdiction over CIENA or Tellabs or any of their respective subsidiaries will have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated by the Merger Agreement illegal.

     The obligations of CIENA to effect the Merger are also subject to the satisfaction of certain conditions at or prior to the Effective Time, including that: (a) each of the representations and warranties of Tellabs and

Sub that is qualified by materiality will be true and correct on and as of the Effective Time as if made on and as of the Effective Time (except to the extent they relate to a particular date) and each of the representations and warranties of Tellabs and Sub that is not so qualified will be true and correct in all material respects on and as of the Effective Time as if made on and as of the Effective Time (except to the extent they relate to a particular date), in each case except as contemplated or permitted by the Merger Agreement; each of Tellabs and Sub will have performed in all material respects each of its agreements contained in the Merger Agreement required to be performed on or prior to the Effective Time; and CIENA will have received from Tellabs a certificate to that effect; (b) CIENA will have received an opinion of Hogan & Hartson L.L.P. relating to certain tax matters; (c) since the date of the Merger Agreement, there will not have been any events, changes or developments that, individually or in the aggregate, would have a material adverse effect on Tellabs; provided, that, for purposes of this condition, a material adverse effect on the results of operations of Tellabs will only be deemed to be such to the extent it relates to the long-term prospects of the results of operations of Tellabs and its subsidiaries taken as a whole; and CIENA will have received a certificate from Tellabs to such effect; (d) Tellabs will have obtained the consent or approval of each person that is not a governmental entity whose consent or approval is required in connection with the transactions contemplated by the Merger Agreement under any loan or credit agreement, note, mortgage, indenture, lease or other agreement by which Tellabs or any of its subsidiaries is bound except where failure to obtain such consents or approvals would not have a material adverse effect on Tellabs; and (e) there will not have been instituted or pending any suit, action or proceeding by any governmental entity relating to the Merger Agreement, the Stock Option Agreement or any of the transactions contemplated therein which would have a material adverse effect on CIENA or Tellabs.

     The obligations of Tellabs and Sub to effect the Merger are subject to the satisfaction of certain conditions at or prior to the Effective Time, including that: (a) each of the representations and warranties of CIENA that is qualified by materiality will be true and correct on and as of the Effective Time as if made on and as of the Effective Time (except to the extent they relate to a particular date) and each of the representations and warranties of CIENA that is not so qualified will be true and correct in all material respects on and as of the Effective Time as if made on and as of the Effective Time (except to the extent they relate to a particular date), in each case except as contemplated or permitted by the Merger Agreement; CIENA will have performed in all material respects each of its agreements contained in the Merger Agreement required to be performed on or before the Effective Time; and Tellabs will have received from CIENA a certificate to that effect; (b) Tellabs will have received an opinion of Sidley & Austin relating to certain tax matters; (c) Tellabs will have received an opinion of Ernst & Young LLP (or any successor thereto) that the Merger will qualify for pooling of interests accounting treatment under Accounting Board Opinion No. 16 if closed and consummated in accordance with the Merger Agreement (which opinion will be based, as to the financial statements of CIENA, on a customary "pooling" letter of PricewaterhouseCoopers LLP); (d) CIENA will have obtained the consent or approval of each person that is not a governmental entity whose consent or approval will be required in connection with the transactions contemplated by the Merger Agreement under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument by which CIENA or any of its subsidiaries is bound except as to which the failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on CIENA; (e) since the date of the Merger Agreement, there will not have been any events, changes or developments that, individually or in the aggregate, would have a material adverse effect on CIENA, provided, that, for purposes of this condition, a material adverse effect on the results of operations of CIENA and its subsidiaries will only be deemed to be such to the extent it relates to the long-term prospects of the results of operations of CIENA and its subsidiaries taken as a whole; and Tellabs will have received a certificate from CIENA to such effect; (f) there will not have been instituted or pending any suit, action or proceeding by any governmental entity relating to the Merger Agreement, the Stock Option Agreement or any of the transactions contemplated therein which would have a material adverse effect on Tellabs or CIENA; and (g) the rights to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock of CIENA (the "Rights") will not have become nonredeemable, exercisable, distributed or triggered pursuant to the terms of the Rights Agreement dated as of December 29, 1997 (the "Rights Agreement") between CIENA and BankBoston, N.A., as rights agent.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains customary representations and warranties of Tellabs and Sub, including, among other things, (a) as to the due organization, valid existence and good standing of Tellabs and its subsidiaries, (b) as to the capital structure of Tellabs and its subsidiaries; (c) as to the authorization, execution, delivery and enforceability of the Merger Agreement and the Stock Option Agreement and related matters; (d) the absence of conflicts under Tellabs' or its subsidiaries' charter and by-laws, agreements, or under any governmental orders or applicable laws; (e) that the documents filed by Tellabs with the SEC since January 1, 1997 did not, at the time they were filed, contain material misstatements or omissions; (f) that the information supplied by Tellabs and Sub to be included in this Joint Proxy Statement/Prospectus or in the Registration Statement in connection with the Tellabs Special Meeting and the CIENA Special Meeting will be free from material misstatements and omissions; (g) that there has been no material adverse change with respect to Tellabs and its subsidiaries except as disclosed in its documents filed with the SEC; (h) as to governmental licenses and permits, and compliance with laws; (i) as to compliance with relevant tax laws; (j) with respect to actions and proceedings pending against or involving Tellabs or its subsidiaries; (k) as to employee benefit plans and labor matters; (l) as to compliance with worker safety laws and environmental laws; (m) as to intellectual property; (n) as to actions taken or not taken that would jeopardize the contemplated tax and accounting treatment of the Merger; (o) as to the vote of Tellabs' stockholders required to approve the Share Issuance; (p) as to the receipt of a fairness opinion from Goldman Sachs; (q) as to brokers; and (r) as to the operations of Sub.

     The Merger Agreement also contains similar customary representations and warranties of CIENA.

CONDUCT OF BUSINESS PENDING THE MERGER

     Actions by CIENA. Pursuant to the Merger Agreement, CIENA has agreed that, during the period from the date of the Merger Agreement through the Effective Time (except as otherwise expressly permitted by the terms of the Merger Agreement), it will, and will cause its subsidiaries to, in all material respects carry on its business in the ordinary course as conducted as of the date of the Merger Agreement and, to the extent consistent therewith, use reasonable best efforts to preserve intact its then current business organizations, keep available the services of its then current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business will be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by the Merger Agreement, CIENA will not, and will not permit any of its subsidiaries to, without the prior written consent of Tellabs: (a) (1) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, (2) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (3) purchase, redeem or otherwise acquire any shares of capital stock of CIENA or any other securities thereof or any rights, warrants or options to acquire any shares or other securities or (4) amend the Rights Agreement; (b) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than (1) the issuance of shares of CIENA Common Stock upon the exercise of CIENA stock options outstanding on the date of the Merger Agreement in accordance with their then current terms; (2) the issuance of CIENA Common Stock pursuant to the Stock Option Agreement; and (3) the issuance of CIENA stock options to purchase up to 800,000 shares of CIENA Common Stock in the ordinary course of business consistent with past practice to newly hired employees who are not officers of CIENA or any of its subsidiaries (and provided that no individual receives CIENA stock options to purchase in excess of 12,500 shares of CIENA Common Stock); (c) amend its charter or by-laws or other comparable charter or organizational documents; (d) acquire or agree to acquire any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than assets acquired in the ordinary course of business and not material to CIENA and its subsidiaries taken as a whole; (e) sell, lease, license (as licensor of any intellectual property rights of CIENA), mortgage, encumber or otherwise dispose of any of its properties or assets other than sales, leases or licenses of products or services in the ordinary course of business and not material to CIENA and its subsidiaries, taken as a whole; (f) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than indebtedness, loans, advances, capital contributions and investments between CIENA and any of its wholly owned subsidiaries or between any of such wholly owned subsidiaries or cash management activities carried on in the ordinary course of business consistent with past practice; (g) alter the corporate structure or ownership of CIENA or any subsidiary; (h) enter into, adopt or amend any severance plan, agreement or arrangement, CIENA employee plan or employment or consulting agreement, except as required by law and except for entering into any consulting agreements in the ordinary course of business consistent with past practice; (i) increase the compensation payable or to become payable to its directors, officers or employees (except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of CIENA or any of its subsidiaries who are not officers of CIENA or any of its subsidiaries) or grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any current or former director or officer of CIENA or any of its subsidiaries, or establish, adopt, enter into, or, except as may be required to comply with applicable law, amend or take action to enhance or accelerate any rights or benefits under, any plan or arrangement for the benefit of any current or former director, officer or employee; (j) knowingly violate or knowingly fail to perform any obligation or duty imposed upon it or any subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance; (k) make any change to accounting policies or procedures (other than actions required to be taken by GAAP); (1) prepare or file any tax return inconsistent with past practice or, on any such tax return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar tax returns in prior periods; (m) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability; (n) enter into, amend or terminate any agreement or contract pursuant to which any third party is granted marketing, distribution, material manufacturing or any exclusive rights with respect to any CIENA product, process or technology; amend certain noncompetition agreements with certain of its employees or make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $10 million or, in the aggregate, are in excess of $60 million prior to October 30, 1998 (or in excess of $80 million at any time); (o) waive or release any material right or claim, or pay, discharge or satisfy, any material claims, liabilities or obligations, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the most recent financial statements (or the notes thereto) of CIENA included in documents filed with the SEC prior to the date of the Merger Agreement, or incurred in the ordinary course of business consistent with past practice; (p) initiate any litigation or arbitration proceeding or settle or compromise any material litigation or arbitration proceeding; or (q) authorize, recommend, propose or announce an intention to do any of the foregoing or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     During the period from the date of the Merger Agreement through the Effective Time, CIENA will not terminate, amend, modify or waive any provision of (and will fully enforce) any confidentiality agreement relating to a takeover proposal or standstill agreement to which CIENA or any of its subsidiaries is a party (other than any involving Tellabs).

     Actions by Tellabs. During the period from the date of the Merger Agreement to the Effective Time of the Merger, Tellabs will not, and will not permit any of its subsidiaries to, without the prior written consent of CIENA: (a) declare, set aside or pay any cash dividends on, or make any other cash distributions in respect of, any of the capital stock of Tellabs; (b) subject to certain exceptions, amend the Tellabs Charter or Tellabs By-laws; (c) alter (through liquidation, organization or restructuring) the corporate structure of Tellabs; or (d) authorize, recommend, propose or announce any intention to do any of the foregoing or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

CIENA STOCK OPTIONS

     Each CIENA Stock Option which is outstanding immediately prior to the Effective Time pursuant to the CIENA Stock Option Plans will become and represent an option (a "Substitute Option") to purchase the number of shares of Tellabs Common Stock (decreased to the nearest full share) determined by multiplying (i) the number of shares of CIENA Common Stock subject to such CIENA Stock Option by (ii) the Exchange Ratio, at an exercise price per share of Tellabs Common Stock (rounded up to the nearest tenth of a cent) equal to the exercise price per share of CIENA Common Stock immediately prior to or at the Effective Time divided by the Exchange Ratio. Tellabs will pay cash to holders of CIENA Stock Options in lieu of issuing fractional shares of Tellabs Common Stock upon the exercise of Substitute Options for shares of Tellabs Common Stock, unless in the judgment of Tellabs such payment would adversely affect the ability to account for the Merger under the pooling of interests method. Each Substitute Option will be otherwise exercisable upon the same terms and conditions as were applicable under the related CIENA Stock Option immediately prior to or at the Effective Time. CIENA has also agreed that it will cause the CIENA Stock Purchase Plan and all rights thereunder to terminate, with the effect of such termination being that no offering period and no purchase period will have commenced under such plan.

EMPLOYEE BENEFIT PLANS AND AGREEMENTS

     Pursuant to the Merger Agreement, Tellabs will cause the Surviving Corporation from and after the Effective Time to honor all CIENA benefit plans and all employment agreements entered into by CIENA prior to the date of the Merger Agreement; provided, however, that the Merger Agreement does not limit the power of Tellabs or the Surviving Corporation to amend or terminate any CIENA benefit plan or any other individual employee benefit plan, program agreement or policy, or require CIENA or the Surviving Corporation to offer to continue (other than as required by its terms) any written employment contract.

     Tellabs has agreed that all employees of CIENA and its subsidiaries who are covered under any of CIENA's benefit plans immediately prior to the Effective Time will continue to be covered under such plans after the Effective Time other than the CIENA Stock Purchase Plan and the CIENA Stock Option Plans. Notwithstanding the foregoing, Tellabs may terminate all CIENA Plans provided that: (1) each employee of CIENA and each employee of CIENA's subsidiaries is provided coverage under Tellabs benefit plans on the same terms and conditions as similarly situated employees of Tellabs; (2) Tellabs causes each of its benefit plans covering employees of CIENA or its subsidiaries to recognize prior service of such employees with CIENA and its subsidiaries as service with Tellabs and its subsidiaries (i) for purposes of any waiting period and eligibility requirements under any such benefit plans that are not pension plans; and (ii) for purposes of eligibility (including eligibility for early retirement benefits) and vesting (but not benefit accrual) under any such benefit plans that are pension plans; (3) Tellabs causes coverage to be immediately available for employees of CIENA and its subsidiaries under the comparable Tellabs benefit plan, if any, at the time coverage ceases under any CIENA benefit plan sought to be terminated; and (4) to the extent Tellabs elects to terminate any CIENA benefit plan, it will terminate the other CIENA benefit plans in accordance with the terms of the foregoing provisions as soon as practicable after the termination of such CIENA benefit plan. Notwithstanding the foregoing, nothing in the Merger Agreement requires Tellabs to offer benefits under the Tellabs benefit plans comparable to those offered under the CIENA benefit plans. After the Effective Time, Tellabs will cause employees of CIENA to be eligible to participate in stock purchase plans maintained by Tellabs from time to time and to receive grants of options to purchase Tellabs Common Stock under the stock option plans maintained by Tellabs from time to time, in each case in accordance with the terms of such plans.

NO SOLICITATION

     Pursuant to the Merger Agreement, CIENA will not, nor will it permit any of its subsidiaries to and will not authorize or permit any of its officers, directors, employees, financial advisors, attorneys or other advisors or representatives or those of any of its subsidiaries to (i) solicit, initiate or knowingly encourage the submission of, any Takeover Proposal (as defined below),
(ii) enter into any agreement with respect to any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that prior to the CIENA Special Meeting, nothing contained in the Merger Agreement will prevent CIENA or the CIENA Board from (1) complying with Rules 14d-9 and 14e-2 under the Exchange Act or publicly disclosing the existence of a Takeover Proposal to the extent required by applicable law or (2) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Takeover Proposal by such person or entity, if and only to the extent that, with respect to clause (2) above, (w) such Takeover Proposal would, if consummated, result in a transaction that would, in the reasonable good faith judgment of the CIENA Board, after consultation with its financial advisors, result in a transaction more favorable to CIENA's stockholders from a financial point of view than the Merger (any such more favorable Takeover Proposal being referred to herein as a "Superior Proposal") and, in the reasonable good faith judgment of the CIENA Board, after consultation with its financial advisors, the person or entity making such Superior Proposal has the financial means to conclude such transaction, (x) the failure to take such action would in the reasonable good faith judgment of the CIENA Board, on the basis of the advice of the outside corporate counsel of CIENA, violate the fiduciary duties of the CIENA Board to CIENA's stockholders under applicable law, (y) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the CIENA Board receives from such person or entity an executed confidentiality agreement with provisions not less favorable to CIENA than those contained in the Confidentiality Agreement dated May 14, 1998 between Tellabs and CIENA and (z) CIENA has fully complied with the provisions described in this paragraph and the following paragraph. For purposes of the Merger Agreement, "Takeover Proposal" means any proposal or offer, or any expression of interest, by any third party relating to CIENA's willingness or ability to receive or discuss a proposal or offer for a merger, consolidation or other business combination involving CIENA or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in, a substantial portion of the voting securities of, or a substantial portion of the assets of CIENA or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement and the Stock Option Agreement.

     In addition, CIENA will advise Tellabs orally (within one business day) and in writing (as promptly as practicable) of any Takeover Proposal or any inquiry with respect to or which could lead to any Takeover Proposal, the material terms of such Takeover Proposal and the identity of the person making any such Takeover Proposal or inquiry, and will keep Tellabs fully informed of the status and details of any such Takeover Proposal or inquiry.

INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE

     The Merger Agreement provides that for six years from and after the Effective Time, Tellabs will cause the Surviving Corporation to indemnify and hold harmless all past and present officers and directors of CIENA and of its subsidiaries to the same extent such persons were indemnified as of the date of the Merger Agreement by CIENA pursuant to the CIENA Charter, the CIENA By-laws and indemnification agreements in existence as of June 2, 1998 for acts or omissions occurring at or prior to the Effective Time. In addition, Tellabs will provide, or will cause the Surviving Corporation to provide, for an aggregate period of not less than six years from the Effective Time, CIENA's current directors and officers with an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time that is substantially similar to CIENA's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation will not be required to pay an annual premium for such insurance in excess of $1,425,000.

DIRECTORSHIPS

     Promptly following the Effective Time, the Tellabs Board will elect Patrick
H. Nettles, Jon W. Bayless, Stephen Bradley and Billy B. Oliver to be directors of Tellabs so that immediately thereafter the Tellabs Board will consist of twelve members.

TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of CIENA or Tellabs: (a) by mutual written consent of Tellabs and CIENA, (b) by either Tellabs or CIENA if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in the Merger Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within thirty business days following receipt by such other party of written notice of such failure to comply; (c) by either Tellabs or CIENA if there has been (1) a breach by the other party (in the case of Tellabs, including any material breach by Sub) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (2) a breach by the other party (in the case of Tellabs, including any material breach by Sub) of any representation or warranty that is qualified as to materiality, in each case of the foregoing clauses (c)(1) and (c)(2) which breach has not been cured within thirty business days following receipt by the breaching party from the non-breaching party of written notice of the breach;
(d) by Tellabs or CIENA if: (1) the Merger has not been effected on or prior to the close of business on December 31, 1998; provided, however, that the right to terminate the Merger Agreement pursuant to this clause will not be available to any party whose failure to fulfill any of its obligations contained in the Merger Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; or (2) any court or other governmental entity having jurisdiction over a party to the Merger Agreement has issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action has become final and nonappealable; (e) by Tellabs or CIENA if the stockholders of CIENA do not approve the Merger Agreement at the CIENA Special Meeting; provided, however, that CIENA may not terminate the Merger Agreement pursuant to this clause if CIENA has not complied with certain of its agreements or has otherwise breached in any material respect its obligations under the Merger Agreement in any manner that could reasonably have caused the failure of the stockholder approval to be obtained at the CIENA Special Meeting; (f) by Tellabs or CIENA if the stockholders of Tellabs do not approve the Share Issuance at the Tellabs Special Meeting; provided, however, that Tellabs may not terminate the Merger Agreement pursuant to this clause if Tellabs has not complied with certain of its agreements or has otherwise breached in any material respect its obligations under the Merger Agreement in any manner that could reasonably have caused the failure of the vote in favor of the Share Issuance to be obtained at the Tellabs Special Meeting; (g) by Tellabs or CIENA if (1) the CIENA Board reasonably determines that a Takeover Proposal constitutes a Superior Proposal and (2) the CIENA Board determines in its reasonable good faith judgment, on the basis of the advice of the outside corporate counsel of CIENA, that the failure to accept such Superior Proposal would violate its fiduciary duties to its stockholders under applicable law; provided, however, that CIENA may not terminate the Merger Agreement pursuant to this clause unless (1) CIENA has delivered to Tellabs a written notice of CIENA's intent to enter into such an agreement to effect the Superior Proposal,
(2) five business days have elapsed following delivery to Tellabs of such written notice by CIENA and (3) during such five business day period CIENA has fully cooperated with Tellabs, including, without limitation, informing Tellabs of the terms and conditions of the Takeover Proposal and the identity of the person making the Takeover Proposal, with the intent of enabling Tellabs to agree to a modification of the terms and conditions of the Merger Agreement so that the transactions contemplated by the Merger Agreement, as so modified, may be effected; provided, further, that CIENA may not terminate the Merger Agreement pursuant to this clause unless at the end of such five business day period (1) the CIENA Board continues reasonably to believe that the Takeover Proposal constitutes a Superior Proposal, (2) the CIENA Board continues to reach a determination in its reasonable good faith judgment, on the basis of the advice of the outside corporate counsel of CIENA, that the failure to accept such Superior Proposal would violate its fiduciary duties to its stockholders under applicable law and (3) prior to such termination CIENA pays to Tellabs the amounts specified under "-- Fees and Expenses" below; and provided, further, that the Merger Agreement will not terminate pursuant to this clause unless simultaneously with such termination CIENA enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal; (h) by Tellabs if
(1) the CIENA Board has not recommended, or has resolved not to recommend, or has qualified, modified or withdrawn its recommendation of the Merger or declaration that the Merger is fair to and in the best interest of CIENA and its stockholders, or has resolved to do so, (2) any person (other than Tellabs or its affiliates) acquires or becomes the beneficial owner of 20% or more of the outstanding shares of CIENA Common Stock, (3) the CIENA Board has recommended to the stockholders of CIENA any Takeover Proposal or has resolved to do so or (4) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of CIENA is commenced, and the CIENA Board fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders); or (i) by CIENA if the Tellabs Board has not recommended, or has resolved not to recommend, or has qualified or modified or withdrawn its recommendation of the Share Issuance or declaration that the Share Issuance is fair to and in the best interest of Tellabs and its stockholders, or has resolved to do so.

FEES AND EXPENSES

     Regardless of whether the Merger is consummated, except as described below upon certain events of termination of the Merger Agreement and with respect to certain real estate transfer and gains taxes, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such costs and expenses; provided that all printing expenses and filing fees will be divided equally between Tellabs and CIENA. Notwithstanding the foregoing, if the Merger Agreement is terminated (A) by Tellabs or CIENA pursuant to clause (e) under "-- Termination" above and a Takeover Proposal existed between the date of the Merger Agreement and the date of the CIENA Special Meeting, (B) by Tellabs or CIENA pursuant to clause (g) under "-- Termination" above or (C) by Tellabs pursuant to clause (h) under "-- Termination" above (except, in the case of clause (h)(1) under "-- Termination" above, as provided below), then, in each case, CIENA will (without prejudice to any other rights Tellabs may have against CIENA for breach of the Merger Agreement) reimburse Tellabs upon demand for all reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of Tellabs or any affiliate of Tellabs in connection with the Merger Agreement, the Stock Option Agreement and the transactions contemplated therein, including all fees and expenses of counsel, investment banking firms, accountants and consultants; provided, however, that CIENA will not be obligated to reimburse Tellabs for expenses in excess of $10,000,000 in the aggregate.

     Notwithstanding the foregoing, if the Merger Agreement is terminated (A) by Tellabs or CIENA pursuant to clause (f) under "-- Termination" above and a Tellabs Takeover Proposal (as defined below) existed between the date of the Merger Agreement and the date of the Tellabs Special Meeting or (B) by CIENA pursuant to clause (i) under "-- Termination" above (except in circumstances in which the event described in clause (i) under "-- Termination" above causing such termination occurred solely as a result of a material adverse effect on CIENA (provided that, for purposes of this determination, a material adverse effect on the results of operations of CIENA and its subsidiaries shall only be deemed to be such to the extent it relates to the long-term prospects of the results of operations of CIENA and its subsidiaries taken as a whole) after the Tellabs Board determined, in its reasonable good faith judgment, on the basis of the advice of outside corporate counsel of Tellabs, that the making of its recommendation to the stockholders of Tellabs in favor of the Share Issuance, or the failure to withdraw or modify such recommendation, would violate its fiduciary duties under applicable law in light of such material adverse effect on CIENA), then, in each case, Tellabs will (without prejudice to any other rights CIENA may have against Tellabs for breach of the Merger Agreement) reimburse CIENA upon demand for all reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of CIENA or any affiliate of CIENA in connection with the Merger Agreement, the Stock Option Agreement and the transactions contemplated therein, including all fees and expenses of counsel, investment banking firms, accountants and consultants; provided, however, that Tellabs will not be obligated to reimburse CIENA for expenses in excess of $10,000,000 in the aggregate. As used herein, "Tellabs Takeover Proposal" means any proposal or offer, or any expression of interest, by any third party relating to Tellabs' willingness or ability to receive or discuss a proposal or offer for a merger, consolidation or other business combination, in each case pursuant to which Tellabs is acquired by a third party.

     If (A) the Merger Agreement is terminated by Tellabs or CIENA pursuant to clause (e) under "-- Termination" above and a Takeover Proposal existed between the date of the Merger Agreement and the date of the CIENA Special Meeting, and, concurrently with or within twelve months after such a termination a Third Party Acquisition Event (as defined below) occurs or CIENA has entered into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to a Third Party Acquisition Event, (B) the Merger Agreement is terminated by Tellabs or CIENA pursuant to clause (g) under "-- Termination" above or (C) the Merger Agreement is terminated pursuant to clause (h) under "-- Termination" above (except, in the case of clause (h)(1) under "-- Termination" above, as provided below), then, in each case, CIENA will (in addition to any obligation under the Merger Agreement and without prejudice to any other rights that Tellabs may have against CIENA for a breach of the Merger Agreement) pay to Tellabs a fee (the "Termination Fee") of $200,000,000 in cash, such payment to be made promptly, but in no event later than, in the case of clause (A), the later to occur of such termination and such Third Party Acquisition Event or, in the case of clauses (B) or (C), such termination.

     As used herein, a "Third Party Acquisition Event" involving CIENA means (i) a transaction or series of transactions pursuant to which any person or group (as such term is defined under the Exchange Act), other than Tellabs or Sub, or any affiliate thereof ("Third Party"), acquires (or would acquire upon completion of such transaction or series of transactions) more than 20% of the equity securities or voting power of CIENA or any of its subsidiaries, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, consolidation, share exchange or other business combination involving CIENA or any of its subsidiaries pursuant to which any person other than Tellabs or Sub acquires ownership (or would acquire ownership upon consummation of such merger, consolidation, share exchange or other business combination) of more than 20% of the outstanding equity securities or voting power of CIENA or any of its subsidiaries or of the entity surviving such merger or business combination or resulting from such consolidation, (iii) any other transaction or series of transactions pursuant to which any Third Party acquires (or would acquire upon completion of such transaction or series of transactions) control of assets of CIENA or any of its subsidiaries (including, for this purpose, outstanding equity securities of subsidiaries of such party) having a fair market value equal to more than 20% of the fair market value of all the consolidated assets of CIENA immediately prior to such transaction or series of transactions, or
(iv) any transaction or series of transactions pursuant to which any Third Party acquires (or would acquire upon completion of such transaction or series of transactions) control of the CIENA Board or by which nominees of any Third Party are (or would be) elected or appointed to a majority of the seats on the CIENA Board.

     No payment will be required to be made by CIENA with respect to a termination of the Merger Agreement pursuant to clause (h)(1) under "-- Termination" above if the following conditions are satisfied: (i) no Takeover Proposal existed between the date of the Merger Agreement and the date of the CIENA Special Meeting; (ii) the event described in clause (h)(1) under "-- Termination" above causing the termination of the Merger Agreement occurred solely as a result of (A) the occurrence of a material adverse effect on Tellabs (provided that, for purposes of this determination, a material adverse effect on the results of operations of Tellabs and its subsidiaries will only be deemed to be such to the extent it relates to the long-term prospects of the results of operations of Tellabs and its subsidiaries taken as a whole) or (B) Tellabs entering into a definitive written agreement pursuant to which (x) Tellabs acquires, or one of Tellabs' subsidiaries merges with, another entity and (y) in consideration therefor Tellabs agrees to issue Tellabs Common Stock or other voting securities representing, in the aggregate, 20% or more of the then outstanding shares of Tellabs Common Stock and other Tellabs voting securities (a "Tellabs Acquisition Event"); (iii) prior to the occurrence of the event described in clause (h)(1) under "-- Termination" above causing the termination of the Merger Agreement (if resulting from such material adverse effect on Tellabs as stated above), the CIENA Board determined in its reasonable good faith judgment, on the basis of the advice of outside corporate counsel of CIENA, that the making of its recommendation to the stockholders of CIENA in favor of approval of the Merger Agreement, or the failure to withdraw or modify such recommendation, would violate its fiduciary duties under applicable law solely in light of the material adverse effect on Tellabs; and (iv) prior to the occurrence of the event described in clause (h)(1) under "-- Termination" above causing such termination (if resulting from Tellabs entering into a definitive written agreement to effect a Tellabs Acquisition Event as stated above), (A) the CIENA Board, after due deliberation and in the good faith exercise of its fiduciary duties under applicable law (as advised by outside corporate counsel of CIENA), determined (1) to withdraw or modify such recommendation solely because Tellabs notified CIENA that it intended to enter into or had entered into a definitive written agreement to effect a Tellabs Acquisition Event and (2) that, solely as a result of such Tellabs Acquisition Event, the Merger was no longer in the best interests of CIENA and its stockholders and (B) the CIENA Board notified Tellabs that it had resolved to withdraw or modify its recommendation in favor of the approval of the Merger Agreement within five business days of the receipt of Tellabs' notice.

AMENDMENT

     The Merger Agreement may be amended by the parties thereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Tellabs and CIENA, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval.

WAIVER

     The Merger Agreement provides that, at any time prior to the Effective Time, the parties thereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (b) waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained therein which may legally be waived.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Tellabs Board and the CIENA Board with respect to the Share Issuance and the Merger Agreement, respectively, the stockholders of Tellabs and CIENA should be aware that certain persons, as members of CIENA's management or the CIENA Board, have interests in the Merger in addition to their interests as stockholders of CIENA. The Tellabs Board and the CIENA Board were aware of these interests and considered them, among other things, in approving the Merger.

     Pursuant to the terms of the Merger Agreement, the Tellabs Board has agreed to elect Patrick H. Nettles, Jon W. Bayless, Stephen Bradley and Billy B. Oliver (each of whom is currently a director of CIENA) to be directors of Tellabs so that immediately thereafter, the Tellabs Board will consist of twelve directors.

     Each CIENA Stock Option that is outstanding immediately prior to the Effective Time will become and represent a Substitute Option. See "THE MERGER AGREEMENT -- CIENA Stock Options." Except for CIENA Stock Options which, at the Effective Time, will have been outstanding for less than one year, all unvested CIENA Stock Options will become fully vested at the Effective Time. The following table identifies each executive officer and director of CIENA and sets forth the number of vested and unvested CIENA Stock Options held by such person as of July 20, 1998, all of which will be converted into Substitute Options at the

Effective Time. The CIENA Stock Options held by each such person that will not be accelerated since they have been outstanding for less than one year are indicated by an asterisk (*) in such table.

                        OPTIONS HELD AS OF JULY 20, 1998

                                                     DATE OF     OPTIONS    OPTIONS     EXERCISE
EXECUTIVE OFFICERS AND DIRECTORS                      GRANT      VESTED     UNVESTED     PRICE
--------------------------------                     -------     -------    --------    --------
Patrick H. Nettles.................................   6/21/96    182,293    692,707      $ 2.30
Stephen W. Chaddick................................   6/29/94    133,750                 $ 0.02
                                                      1/27/95    213,544     36,458      $ 0.03
                                                      6/21/96         --    312,500      $ 2.30
Lawrence P. Huang..................................   6/29/94     70,000                 $ 0.02
                                                      1/27/95    113,542     36,458      $ 0.03
                                                      6/21/96         --    312,500      $ 2.30
Joseph R. Chinnici.................................   9/15/94     63,375      9,375      $ 0.02
                                                      5/19/95     77,083     22,917      $ 0.03
                                                      6/21/96         --     72,500      $ 2.30
Mark Cummings......................................   5/24/96     72,709    119,791      $ 1.32
Stephen B. Alexander...............................  10/28/94     59,917     20,833      $ 0.03
                                                      5/19/95     77,083     22,917      $ 0.03
                                                      6/21/96         --    107,500      $ 2.30
G. Eric Georgatos..................................   2/26/96     45,867     83,333      $ 0.40
Rebecca K. Seidman.................................   4/16/96     12,667     45,833      $ 0.85
                                                      6/21/96      7,101     24,989      $ 2.30
Andrew C. Petrik...................................   7/23/96      2,709     57,291      $ 3.17
Jon W. Bayless.....................................   3/12/98         --     *5,000      $43.25
Stephen Bradley....................................   3/12/98         --    *30,000      $43.25
Harvey B. Cash.....................................   3/12/98         --     *5,000      $43.25
Clifford H. Higgerson..............................   3/12/98         --     *5,000      $43.25
Billy B. Oliver....................................   6/21/96     42,500     25,000      $ 2.30
                                                      3/12/98         --     *5,000      $43.25
Michael J. Zak.....................................   3/12/98         --     *5,000      $43.25

     The Merger Agreement provides that for a period of six years after the Effective Time, Tellabs will cause the Surviving Corporation to indemnify and hold harmless all past and present officers and directors of CIENA and its subsidiaries to the same extent such persons were indemnified as of the date of the Merger Agreement by CIENA pursuant to the CIENA Charter, the CIENA By-laws and indemnification agreements in existence as of June 2, 1998 for acts or omissions occurring at or prior to the Effective Time. Tellabs also agreed to provide, or to cause the Surviving Corporation to provide, for an aggregate period of not less than six years after the Effective Time, a policy of directors' and officers' liability insurance that is substantially similar (with respect to limits and deductibles) to CIENA's existing policy or, if substantially equivalent coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation will not be required to pay an annual premium in excess of $1,425,000. See "THE MERGER
AGREEMENT -- Indemnification; Directors and Officers Insurance."

                           THE STOCK OPTION AGREEMENT

     The following is a summary of certain provisions of the Stock Option Agreement, a conformed copy of which is attached as Annex D to this Joint Proxy Statement/Prospectus and incorporated herein by reference. This summary is qualified in its entirety by reference to the Stock Option Agreement. Stockholders of Tellabs and CIENA are urged to read the Stock Option Agreement in its entirety.

     In connection with the execution of the Merger Agreement, Tellabs and CIENA entered into the Stock Option Agreement pursuant to which CIENA granted to Tellabs an option to purchase up to 20,200,000 shares (the "Optioned Shares") of CIENA Common Stock (approximately 19.9% of the outstanding shares of CIENA Common Stock as of the CIENA Record Date) at an exercise price of $65.875 per share (the "Exercise Price") payable in Tellabs Common Stock and/or cash. The Exercise Price will from time to time be adjusted so that in no event shall the Aggregate Spread Value (as defined below), together with the Termination Fee, exceed $200 million (except that, if the Exercise Price has been increased from time to time as a result of this sentence, the Exercise Price will from time to time be adjusted downward to the extent of any decrease in the price of CIENA Common Stock). "Spread Value" with respect to an Optioned Share means the excess, if any, of (i) the average of the last reported sales prices on Nasdaq of CIENA Common Stock during the five trading days immediately preceding the written notice of exercise (in the case of an Optioned Share previously exercised) or the date of determination (in the case of an Optioned Share as to which the Tellabs Option has not yet been exercised) over (ii) the Exercise Price. The "Aggregate Spread Value" is the sum of the Spread Value of all Optioned Shares.

     The Tellabs Option is exercisable only if a Third Party Acquisition Event has occurred or CIENA has entered into a letter of intent, agreement in principle, acquisition agreement or similar agreement with respect to a Third Party Acquisition Event (a "Trigger Event").

     Notwithstanding the occurrence of a Trigger Event, Tellabs may not exercise the Tellabs Option if (a) Tellabs or Merger Sub has breached any of their material obligations under the Merger Agreement or (b) a preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction which invalidates the grant or prohibits the exercise of the Tellabs Option is in effect (clauses (a) and (b) being collectively referred to as the "Option Conditions").

     Tellabs' obligation to purchase the Optioned Shares following the exercise of the Tellabs Option, and CIENA's obligation to deliver the Optioned Shares, are subject to the conditions that (i) no preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Optioned Shares shall be in effect; (ii) the purchase of the Optioned Shares will not violate Rule 10b-13 promulgated under the Exchange Act; and (iii) all applicable waiting periods under the HSR Act have expired or been terminated.

     The Tellabs Option terminates upon the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms; provided, however, that (w) in the case of a termination of the Merger Agreement by Tellabs or CIENA pursuant to clause (e) under "THE MERGER AGREEMENT -- Termination" above (if a Takeover Proposal existed between the date of the Stock Option Agreement and the date of the CIENA Special Meeting), the Stock Option Agreement and the Option will terminate on the first anniversary of such termination of the Merger Agreement, (x) in the case of a termination by Tellabs or CIENA pursuant to clause (g) under "THE MERGER AGREEMENT -- Termination" above, the Stock Option Agreement and the Option will terminate on the earlier of the first anniversary of such termination of the Merger Agreement or the date of consummation of the Superior Proposal contemplated thereby, (y) in the case of a termination by Tellabs pursuant to clause (h)(1) under "THE MERGER AGREEMENT -- Termination" above in connection with which no Termination Fee is payable pursuant to the terms of the Merger Agreement, the Stock Option Agreement and the Option will terminate upon such termination of the Merger Agreement and (z) in the case of a termination by Tellabs pursuant to clauses
(h)(1) (except as provided in clause (y) above), (2), (3) or (4) under "THE MERGER AGREEMENT -- Termination" above, the Stock Option Agreement and the Option will terminate on the first anniversary of such termination.

     The Stock Option Agreement further provides that, prior to the termination of the Tellabs Option, from and after the occurrence of a Trigger Event (and assuming the Option Conditions have been met), Tellabs will be entitled to require CIENA to purchase (the "Put Right") for cash (the "Put Price") the Tellabs Option from Tellabs, at a price equal to the product determined by multiplying (A) the number of Optioned Shares as to which the Tellabs Option has not yet been exercised by (B) the Spread (as defined below). As used in the Stock Option Agreement, the term "Spread" means the excess, if any, of (i) the greater of (x) the highest price (in cash or fair market value of securities or other property) per share of CIENA Common Stock paid or to be paid within 12 months preceding the date of exercise of the Put Right for any shares of CIENA Common Stock beneficially owned by any person who has acquired or become the beneficial owner of 20% or more of the outstanding shares of CIENA Common Stock after the date of the Stock Option Agreement or (y) the average of the last reported sales prices on Nasdaq of Common Stock during the five trading days immediately preceding the written notice of exercise of the Put Right over (ii) the Exercise Price. Notwithstanding the foregoing, in no event will the aggregate Put Price, together with the Aggregate Spread Value of any Optioned Shares previously exercised and the amount of the Termination Fee then payable or previously paid, exceed $200 million.

     The Tellabs Option, which Tellabs required that CIENA grant as a condition to Tellabs entering into the Merger Agreement, might increase the likelihood of consummation of the Merger by discouraging competing offers for CIENA. Certain aspects of the Stock Option Agreement may have the effect of discouraging persons who may, now or prior to the Effective Time, be interested in acquiring all of or a significant interest in CIENA from considering or proposing such an acquisition, even if such persons were prepared to offer to pay consideration to stockholders of CIENA that had a higher current market price than the shares of Tellabs Common Stock to be received for each share of CIENA Common Stock pursuant to the Merger Agreement.

                             STOCKHOLDER AGREEMENTS

     The following is a summary of certain provisions of the form of Stockholder Agreement (a copy of which has been filed as an exhibit to the Registration Statement) entered into between Tellabs and the Stockholders; such summary is qualified in its entirety by reference to the form of Stockholder Agreement. See "AVAILABLE INFORMATION."

     Concurrently with the execution of the Merger Agreement, in order to induce Tellabs to enter into the Merger Agreement, the Stockholders, who include all of the current directors of CIENA and certain executive officers of CIENA and who have the right to vote approximately 4,726,775 shares (approximately 4.6%) of the outstanding shares of CIENA Common Stock as of the Record Date, entered into Stockholder Agreements with Tellabs.

     The Stockholder Agreements provide, among other things, that: (a) at the CIENA Special Meeting (or at any adjournment thereof) or in any other circumstances upon which a vote, consent or other approval with respect to the Merger or the Merger Agreement is sought, the Stockholder will vote (or cause to be voted) the shares of CIENA Common Stock owned by such Stockholder as of the date of the Stockholder Agreement and any other shares of capital stock of CIENA acquired by such Stockholder after the date of the Stockholder Agreement and during the term of the Stockholder Agreement (the "Subject Shares") in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement;
(b) at any meeting of stockholders of CIENA or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder will vote (or cause to be voted) the Subject Shares against any amendment of the CIENA Charter (as defined herein) or the CIENA By-laws (as defined herein), which amendment would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of CIENA; (c) the Stockholder will not (i) sell (with certain exceptions), transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option or other arrangement (including any profit-sharing arrangement) with respect to the Transfer of the Subject Shares to any person or
(ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in relation to the Subject Shares, and has agreed not to commit or agree to take any of the foregoing actions; and (d) the Stockholder will not, nor will the Stockholder permit any affiliate, director, officer, employee, investment banker, attorney or other advisor or representative of the Stockholder to, (i) directly or indirectly solicit, initiate or knowingly encourage the submission of, any Takeover Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Takeover Proposal. The Stockholder Agreements are not intended to limit the action that the Stockholder may take to discharge the Stockholder's fiduciary duties as a director of CIENA.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined balance sheet as of April 3, 1998 and unaudited pro forma condensed combined statements of earnings for the three months ended April 3, 1998 and for the years ended January 2, 1998, December 27, 1996 and December 29, 1995 are presented to reflect the estimated impact of the Merger on the historical consolidated financial statements of Tellabs and CIENA using the pooling of interests method of accounting. For a description of the pooling of interests accounting with respect to the Merger and certain other accounting matters, see "THE MERGER -- Anticipated Accounting Treatment." The unaudited pro forma condensed combined financial statements have been prepared from, should be read with and are qualified in their entirety by reference to the historical consolidated financial statements and notes thereto of Tellabs and CIENA, which are incorporated by reference in this Joint Proxy Statement/Prospectus.

     Tellabs' operates on a 52-53 week fiscal year. CIENA's fiscal year ends on the Saturday nearest to the last day of October. The unaudited pro forma condensed combined balance sheet as of April 3, 1998 combines Tellabs' historical consolidated balance sheet as of April 3, 1998 with CIENA's historical consolidated balance sheet as of January 31, 1998, giving effect to the Merger as if it had occurred as of April 3, 1998. The unaudited pro forma condensed combined statements of earnings for the three months ended April 3, 1998 and for the years ended January 2, 1998, December 27, 1996 and December 29, 1995 combine Tellabs' historical consolidated statements of earnings for the three months ended April 3, 1998 and for the years ended January 2, 1998, December 27, 1996 and December 29, 1995 with CIENA's historical consolidated statements of operations for the three months ended January 31, 1998 and for the years ended November 1, 1997, November 2, 1996 and October 28, 1995, respectively, giving effect to the Merger as if it had occurred at the beginning of each period presented.

     The unaudited pro forma condensed combined financial statements have been included for illustrative purposes only, do not reflect any cost savings and other synergies anticipated by Tellabs' management as a result of the Merger and are not necessarily indicative of the results of operations or financial position that would have occurred had the Merger been consummated at the dates indicated, nor are they necessarily indicative of future results of operations or financial position of the merged companies.

                         TELLABS, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 APRIL 3, 1998
                                 (IN THOUSANDS)

                                                      HISTORICAL(1)                  PRO FORMA
                                                  ----------------------    ----------------------------
                                                   TELLABS       CIENA      ADJUSTMENTS(2)     COMBINED
                                                   -------       -----      --------------     --------
ASSETS
Current assets
  Cash and cash equivalents...................    $  178,029    $257,425                      $  435,454
  Investments in marketable securities........       422,457      31,089                         453,546
  Accounts receivable, less allowances........       259,595      89,305                         348,900
  Inventories.................................        94,467      61,388                         155,855
  Other.......................................         1,376       5,102                           6,478
                                                  ----------    --------       --------       ----------
       Total current assets...................       955,924     444,309                       1,400,233
Property, plant and equipment.................       352,108     101,339                         453,447
Less accumulated depreciation.................       134,170      17,801                         151,971
                                                  ----------    --------       --------       ----------
                                                     217,938      83,538                         301,476
Goodwill......................................        58,482      10,978                          69,460
Other assets..................................        54,373       2,574                          56,947
                                                  ----------    --------       --------       ----------
                                                  $1,286,717    $541,399       $     --       $1,828,116
                                                  ==========    ========       ========       ==========
LIABILITIES
Current Liabilities
  Accounts payable............................    $   48,098    $ 33,472                      $   81,570
  Accrued liabilities.........................       123,620      29,062         50,000          202,682
  Income taxes................................        57,417      17,417                          74,834
                                                  ----------    --------       --------       ----------
       Total current liabilities..............       229,135      79,951         50,000          359,086
Long-term debt................................         2,850          --                           2,850
Other long-term liabilities...................        15,494       1,942                          17,436
Deferred income taxes.........................         6,188      29,146                          35,334
STOCKHOLDERS' EQUITY
Preferred stock...............................            --          --                              --
Common Stock..................................         1,822       1,011                           2,833
Additional paid-in capital....................       147,684     263,543                         411,227
Cumulative foreign currency translation
  adjustment..................................       (43,150)        (37)                        (43,187)
Unrealized net holding gains on
  available-for-sale securities...............       125,624          --                         125,624
Other.........................................            --        (116)                           (116)
Retained earnings.............................       801,070     165,959        (50,000)         917,029
                                                  ----------    --------       --------       ----------
       Total Stockholders' Equity.............     1,033,050     430,360        (50,000)       1,413,410
                                                  ----------    --------       --------       ----------
                                                  $1,286,717    $541,399       $     --       $1,828,116
                                                  ==========    ========       ========       ==========

          The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

                         TELLABS, INC. AND SUBSIDIARIES

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                    FOR THE THREE MONTHS ENDED APRIL 3, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   HISTORICAL(1)
                                                                --------------------
                                                                TELLABS      CIENA      COMBINED
                                                                -------      -----      --------
Net Sales...................................................    $327,502    $145,092    $472,594
Cost of sales...............................................     120,219      58,980     179,199
                                                                --------    --------    --------
     Gross Profit...........................................     207,283      86,112     293,395
Marketing...................................................      47,152       9,589      56,741
Research and development....................................      43,306      10,203      53,509
General and administrative..................................      19,449       3,791      23,240
Goodwill amortization.......................................       1,476         380       1,856
                                                                --------    --------    --------
     Total Operating Expense................................     111,383      23,963     135,346
                                                                --------    --------    --------
Operating Profit............................................      95,900      62,149     158,049
Interest income.............................................       4,039       3,832       7,871
Interest expense............................................         (85)        (84)       (169)
Other income (expense), net.................................       1,248         (57)      1,191
                                                                --------    --------    --------
Earnings before income taxes................................     101,102      65,840     166,942
Income taxes................................................      32,858      26,142      59,000
                                                                --------    --------    --------
     Net Earnings...........................................    $ 68,244    $ 39,698    $107,942
                                                                ========    ========    ========
Earnings per share..........................................    $   0.38    $   0.39    $   0.38
Earnings per share, assuming dilution.......................    $   0.37    $   0.37    $   0.37
Average number of common shares outstanding.................     181,873     100,641     282,514
Average number of common shares outstanding, assuming
  dilution..................................................     186,947     107,552     294,499

          The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

                         TELLABS, INC. AND SUBSIDIARIES

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                       FOR THE YEAR ENDED JANUARY 2, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  HISTORICAL(1)
                                                              ----------------------
                                                               TELLABS       CIENA       COMBINED
                                                               -------       -----       --------
Net Sales...................................................  $1,203,546    $413,215    $1,616,761
Cost of sales...............................................     445,543     166,472       612,015
                                                              ----------    --------    ----------
  Gross Profit..............................................     758,003     246,743     1,004,746
Marketing...................................................     156,701      22,627       179,328
Research and development....................................     158,129      23,308       181,437
General and administrative..................................      73,717      19,315        93,032
Goodwill amortization.......................................       5,992           8         6,000
                                                              ----------    --------    ----------
  Total Operating Expense...................................     394,539      65,258       459,797
                                                              ----------    --------    ----------
Operating Profit............................................     363,464     181,485       544,949
Interest income.............................................      12,476       8,716        21,192
Interest expense............................................        (413)       (408)         (821)
Other income (expense), net.................................      24,002      (1,123)       22,879
                                                              ----------    --------    ----------
Earnings before income taxes................................     399,529     188,670       588,199
Income taxes................................................     135,840      72,703       208,543
                                                              ----------    --------    ----------
  Net Earnings..............................................  $  263,689    $115,967    $  379,656
                                                              ==========    ========    ==========
Earnings per share..........................................  $     1.46    $   1.53    $     1.48
Earnings per share, assuming dilution.......................  $     1.42    $   1.11    $     1.31
Average number of common shares outstanding.................     180,925      75,802       256,727
Average number of common shares outstanding, assuming
  dilution..................................................     186,221     104,664       290,885

          The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

                         TELLABS, INC. AND SUBSIDIARIES

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 27, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                HISTORICAL(1)
                                                              ------------------
                                                              TELLABS     CIENA    COMBINED
                                                              -------     -----    --------
Net Sales...................................................  $868,975   $88,463   $957,438
Cost of sales...............................................   349,732    47,315    397,047
                                                              --------   -------   --------
  Gross Profit..............................................   519,243    41,148    560,391
Marketing...................................................   112,206     5,641    117,847
Research and development....................................   107,258     8,922    116,180
Acquired in-process research and development................    74,658        --     74,658
General and administrative..................................    52,495     6,322     58,817
Goodwill amortization.......................................     3,683       100      3,783
                                                              --------   -------   --------
  Total Operating Expense...................................   350,300    20,985    371,285
                                                              --------   -------   --------
Operating Profit............................................   168,943    20,163    189,106
Interest income.............................................     7,371     1,710      9,081
Interest expense............................................    (1,173)     (443)    (1,616)
Other income (expense), net.................................       141      (614)      (473)
                                                              --------   -------   --------
Earnings before income taxes................................   175,282    20,816    196,098
Income taxes................................................    57,317     3,553     60,870
                                                              --------   -------   --------
  Net Earnings..............................................  $117,965   $17,263   $135,228
                                                              ========   =======   ========
Earnings per share..........................................  $   0.66   $  1.25   $   0.70
Earnings per share, assuming dilution.......................  $   0.64   $  0.19   $   0.49
Average number of common shares outstanding.................   178,509    13,817    192,326
Average number of common shares outstanding, assuming
  dilution..................................................   183,030    92,407    275,437

          The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

                         TELLABS, INC. AND SUBSIDIARIES

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 29, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 HISTORICAL(1)
                                                              -------------------
                                                              TELLABS      CIENA     COMBINED
                                                              -------      -----     --------
Net Sales...................................................  $635,229    $21,691    $656,920
Cost of sales...............................................   271,394     16,185     287,579
                                                              --------    -------    --------
     Gross Profit...........................................   363,835      5,506     369,341
Marketing...................................................    85,843      1,907      87,750
Research and development....................................    81,893      6,361      88,254
General and administrative..................................    36,878      2,863      39,741
Goodwill amortization.......................................     2,568        171       2,739
                                                              --------    -------    --------
     Total Operating Expense................................   207,182     11,302     218,484
                                                              --------    -------    --------
Operating Profit (loss).....................................   156,653     (5,796)    150,857
Interest income.............................................     5,855        530       6,385
Interest expense............................................      (124)      (263)       (387)
Other income (expense), net.................................       441        (95)        346
                                                              --------    -------    --------
Earnings (loss) before income taxes.........................   162,825     (5,624)    157,201
Income taxes................................................    47,219        824      48,043
                                                              --------    -------    --------
     Net Earnings (loss)....................................  $115,606    $(6,448)   $109,158
                                                              ========    =======    ========
Earnings (loss) per share...................................  $   0.66    $ (0.51)   $   0.58
Earnings (loss) per share, assuming dilution................  $   0.63    $ (0.51)   $   0.44
Average number of common shares outstanding.................   176,388     12,717     189,105
Average number of common shares outstanding, assuming
  dilution..................................................   183,255     12,717     250,791

          The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

                         TELLABS, INC. AND SUBSIDIARIES

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Certain amounts in the historical financial statements of Tellabs and CIENA have been reclassified for presentation of the unaudited pro forma condensed combined financial statements.

2. Tellabs expects to incur approximately $50 million to $55 million of non-recurring expenses related to the Merger. These expenses include, but are not limited to, professional fees, regulatory filing costs, fees of financial advisors and other unusual and non-recurring items. Although Tellabs believes this estimate of non-recurring expenses is accurate, certain material additional costs may be incurred in connection with the Merger. Merger related expenses will be recorded in the period in which the Merger is consummated, which is currently estimated to occur in the third quarter of 1998. Because the foregoing charges are non-recurring in nature, they have not been reflected in the pro forma condensed combined statements of earnings. The low end of the $50 million to $55 million range has been used for the presentation of the unaudited pro forma condensed combined balance sheet information contained herein.

                      DESCRIPTION OF TELLABS COMMON STOCK

     The statements set forth under this heading with respect to the DGCL, Tellabs' Restated Certificate of Incorporation, as amended (the "Tellabs Charter"), and Tellabs' Amended and Restated By-laws (the "Tellabs By-laws") (copies of which have been filed as Exhibits to the Registration Statement) are brief summaries thereof and do not purport to be complete; such statements are subject to the detailed provisions of the DGCL, the Tellabs Charter and the Tellabs By-laws. See "AVAILABLE INFORMATION."

CAPITAL STOCK

     The authorized capital stock of Tellabs consists of 500,000,000 shares of Tellabs Common Stock and 5,000,000 shares of Preferred Stock, $.01 par value (the "Tellabs Preferred Stock"). At the close of business on July 20, 1998, there were 182,558,702 shares of Tellabs Common Stock issued and outstanding and no shares of Tellabs Preferred Stock issued or outstanding.

     The Tellabs Board is authorized by the Tellabs Charter to issue Tellabs Preferred Stock in one or more series, from time to time, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated in the resolution or resolutions providing for the issuance of Tellabs Preferred Stock adopted by the Tellabs Board. The issuance of shares of Tellabs Preferred Stock would affect the relative rights of Tellabs Common Stock, depending upon the exact terms, qualifications, limitations and relative rights and preferences, if any, of the shares of Tellabs Preferred Stock as determined by the Tellabs Board at the time of issuance.

DIVIDEND RIGHTS

     The holders of Tellabs Common Stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of the Tellabs Board, subject to any preferential dividend rights of the holders of any outstanding series of Tellabs Preferred Stock. Tellabs has never paid cash dividends and currently has no plans to pay cash dividends in the near future. See "SUMMARY -- Market Prices."

VOTING RIGHTS

     The holders of Tellabs Common Stock are entitled to one vote for each share held on each matter submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Tellabs Common Stock entitled to vote in any election of directors may elect all of the directors then standing for election. See "-- Change of Control" for information regarding Tellabs' classified Board of Directors. All elections and matters submitted to a vote of stockholders are decided by the affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote at a meeting at which a quorum is present, except as otherwise required by the DGCL or the Tellabs Charter. The Tellabs Charter prohibits action by holders of Tellabs Common Stock to be taken by written consent.

     Under Delaware law, the affirmative vote of a majority of the outstanding shares is sufficient for amendments to the certificate of incorporation, unless the certificate of incorporation specifies a higher percentage. Article Sixth of the Tellabs Charter provides that the provisions of Article Fifth (relating to the vote required to amend the Tellabs By-laws) and Article Sixth (relating to provisions regarding the election of members to the Tellabs Board and meetings of stockholders) may not be repealed or amended unless such action is approved by the affirmative vote of the holders of 75% of the voting power of the then outstanding shares of Tellabs. Article Fifth of the Tellabs Charter provides that the Tellabs By-laws may be amended or repealed by the Tellabs Board.

CHANGE OF CONTROL

     The DGCL, the Tellabs Charter and the Tellabs By-laws contain provisions that could discourage or make more difficult a change of control of Tellabs.

     Charter and By-law Provisions. The Tellabs By-laws provide that special meetings of stockholders may be called by the President or by the President upon the written request of a majority of the Tellabs Board. Stockholders of Tellabs are not entitled to request a special meeting.

     The Tellabs By-laws provide that nominations for the election of directors may be made by the Tellabs Board or a committee appointed by the Tellabs Board or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting of stockholders of Tellabs only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by mail, postage prepaid, to Tellabs not later than (i) with respect to an election to be held at an annual meeting of stockholders, 120 days in advance of the date of the proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, at least 15 days before the date that the proxy statement in connection with such meeting is to be mailed to the stockholders. Each such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the persons or persons to be nominated; (b) a representation that the stockholder is a holder of record of Tellabs stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Tellabs Board; and (e) the consent of each nominee to serve as a director if so elected. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     Under the Tellabs By-laws, the Tellabs Board is currently fixed at eight members. In addition, the Tellabs Board is divided into three classes, as nearly equal in number as possible. At each annual meeting of stockholders, directors elected to succeed those in the class whose terms then expire are elected for three-year terms, so that the term of office of one class of directors will expire each year. Vacancies which occur on the Tellabs Board shall be filled by the Tellabs Board and directors elected to fill a vacancy will hold office for the remainder of the term of the class to which they have been elected. If the number of directors is modified, any increase or decrease in directorships would be apportioned among the classes so as to make all classes as nearly equal in number as possible. These staggered terms for directors extend the time required to elect a majority of directors from one to two years. It would be impossible, assuming no resignations or removals of directors, for the stockholders of Tellabs to change a majority of the directors of Tellabs at any annual meeting should they consider such a change desirable, unless Article Sixth of the Tellabs Charter is amended by action of at least 75% of the voting power of the then outstanding shares of Tellabs. The stockholders of Tellabs have the ability to remove directors only for cause, and only by action of holders of 75% of the voting power of the then outstanding shares of Tellabs.

     The Tellabs Charter provides that the Tellabs Board, when evaluating any offer of another person to (a) make a tender or exchange offer for any equity security of Tellabs, (b) merge or consolidate Tellabs with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of Tellabs, may in connection with the exercise of its judgment in determining what is in the best interests of Tellabs and its stockholders, give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers, suppliers and other constituencies of Tellabs and its subsidiaries and in the communities in which Tellabs and its subsidiaries operate or are located.

     DGCL. Section 203 of the DGCL prohibits generally a public Delaware corporation, including Tellabs, from engaging in a Business Combination (as defined herein) with an Interested Stockholder (as defined herein) for a period of three years after the date of the transaction in which an Interested Stockholder became such, unless: (i) the board of directors of such corporation approved, prior to the date such Interested Stockholder became such, either such Business Combination or such transaction; (ii) upon consummation of such transaction, such Interested Stockholder owns at least 85% of the voting shares of such corporation

(excluding specified shares); or (iii) such Business Combination is approved by the board of directors of such corporation and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least
66 2/3% of the outstanding voting shares of such corporation (excluding shares held by such Interested Stockholder). For purposes of Section 203 of the DGCL, a "Business Combination" includes: (i) mergers, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an Interested Stockholder; (ii) certain transactions resulting in the issuance or transfer to an Interested Stockholder of any stock of such corporation or its subsidiaries; and (iii) other transactions resulting in a disproportionate financial benefit to an Interested Stockholder, where an "Interested Stockholder" is a person who, together with its affiliates and associates, owns (or within a three-year period did own) 15% or more of a corporation's stock entitled to vote generally in the election of directors.

LIQUIDATION RIGHTS

     Upon the liquidation, dissolution or winding up of the affairs of Tellabs, the holders of Tellabs Common Stock are entitled to share ratably in all assets of Tellabs available for distribution to such holders after the payment of all debts and other liabilities, subject to the prior rights of the holders of any outstanding series of Tellabs Preferred Stock.

MISCELLANEOUS

     The holders of Tellabs Common Stock do not have preemptive, subscription, redemption or conversion rights. The outstanding shares of Tellabs Common Stock are, and the shares of Tellabs Common Stock to be delivered pursuant to the Merger upon delivery will be, duly authorized, validly issued, fully paid and nonassessable. The outstanding shares of Tellabs Common Stock are, and the shares of Tellabs Common Stock to be delivered pursuant to the Merger upon notice of issuance will be, listed on Nasdaq. Harris Trust and Savings Bank is the transfer agent and registrar for Tellabs Common Stock.

                     COMPARISON OF THE RIGHTS OF HOLDERS OF
                  TELLABS COMMON STOCK AND CIENA COMMON STOCK

     The statements set forth under this heading with respect to the DGCL, CIENA's Third Restated Certificate of Incorporation, as amended (the "CIENA Charter"), and Amended and Restated By-laws (the "CIENA By-laws"), the Tellabs Charter and the Tellabs By-laws (copies of which have been filed as Exhibits to the Registration Statement) are brief summaries thereof and do not purport to be complete; such statements are subject to the detailed provisions of the DGCL, the CIENA Charter, the CIENA By-laws, the Tellabs Charter and the Tellabs By-laws. See "AVAILABLE INFORMATION."

GENERAL

     The following summary compares certain rights of the holders of CIENA Common Stock to the rights of the holders of Tellabs Common Stock. The rights of holders of CIENA Common Stock are governed principally by the DGCL, the CIENA Charter and the CIENA By-laws. Upon consummation of the Merger, such stockholders will become holders of Tellabs Common Stock, and their rights will be governed principally by the DGCL, the Tellabs Charter and the Tellabs Bylaws. In most respects, the rights of Tellabs stockholders are similar to those of CIENA stockholders. The following summarizes the material differences between the rights of holders of CIENA Common Stock and Tellabs Common Stock.

DIVIDENDS

     Under the DGCL, a corporation may pay dividends out of surplus (defined as the excess, if any, of net assets over capital) or, if no such surplus exists, out of its net profits for the fiscal year in which such dividends are declared and/or for its preceding fiscal year; provided, that dividends may not be paid out of net profits if the capital of such corporation is less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

     Neither Tellabs nor CIENA has ever paid cash dividends and currently neither has plans to pay cash dividends in the near future. See "DESCRIPTION OF TELLABS COMMON STOCK -- Dividend Rights" and "SUMMARY -- Market Prices."

VOTING RIGHTS

     Each share of CIENA Common Stock and each share of Tellabs Common Stock is entitled to one vote on each matter submitted to a vote of stockholders. Neither the holders of CIENA Common Stock nor the holders of Tellabs Common Stock have cumulative voting rights in the election of directors.

     The CIENA directors are elected by the affirmative vote of the plurality of the votes cast (in person or by proxy) in the election of directors at a meeting of stockholders at which a quorum is present. The Tellabs directors are elected by the affirmative vote of the majority of the shares present (in person or by proxy) and entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. For additional information regarding the comparable voting rights of the holders of Tellabs Common Stock, see "DESCRIPTION OF TELLABS COMMON STOCK -- Voting Rights."

DIRECTORS

     Number and Election of Directors. Under the DGCL, the charter document or by-laws of a corporation may specify the number of directors. The CIENA Charter provides that the number of directors is to be set by the CIENA Board, with the initial number being seven. The current number of directors has been designated by the CIENA Board to be seven. The number of directors may be changed only by resolution of the CIENA Board. The CIENA Board may fill vacancies and newly created directorships. Under the Tellabs Charter and the Tellabs By-laws the number of directors on the Tellabs Board is currently fixed at eight members. The size of the Tellabs Board may be changed by amending the Tellabs By-laws. The Tellabs Board shall fill vacancies and newly created directorships.

     Classification. Directors on the Tellabs Board serve staggered terms of office. The Tellabs Charter provides that the Tellabs Board shall be divided, with respect to the terms of office for the individual directors, into three classes, as nearly equal as possible, with each class to serve a staggered three-year term. The CIENA Charter provides that the CIENA Board is to be divided, with respect to the terms of office for the individual directors, into three classes consisting of two or more directors (the initial allocation being made by the CIENA Board) with each class to serve a staggered three-year term.

     Removal. In the absence of express director removal provisions, the DGCL provides that directors may be removed, with or without cause, by holders of a majority of the shares then entitled to vote at an election of directors, except that, with respect to a staggered board, in the absence of contrary provisions in a corporation's certificate of incorporation, stockholders may only remove a director for cause. The Tellabs Charter expressly provides for the removal (only for cause) of any director or directors on the Tellabs Board only by the affirmative vote of either the holders of 75% of the voting power of the then outstanding shares of capital stock of Tellabs entitled to vote in the election of directors or by a majority of the Tellabs Board. The CIENA Charter expressly provides that any director or the entire CIENA Board may be removed from office at any time, with or without cause, on the affirmative vote of the holders of at least a majority of the voting power of all the then outstanding shares of capital stock of CIENA entitled to vote generally in the election of directors.

     Nominations. Neither the CIENA By-laws nor the CIENA Charter contains provisions relating to the nominations of directors. See "Charter and By-law provisions" under "DESCRIPTION OF TELLABS COMMON STOCK -- Change of Control" for a description of the provisions of the Tellabs Charter and the Tellabs By-laws relating to the nomination of directors.

     Liability of Directors. The DGCL permits a corporation to limit the personal liability of its directors, with specified exceptions. The DGCL permits a corporation to include in its certificate of incorporation a provision limiting or eliminating the liability of its directors to such corporation or its stockholders for monetary damages arising from a breach of fiduciary duty, except for: (i) a breach of the duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or constituting intentional misconduct or a knowing violation of law; (iii) a declaration of a dividend or the authorization of the repurchase or redemption of stock in violation of the DGCL; or (iv) any transaction from which the director derived an improper personal benefit. Both the CIENA Charter and the Tellabs Charter limit the personal liability of directors to the maximum extent permitted by the DGCL.

CALL OF SPECIAL MEETINGS

     The CIENA Charter provides that a special meeting of the stockholders of CIENA may be called only by the CIENA Board pursuant to a resolution duly adopted by a majority of authorized directors or by the holders of not less than 10% of all the shares entitled to vote at such special meeting. A special meeting of CIENA stockholders will also be called by the President or Secretary of CIENA at the written request of stockholders who together hold at least 25% of the outstanding shares of CIENA Common Stock entitled to vote at such special meeting. Special meetings of stockholders of Tellabs may be called only by the President of Tellabs or by the President of Tellabs upon the written request of a majority of the Tellabs Board. Tellabs stockholders do not have the power to compel a special meeting.

ACTION OF STOCKHOLDERS WITHOUT A MEETING

     The DGCL permits the stockholders of a corporation to consent in writing to any action without a meeting, unless the certificate of incorporation of such corporation provides otherwise, provided such consent is signed by stockholders having at least the minimum number of votes required to authorize such action at a meeting of stockholders. The CIENA Charter specifically prohibits the stockholders of CIENA from taking action without a meeting. Likewise, the Tellabs Charter prohibits action by the holders of Tellabs Common Stock to be taken by written consent.

STOCKHOLDER PROPOSALS

     The CIENA By-laws restrict business that may be transacted at a special meeting of CIENA stockholders to the subjects stated in the notice of the meeting, unless all of the stockholders of CIENA are present in person or by proxy, in which case any and all business may be transacted at the meeting even though the meeting is held without notice. As described above, the Tellabs Charter restricts the manner in which nominations for director may be made by stockholders, but places no restrictions on other stockholder proposals. See "Charter and By-Law Provisions" under "DESCRIPTION OF TELLABS COMMON STOCK -- Change of Control."

AMENDMENT TO CERTIFICATE OF INCORPORATION

     Under the DGCL, the certificate of incorporation of a corporation may be amended by resolution of the board of directors and the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon. With respect to any amendment to the certificate of incorporation of a corporation that would adversely affect a particular class or series of stock, the DGCL requires the separate approval by the holders of the affected class or series of stock, voting together as a single class. The CIENA Charter provides that the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of the capital stock of CIENA entitled to vote generally in the election of directors is required to amend or repeal Articles Sixth (regarding the management of CIENA), Seventh (relating to amendment of the CIENA Charter) and Eighth and Ninth (relating to indemnification). For a description of the requirements related to the amendment of the Tellabs Charter, see "DESCRIPTION OF TELLABS COMMON STOCK -- Voting Rights."

AMENDMENT TO BY-LAWS

     The CIENA By-laws may be amended or repealed by the affirmative vote of a majority of the total number of authorized directors or by the affirmative vote of the holders of 66 2/3% of the voting power of all of the then outstanding shares of the capital stock of CIENA entitled to vote generally in the election of directors. The Tellabs By-laws may be amended or replaced by the Tellabs Board or by the affirmative vote of holders of at least 75% of the voting power of the then outstanding shares of Tellabs capital stock entitled to vote in the election of directors.

APPROVAL OF MERGERS AND ASSET SALES

     Under the DGCL, unless required by its certificate of incorporation (neither the CIENA Charter nor the Tellabs Charter contain such a requirement), no vote of the stockholders of a constituent corporation surviving a merger is necessary to authorize such merger if: (i) the agreement of merger does not in any way amend the certificate of incorporation of such constituent corporation;
(ii) each share of stock of such constituent corporation outstanding immediately prior to such merger is to be an identical outstanding or treasury share of the surviving corporation after such merger; (iii) either no shares of Common Stock of the surviving corporation and no shares, securities or obligations convertible into such Common Stock are to be issued under the plan of merger, or the number of shares of Common Stock issued or so issuable does not exceed 20% of the number thereof outstanding immediately prior to such merger; and (iv) certain other conditions are satisfied. In addition, the DGCL provides that a parent corporation that is the record holder of at least 90% of the outstanding shares of each class of stock of a subsidiary may merge such subsidiary into such parent corporation without the approval of such subsidiary's stockholders or board of directors.

     The Tellabs Charter provides that the Tellabs Board, when evaluating any offer of another person to (a) make a tender or exchange offer for any equity security of Tellabs, (b) merge or consolidate Tellabs with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of Tellabs, may in connection with the exercise of its judgment in determining what is in the best interests of Tellabs and its stockholders, give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers, suppliers and other constituencies of Tellabs and its subsidiaries and in the communities in which Tellabs and its subsidiaries operate or are located. Neither the CIENA Charter nor the CIENA By-laws contains a similar provision.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to: (i) any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against expenses (including attorneys' fees), judgments, fines and reasonable settlement amounts if such person acted in good faith and reasonably believed that his or her actions were in or not opposed to the best interests of such corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful; or (ii) any derivative action or suit on behalf of such corporation against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, if such person acted in good faith and reasonably believed that his or her actions were in or not opposed to the best interests of such corporation. With respect to derivative suits and actions, in the event that a person is adjudged to be liable to the corporation, the DGCL prohibits indemnification unless, and then only to the extent that, either the Delaware Court of Chancery or the court in which such derivative action or suit was brought determines that such person is entitled to indemnification for those expenses which that court deems proper. To the extent that a representative of a corporation has been successful on the merits or otherwise in the defense of a third party or derivative action, indemnification for actual and reasonable expenses incurred is mandatory.

     The CIENA Charter provides for the indemnification of directors and officers of CIENA to the maximum extent permitted by the DGCL. The CIENA By-laws authorize the CIENA Board, from time to time, to indemnify all other persons whom it has the power to indemnify to the extent permitted by law. The CIENA By-laws also provide for the advancement of certain expenses upon receipt of an undertaking to repay such amounts so advanced to which the officer or director is determined not to be entitled.

     The Tellabs By-laws provide for indemnification of directors and officers of Tellabs to the maximum extent permitted under the DGCL. The Tellabs By-laws further provide for the advancement of certain expenses upon receipt of an undertaking to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by Tellabs.

ANTI-TAKEOVER PROVISIONS

     Section 203 of the DGCL prohibits generally a public Delaware corporation from engaging in a Business Combination with an Interested Stockholder for a period of three years after the date of the transaction in which an Interested Stockholder became such, unless: (i) the board of directors of such corporation approved, prior to the date such Interested Stockholder became such, either such Business Combination or such transaction; (ii) upon consummation of such transaction, such Interested Stockholder owns at least 85% of the voting shares of such corporation (excluding specified shares); or (iii) such Business Combination is approved by the board of directors of such corporation and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 66 2/3% of the outstanding voting shares of such corporation (excluding shares held by such Interested Stockholder).

     Neither the CIENA Charter and CIENA By-laws nor the Tellabs Charter and Tellabs By-laws contain provisions making Section 203 of the DGCL inapplicable to CIENA or Tellabs, respectively. For information on the provisions of the DGCL with respect to certain Business Combinations, see "DGCL" under "DESCRIPTION OF TELLABS COMMON STOCK -- Change of Control."

RIGHTS AGREEMENT

     Pursuant to the Rights Agreement, each holder of an outstanding share of CIENA Common Stock has received one Right entitling the holder thereof to purchase from CIENA, at a price of $300, subject to adjustment (the "Purchase Price"), one one-thousandth of a share of Series A Junior Participating Preferred Stock.

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (other than CIENA or a related entity) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of CIENA Common Stock or (ii) 10 business days (unless extended by the continuing directors of the CIENA Board in accordance with the Rights Agreement) following the commencement of a tender offer or an exchange offer the consummation of which would result in the beneficial ownership by a person of 15% or more of the outstanding shares of CIENA Common Stock (the earlier of the dates specified in clauses (i) and (ii) being the "Distribution Date"), the Rights will be evidenced by certificates representing CIENA Common Stock, will be transferable only with CIENA Common Stock and will not be exercisable. After the Distribution Date, the Rights will become exercisable and separate certificates evidencing the Rights will be mailed to holders of record of CIENA Common Stock as of the close of business on the Distribution Date. Thereafter, such separate certificates alone will evidence the Rights.

     In the event that any person (other than CIENA or a related entity) becomes the beneficial owner of 15% or more of the then outstanding shares of CIENA Common Stock (except pursuant to an offer for all outstanding shares of CIENA Common Stock which the continuing directors (who are not also executive officers) of CIENA determine to be fair and otherwise in the best interest of CIENA and its stockholders), each holder of a Right will have the right to exercise the Rights by purchasing, for an amount equal to the Purchase Price, shares of CIENA Common Stock (or, in certain circumstances, cash, property or other securities of CIENA) having a market value equal to two times the Purchase Price. After the occurrence of the events described in the preceding sentence, all Rights which are, or under circumstances described in the Rights Agreement were, beneficially owned by such person will be void. In addition, after the first public announcement that any person has become such a 15% beneficial owner, in the event that CIENA is acquired in a merger or other business combination transaction in which CIENA is not the surviving corporation (other than a merger which follows an offer described in the preceding paragraph) or 50% or more of CIENA's assets or earning power is sold or transferred, each holder of a Right (except Rights which have become void) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right.

     Under certain circumstances, CIENA may redeem the Rights in whole, but not in part, at a price of $.001 per Right (payable in cash, shares of CIENA Common Stock or other consideration deemed appropriate by the CIENA Board), subject to adjustment. The Rights will expire at the close of business on December 29, 2007 unless earlier redeemed or exchanged; provided, however, that the Rights will cease to be exercisable immediately prior to the Effective Time. The Rights Agreement was amended on June 2, 1998 such that none of the approval, execution or delivery of the Merger Agreement, the Stock Option Agreement or the Stockholder Agreements, the acquisition of CIENA Common Stock solely pursuant to the terms of the Stock Option Agreement, or the consummation of the Merger and the other transactions contemplated by the Merger Agreement, the Stock Option Agreement and the Stockholder Agreements will cause (i) Tellabs or Sub or any of their affiliates or associates to be deemed a 15% beneficial owner as described in the preceding two paragraphs, (ii) such actions to be deemed a public announcement that any person has become such a 15% beneficial owner or (iii) a Distribution Date to occur.

     Tellabs has not adopted any plan similar to the Rights Agreement, although Tellabs may adopt a similar plan at any time without a vote of the stockholders of Tellabs.

LIQUIDATION

     The CIENA Charter provides that, upon the liquidation of CIENA, the holders of shares of certain classes of preferred stock of CIENA are to receive distributions of assets prior to holders of certain other shares of capital stock of CIENA, including holders of shares of CIENA Common Stock. Currently no shares of preferred stock of CIENA are issued and outstanding. Upon the liquidation, dissolution or winding up of the affairs of Tellabs, the holders Tellabs Common Stock are entitled to share ratably in all remaining assets of Tellabs available for distribution to such holders, subject to the prior rights of the holders of any outstanding series of Tellabs Preferred Stock. See "DESCRIPTION OF TELLABS COMMON STOCK -- Liquidation Rights."

MISCELLANEOUS

     Neither shares of CIENA Common Stock nor shares of Tellabs Common Stock have preemptive, subscription, redemption or conversion rights.

                              BUSINESS OF TELLABS

     Tellabs designs, manufactures, markets and services voice and data transport and network access systems that are used worldwide by public telephone companies, long-distance carriers, alternate service providers, cellular and other wireless service providers, cable operators, government agencies, utilities and business end-users.

     Products provided by Tellabs include digital cross-connect systems, managed digital networks, network access and wireless system products. Digital cross-connect systems include Tellabs' TITAN (a registered trademark of Tellabs Operations, Inc.) 5500 and 5300 series of digital cross-connect systems. Managed digital networks include Tellabs' MartisDXX (a Finnish trademark of Tellabs Oy) integrated access and transport system, statistical multiplexers, packet switches, and T1 multiplexers, and network management systems. Network access products include digital signal processing products such as echo cancelers and T-coders; special service products such as voice frequency products; and local access products such as the CABLESPAN (a registered trademark of Tellabs Operations, Inc.) system.

     Tellabs' products are sold in both the domestic and international marketplaces (under the Tellabs name and trademarks and under private labels) through Tellabs' field sales force and selected distributors to a major customer base. This base includes Regional Bell Operating Companies, independent telephone companies, interexchange carriers, local telephone administrations, local exchange carriers, original equipment manufacturers, cellular and other wireless service companies, cable operators, alternate service providers, system integrators, government agencies, and business end-users ranging from small businesses to Fortune 500 companies.

     Tellabs was incorporated in Delaware in 1992 in connection with the reincorporation of its predecessor corporation from an Illinois corporation to a Delaware corporation. Tellabs' predecessor corporation began operations in 1975 and became a public company in 1980.

     Tellabs' principal executive offices are located at 4951 Indiana Avenue, Lisle, Illinois 60532-1698 and its telephone number is (630) 378-8800. For further information concerning Tellabs, see "SUMMARY -- Selected Consolidated Financial Data of Tellabs," "AVAILABLE INFORMATION" and "INCORPORATION OF DOCUMENTS BY REFERENCE."

                               BUSINESS OF CIENA

     CIENA designs, manufactures and sells DWDM systems for fiberoptic communications networks. CIENA's first DWDM solution, the MultiWave(R) 1600 system, alleviates capacity, or bandwidth, constraints in high traffic, long distance fiberoptic routes without requiring the installation of new fiber. In addition, the MultiWave 1600 system enables flexible provisioning of additional bandwidth without requiring an upgrade of existing network transmission equipment. The MultiWave 1600 system can increase the carrying capacity of a single optical fiber 16 fold by allowing simultaneous transmission of up to 16 optical channels per fiber. This permits fiber currently carrying signals at transmission speeds of up to 2.5 Gb/s to carry up to 40 Gb/s. CIENA's MultiWave 1600 system includes optical transmission terminals, optical amplifiers, optical add/drop multiplexers and network management software. The MultiWave 1600 system is designed with an open architecture that allows the MultiWave 1600 system to interoperate with carriers' existing fiberoptic transmission systems having a broad range of transmission speeds and signal formats. CIENA's MultiWave Sentry(TM), the second generation version of the MultiWave 1600, includes enhancements that significantly expand the ability of the MultiWave system to interface with data communications equipment in addition to other types of transmission equipment and increase the distance which can be spanned between transmission terminals. In March 1998, CIENA began shipments of the MultiWave 4000, the third generation of the

MultiWave 1600. CIENA's MultiWave 4000 incorporates the basic features of both the MultiWave 1600 and the MultiWave Sentry, but is scalable to allow simultaneous transmission of up to 40 optical channels per fiber at rates of up to 2.5 Gb/s per channel for a total maximum throughput of 100 Gb/s. CIENA's MultiWave Firefly(TM), designed for point-to-point short-haul applications (distances of 65km or less) not requiring optical amplifiers, allows simultaneous transmission of up to 24 optical channels per fiber at transmission speeds of up to 2.5 Gb/s per channel. CIENA's recently announced MultiWave Metro(TM) targets campus and interoffice rings and high bandwidth local loop services, using DWDM technology with as many as 24 different wavelengths. MultiWave Metro is designed to provide high aggregate bandwidth capacity for multiple applications and data rates. The product simultaneously aggregates multiple traffic types, including SONET/SDH (at both the SONET levels of 622 Mb/s and 2.5 Gb/s), ATM and fast IP in a ring environment, providing network survivability and the ability to add or drop traffic at various locations around the ring.

     CIENA believes it is a worldwide market leader in field deployment of open architecture DWDM systems. For the fiscal year ended October 31, 1997, CIENA recorded $413.2 million in revenue, of which approximately $179.4 million was from sales to Sprint Corporation under a non-exclusive supply agreement and approximately $184.5 million was from sales to LDDS WorldCom ("WorldCom") under non-exclusive supply agreements. During the first quarter of 1998, WorldCom informed CIENA that a change in its deployment policy would result in a substantial reduction in system requirements from CIENA during fiscal 1998 compared to fiscal 1997. A large majority of CIENA's fiscal 1997 revenue was derived from sales of the MultiWave 1600 system. CIENA has recently entered into agreements with AT&T, Bell Atlantic and Hermes Europe Railtel, among others, and is actively seeking additional customers among long distance, local and interoffice fiberoptic network operators in the worldwide telecommunications market.

     In April 1998, CIENA acquired Terabit Technology, Inc. ("Terabit"), an optical component manufacturer, for approximately $1.1 million in cash, 134,390 shares of CIENA Common Stock and the assumption of certain outstanding options. Prior to the acquisition of Terabit, CIENA had held approximately 20% of Terabit's outstanding equity securities. In January 1998, CIENA acquired all of the outstanding capital stock of ATI Telecom International, Ltd., a provider of engineering, furnishing and installation services for telecommunications service providers, in exchange for approximately 1,000,000 shares of CIENA Common Stock. In December 1997, CIENA acquired Astracom, Inc. ("Astracom"), a start-up telecommunications company located in Atlanta, Georgia, in exchange for 169,754 shares of CIENA Common Stock, $2.4 million in cash and the assumption of certain outstanding stock options. The 15 employees who joined CIENA from Astracom assisted in the development of MultiWave Metro and are focused on other competitive local exchange carrier product development efforts. The acquisition of ATI Telecom International, Ltd was accounted for as a pooling of interest while the acquisition of Astracom and Terabit were accounted for under the purchase method of accounting.

     On June 1, 1998, CIENA entered into a settlement agreement with Pirelli SpA ("Pirelli"). The terms of the settlement agreement involve, among other things, the dismissal with prejudice of pending litigation between the parties in Delaware and before the United States International Trade Commission, a one-time payment to Pirelli of $30 million and certain continuing royalty payments, a world-wide non-exclusive cross-license to certain patent portfolios and a five-year moratorium on future litigation between the parties. CIENA will record a one-time charge in its fiscal third quarter of $20 million related to the settlement.

     CIENA was incorporated in Delaware in November 1992 and its principal executive offices are located at 1201 Winterson Road, Linthicum, Maryland 21090, and its telephone number is (410) 865-8500. For further information concerning CIENA, see "SUMMARY -- Selected Consolidated Financial Data of CIENA," "AVAILABLE INFORMATION" and "INCORPORATION OF DOCUMENTS BY REFERENCE."

                                    EXPERTS

     The consolidated financial statements of Tellabs for January 2, 1998 and for the year then ended, incorporated by reference in Tellabs' Annual Report on Form 10-K for the year ended January 2, 1998, which is referred to and made a part of this Joint Proxy Statement/Prospectus and Registration Statement, were audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and are incorporated by reference herein in reliance upon such firm as experts in accounting and auditing. The consolidated financial statements of Tellabs incorporated by reference in the Annual Report on Form 10-K of Tellabs for the periods ended on or prior to December 27, 1996 were audited by Grant Thornton LLP, independent auditors, as stated in their reports, which are incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of CIENA as of October 31, 1997 and 1996 and for each of the years in the three-year period ended October 31, 1997, are incorporated by reference herein in reliance upon the report of PricewaterhouseCoopers LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     Representatives of Ernst & Young LLP and PricewaterhouseCoopers LLP, are expected to be present at the Tellabs Special Meeting and the CIENA Special Meeting, respectively, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 LEGAL OPINIONS

     The validity of the shares of Tellabs Common Stock being offered hereby is being passed upon for Tellabs by Margaret Maxwell Zagel, Vice President and General Counsel of Tellabs. Ms. Zagel is a stockholder of Tellabs and holds options to purchase shares of Tellabs Common Stock.

     It is a condition to the consummation of the Merger that Sidley & Austin, counsel to Tellabs, and Hogan & Hartson L.L.P., counsel to CIENA, each deliver opinions concerning certain federal income tax consequences of the Merger, dated as of the Effective Time.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                                 TELLABS, INC.,

                             WHITE OAK MERGER CORP.

                                      AND

                               CIENA CORPORATION

                            DATED AS OF JUNE 2, 1998

                          AGREEMENT OF PLAN AND MERGER

                               TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----
                                   ARTICLE I
                                  THE MERGER
Section 1.1     The Merger..................................................    A-1
Section 1.2     Effective Time..............................................    A-2
Section 1.3     Effects of the Merger; Directors and Officers...............    A-2
Section 1.4     Charter and Bylaws; Directors and Officers..................    A-2
Section 1.5     Conversion of Securities....................................    A-2
Section 1.6     Parent to Make Certificates Available.......................    A-2
Section 1.7     Dividends; Transfer Taxes; Withholding......................    A-3
Section 1.8     No Fractional Securities....................................    A-4
Section 1.9     Return of Exchange Fund.....................................    A-4
Section 1.10    Adjustment of Exchange Ratio................................    A-4
Section 1.11    No Further Ownership Rights in Company Common Stock.........    A-4
Section 1.12    Closing of Company Transfer Books...........................    A-4
Section 1.13    Lost Certificates...........................................    A-4
Section 1.14    Further Assurances..........................................    A-4
Section 1.15    Closing.....................................................    A-5
                                  ARTICLE II
               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
Section 2.1     Organization, Standing and Power............................    A-5
Section 2.2     Capital Structure...........................................    A-5
Section 2.3     Authority...................................................    A-6
Section 2.4     Consents and Approvals; No Violation........................    A-7
Section 2.5     SEC Documents and Other Reports.............................    A-8
Section 2.6     Registration Statement and Joint Proxy Statement............    A-8
Section 2.7     Absence of Certain Changes or Events........................    A-8
Section 2.8     Permits and Compliance......................................    A-9
Section 2.9     Tax Matters.................................................    A-9
Section 2.10    Actions and Proceedings.....................................    A-10
Section 2.11    Certain Agreements..........................................    A-10
Section 2.12    ERISA.......................................................    A-10
Section 2.13    Compliance with Worker Safety and Environmental Laws........    A-11
Section 2.14    Labor Matters...............................................    A-11
Section 2.15    Intellectual Property.......................................    A-11
Section 2.16    Opinion of Financial Advisor................................    A-12
Section 2.17    Required Vote of Parent Stockholders........................    A-12
Section 2.18    Pooling of Interests; Reorganization........................    A-12
Section 2.19    Brokers.....................................................    A-12
Section 2.20    Operations of Sub...........................................    A-12
                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 3.1     Organization, Standing and Power............................    A-12
Section 3.2     Capital Structure...........................................    A-12
Section 3.3     Authority...................................................    A-13
Section 3.4     Consents and Approvals; No Violation........................    A-14
Section 3.5     SEC Documents and Other Reports.............................    A-14
Section 3.6     Registration Statement and Joint Proxy Statement............    A-15

                                                                                PAGE
                                                                                ----
Section 3.7     Absence of Certain Changes or Events........................    A-15
Section 3.8     Permits and Compliance......................................    A-15
Section 3.9     Tax Matters.................................................    A-16
Section 3.10    Actions and Proceedings.....................................    A-16
Section 3.11    Certain Agreements..........................................    A-17
Section 3.12    ERISA.......................................................    A-17
Section 3.13    Compliance with Worker Safety and Environmental Laws........    A-18
Section 3.14    Labor Matters...............................................    A-18
Section 3.15    Intellectual Property.......................................    A-18
Section 3.16    Opinion of Financial Advisor................................    A-19
Section 3.17    State Takeover Statutes; Certain Charter Provisions.........    A-19
Section 3.18    Required Vote of Company Stockholders.......................    A-19
Section 3.19    Pooling of Interests; Reorganization........................    A-19
Section 3.20    Brokers.....................................................    A-19
Section 3.21    Rights Agreement............................................    A-19
                                  ARTICLE IV
                  COVENANTS RELATING TO CONDUCT OF BUSINESS
Section 4.1     Conduct of Business Pending the Merger......................    A-20
Section 4.2     No Solicitation.............................................    A-22
Section 4.3     Third Party Standstill Agreements...........................    A-23
Section 4.4     Pooling of Interests; Reorganization........................    A-23
                                  ARTICLE V
                            ADDITIONAL AGREEMENTS
Section 5.1     Stockholder Meetings........................................    A-23
Section 5.2     Preparation of the Registration Statement and the Joint
                Proxy Statement.............................................    A-24
Section 5.3     Intentionally Omitted.......................................    A-24
Section 5.4     Access to Information.......................................    A-24
Section 5.5     Compliance with the Securities Act..........................    A-24
Section 5.6     Current Nasdaq Quotation....................................    A-25
Section 5.7     Fees and Expenses...........................................    A-25
Section 5.8     Company Stock Plans.........................................    A-27
Section 5.9     Reasonable Best Efforts; Pooling of Interests...............    A-27
Section 5.10    Public Announcements........................................    A-28
Section 5.11    Real Estate Transfer and Gains Tax..........................    A-28
Section 5.12    State Takeover Laws.........................................    A-28
Section 5.13    Indemnification; Directors and Officers Insurance...........    A-28
Section 5.14    Notification of Certain Matters.............................    A-29
Section 5.15    Employee Benefit Plans and Agreements.......................    A-29
Section 5.16    Rights Agreement............................................    A-29
Section 5.17    Directorships...............................................    A-30
                                  ARTICLE VI
                      CONDITIONS PRECEDENT TO THE MERGER
Section 6.1     Conditions to Each Party's Obligation to Effect the
                Merger......................................................    A-30
Section 6.2     Conditions to Obligation of the Company to Effect the
                Merger......................................................    A-30
Section 6.3     Conditions to Obligations of Parent and Sub to Effect the
                Merger......................................................    A-31
                                 ARTICLE VII
                      TERMINATION, AMENDMENT AND WAIVER
Section 7.1     Termination.................................................    A-33
Section 7.2     Effect of Termination.......................................    A-34

                                                                                PAGE
                                                                                ----
Section 7.3     Amendment...................................................    A-35
Section 7.4     Waiver......................................................    A-35
                                 ARTICLE VIII
                              GENERAL PROVISIONS
Section 8.1     Non-Survival of Representations and Warranties..............    A-35
Section 8.2     Notices.....................................................    A-35
Section 8.3     Interpretation..............................................    A-36
Section 8.4     Counterparts................................................    A-36
Section 8.5     Entire Agreement; No Third-Party Beneficiaries..............    A-36
Section 8.6     Governing Law...............................................    A-36
Section 8.7     Assignment..................................................    A-36
Section 8.8     Severability................................................    A-36
Section 8.9     Enforcement of this Agreement...............................    A-36

                             TABLE OF DEFINED TERMS

DEFINED TERM                                                     SECTION
------------                                                     -------
Affiliate...................................................     5.7(b)(i)
Agreement...................................................      Forepart
Blue Sky Laws...............................................           2.4
Certificate of Merger.......................................           1.2
Certificates................................................        1.6(b)
Closing.....................................................          1.15
Code........................................................      Recitals
Company.....................................................      Forepart
Company Affiliate Letter....................................        5.5(a)
Company Annual Report.......................................        3.2(b)
Company Business Personnel..................................          3.14
Company Bylaws..............................................        1.4(a)
Company Charter.............................................        1.4(a)
Company Common Stock........................................      Recitals
Company Letter..............................................        3.2(c)
Company Multiemployer Plan..................................       3.12(c)
Company Permits.............................................        3.8(a)
Company Plan................................................       3.12(c)
Company Preferred Stock.....................................        3.2(a)
Company SEC Documents.......................................           3.5
Company Stock Option Plans..................................        3.2(a)
Company Stock Options.......................................        3.2(a)
Company Stock Purchase Plan.................................        3.2(a)
Company Stockholder Meeting.................................           5.1
Confidentiality Agreement...................................           5.4
Constituent Corporations....................................      Forepart
D&O Insurance...............................................          5.13
DGCL........................................................           1.1
Effective Time..............................................           1.2
Environmental Laws..........................................          2.13
ERISA.......................................................       2.12(a)
ERISA Affiliate.............................................       2.12(c)
Exchange Act................................................           2.4
Exchange Agent..............................................        1.6(a)
Exchange Fund...............................................        1.6(a)
Exchange Ratio..............................................        1.5(c)
Gains Taxes.................................................          5.11
Governmental Entity.........................................           2.4
HSR Act.....................................................           2.4
Intellectual Property Rights................................       2.15(a)
IRS.........................................................           2.9
Joint Proxy Statement.......................................           2.6
Joint Venture...............................................        2.2(c)
Knowledge of Parent.........................................        2.8(b)
Knowledge of the Company....................................        3.8(b)
Material Adverse Change.....................................           2.1
Material Adverse Effect.....................................           2.1
Merger......................................................      Recitals
NASDAQ......................................................           1.8
Noncompetition Agreements...................................       3.12(d)

DEFINED TERM                                                     SECTION
------------                                                     -------
Parent......................................................      Forepart
Parent Acquisition Event....................................        5.7(d)
Parent Affiliate Letter.....................................        5.5(b)
Parent Annual Report........................................        2.2(b)
Parent Business Personnel...................................          2.14
Parent Bylaws...............................................           2.4
Parent Charter..............................................           2.4
Parent Common Stock.........................................      Recitals
Parent Letter...............................................        2.2(c)
Parent Multiemployer Plan...................................       2.12(c)
Parent Permits..............................................        2.8(a)
Parent Plan.................................................       2.12(c)
Parent Preferred Stock......................................        2.2(a)
Parent SEC Documents........................................           2.5
Parent Stock Plans..........................................        2.2(a)
Parent Stockholder Meeting..................................           5.1
Parent Takeover Proposal....................................    5.7(b)(ii)
Registration Statement......................................           2.3
Rights......................................................        3.2(a)
Rights Agreement............................................        3.2(a)
Rule 145 Affiliates.........................................        5.5(a)
SEC 2.2(b) Securities Act...................................           2.3
Share Issuance..............................................           2.3
State Takeover Approvals....................................           2.4
Stock Option Agreement......................................      Recitals
Stockholder Agreements......................................      Recitals
Stockholder Meetings........................................           5.1
Sub.........................................................      Forepart
Subsidiary..................................................           2.1
Substitute Option...........................................           5.8
Superior Proposal...........................................        4.2(a)
Surviving Corporation.......................................           1.1
Takeover Proposal...........................................        4.2(a)
Tax Return..................................................           2.9
Taxes.......................................................           2.9
Termination Fee.............................................        5.7(c)
Third Party.................................................        5.7(c)
Third Party Acquisition Event...............................        5.7(c)
Worker Safety Laws..........................................          2.13

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of June 2, 1998 (this "Agreement"), among Tellabs, Inc., a Delaware corporation ("Parent"), White Oak Merger Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and CIENA Corporation, a Delaware corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").

                                  WITNESSETH:

     WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock") not owned directly or indirectly by Parent or the Company will be converted into shares of Common Stock, par value $.01 per share, of Parent ("Parent Common Stock");

     WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective stockholders;

     WHEREAS, in order to induce Parent and Sub to enter into this Agreement, concurrently herewith Parent and the Company are entering into the Stock Option Agreement dated as of the date hereof (the "Stock Option Agreement") in the form of the attached Exhibit A;

     WHEREAS, in order to induce Parent and Sub to enter into this Agreement, concurrently herewith certain stockholders and each of the directors of the Company are entering into stockholder agreements with Parent (the "Stockholder Agreements"), pursuant to which, among other things, each such stockholder and director (in such director's capacity as a stockholder) agrees to vote in favor of this Agreement and the Merger and against any competing proposals;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests.

     NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL. Notwithstanding anything to the contrary herein, at the election of Parent, any direct wholly owned Subsidiary (as hereinafter defined) of Parent may be substituted for Sub as a constituent corporation in the Merger; provided that such substituted corporation is a Delaware corporation which is formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no other business activities. In such event, the parties agree to execute an appropriate amendment to this Agreement, in form and substance reasonably satisfactory to Parent and the Company, in order to reflect such substitution.

     Section 1.2 Effective Time. The Merger shall become effective when a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware; provided, however, that, upon mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is filed. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is accepted for recording or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made on the date of the Closing (as hereinafter defined).

     Section 1.3 Effects of the Merger; Directors and Officers. The Merger shall have the effects set forth in this Agreement and in Section 259 of the DGCL.

     Section 1.4 Charter and Bylaws; Directors and Officers. (a) At the Effective Time, the Third Restated Certificate of Incorporation, as amended, of the Company (the "Company Charter"), as in effect immediately prior to the Effective Time, shall be amended so that (i) Article FOURTH of the Company Charter reads in its entirety as follows: "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share". As so amended, the Company Charter shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the Amended and Restated By-laws of the Company (the "Company Bylaws"), as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by the Company Charter.

     (b) The directors of Sub at the Effective Time of the Merger shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company at the Effective Time of the Merger shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     Section 1.5 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

     (a) Each issued and outstanding share of common stock, par value $.01 per share, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

     (b) All shares of Company Common Stock, together with associated Rights (as hereinafter defined), that are held in the treasury of the Company or by any wholly owned Subsidiary of the Company and any shares of Company Common Stock, together with the associated Rights, owned by Parent shall be cancelled and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

     (c) Subject to the provisions of Sections 1.8 and 1.10 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 1.5(b)), together with the associated Rights, shall be converted into one (such number being the "Exchange Ratio") validly issued, fully paid and nonassessable share of Parent Common Stock. All such shares of Company Common Stock and the associated Rights, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive any dividends and other distributions in accordance with Section 1.7, certificates representing the shares of Parent Common Stock into which such shares are converted and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 1.6.

     Section 1.6 Parent to Make Certificates Available. (a) Exchange of Certificates. Parent shall authorize a commercial bank (or such other person or persons as shall be reasonably acceptable to Parent and the Company) to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent certificates representing the shares of Parent

Common Stock issuable pursuant to Section 1.5(c) for exchange with outstanding shares of Company Common Stock and cash, as required to make payments in lieu of any fractional shares pursuant to Section 1.8 (such cash and shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall deliver the Parent Common Stock contemplated to be issued pursuant to Section 1.5(c) out of the Exchange Fund.

     (b) Exchange Procedures. Parent shall instruct the Exchange Agent, as soon as practicable after the Effective Time, to mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock converted in the Merger (the "Certificates") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares). Upon surrender for cancellation to the Exchange Agent of all Certificates held by any record holder of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which the shares represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article I, cash in lieu of any fractional share in accordance with Section 1.8 and certain dividends and other distributions in accordance with Section 1.7, and any Certificate so surrendered shall forthwith be cancelled.

     Section 1.7 Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing Parent Common Stock until such person surrenders the related Certificate or Certificates, as provided in Section 1.6, and no cash payment in lieu of fractional shares will be paid to any such person pursuant to
Section 1.8 until such person shall so surrender the related Certificate or Certificates. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Parent Common Stock:
(i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.8. In no event shall the person entitled to receive such dividends or other distributions or cash in lieu of fractional shares be entitled to receive interest on such dividends or other distributions or cash in lieu of fractional shares. If any cash or certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

     Section 1.8 No Fractional Securities. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no Parent dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of Parent. In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article I will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the last reported sale price per share of Parent Common Stock on The Nasdaq Stock Market ("NASDAQ") on the date of the Effective Time (or, if the shares of Parent Common Stock do not trade on NASDAQ on such date, the first date of trading of shares of Parent Common Stock on NASDAQ after the Effective Time) by (ii) the fractional interest to which such holder would otherwise be entitled. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 1.7 and this Section 1.8.

     Section 1.9 Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former stockholders of the Company for six months after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such former stockholders who have not theretofore complied with this
Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock. Neither Parent nor the Surviving Corporation shall be liable to any former holder of Company Common Stock for any such shares of Parent Common Stock, cash and dividends and distributions held in the Exchange Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 1.10 Adjustment of Exchange Ratio. In the event of any reclassification, stock split or stock dividend with respect to Parent Common Stock or any change or conversion of Parent Common Stock into other securities (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be to the Exchange Ratio as so adjusted.

     Section 1.11 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 1.8) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificates.

     Section 1.12 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or the Parent, such Certificates shall be cancelled and exchanged as provided in this Article I.

     Section 1.13 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such person of a bond, in such reasonable amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 1.8 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.7.

     Section 1.14 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving

Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

     Section 1.15 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois, at 10:00 a.m., local time, no later than the second business day following the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived (if permissible) or at such other time and place as Parent and the Company shall agree.

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub represent and warrant to the Company as follows:

     Section 2.1 Organization, Standing and Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary (as hereinafter defined) of Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on Parent. Parent and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes of this Agreement (a) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent or the Company, as the case may be, any event, change or effect that individually or when taken together with all other such events, changes or effects is or could reasonably be expected (as far as can be foreseen at the time) to be materially adverse to the business, assets, liabilities, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be; provided, however, that in determining whether a Material Adverse Change or Material Adverse Effect has occurred with respect to either referenced party, any change or effect, to the extent it is attributable
(i) to any change in general economic conditions affecting companies in industries similar to the industries in which the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, operate or (ii) to the closing or the failure to close the merger contemplated in that certain Agreement of Plan of Merger dated as of February 16, 1998 among Parent, Cardinal Merger Co. and Coherent Communications Systems Corporation substantially on the terms set forth therein (so long as such closing or failure to close does not result in any material liability to Parent), shall not be considered when determining if a Material Adverse Change or Material Adverse Effect has occurred; and (b) "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

     Section 2.2 Capital Structure. (a) As of the date hereof, the authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock and 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Parent Preferred Stock"). At the close of business on May 28, 1998,
(i) 182,425,765 shares of Parent Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Parent Common Stock were held in treasury of Parent or by Subsidiaries of Parent, (iii) no shares of Parent Preferred Stock were issued or outstanding, (iv) 10,194,606 shares of Parent Common Stock were reserved for issuance pursuant to outstanding options or other rights to purchase or otherwise acquire shares of Parent Common Stock under Parent's benefit plans or arrangements or pursuant to any plans assumed by Parent in connection with any acquisition, business combination or similar transaction (collectively, the "Parent Stock Plans"), (v) 149,370 stock appreciation rights granted pursuant to the Parent Stock Plans and (vi) 11,772,949 shares of Parent Common Stock were reserved for issuance in connection with that certain Agreement and Plan of Merger dated as of February 16, 1998 among Parent, Cardinal Merger Co. and Coherent Communications Systems Corporation. As of the date of this Agreement, except as set forth above and except for the issuance of shares of Parent Common Stock pursuant to the Parent Stock Plans, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All of the shares of Parent Common Stock issuable in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, except for (i) this Agreement and (ii) as set forth above, there are no options, warrants, calls, rights, puts or agreements to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver, sell or redeem, or cause to be issued, delivered, sold or redeemed, any additional shares of capital stock (or other voting securities or equity equivalents) of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, put or agreement.

     (b) As of the date of this Agreement, each outstanding share of capital stock (or other voting security or equity equivalent) of each material Subsidiary of Parent is duly authorized, validly issued, fully paid and nonassessable and, except for director or qualifying shares, each such share (or other voting security or equity equivalent) is owned by Parent or another Subsidiary of Parent, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. Except as set forth above, Parent does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter. Exhibit 21 to Parent's Annual Report on Form 10-K for the year ended January 2, 1998, as filed with the Securities and Exchange Commission (the "SEC") (the "Parent Annual Report"), is a true, accurate and correct statement in all material respects of all of the information required to be set forth therein by the regulations of the SEC.

     (c) Section 2.2 of the letter dated the date hereof and delivered on the date hereof by Parent to the Company, which letter relates to this Agreement and is designated the Parent Letter (the "Parent Letter"), sets forth a list as of the date hereof of all Subsidiaries and Joint Ventures (as defined below) of Parent and the jurisdiction in which such Subsidiary or Joint Venture is organized. Section 2.2 of the Parent Letter also sets forth as of the date hereof the nature and extent of the ownership and voting interests held by Parent in each such Joint Venture. As of the date hereof, Parent has no obligation to make any capital contributions, or otherwise provide assets or cash, to any Joint Venture. As used in this Agreement, "Joint Venture" means, with respect to a party, any corporation, limited liability company, partnership, joint venture or other entity which is not a Subsidiary of such party and in which (i) such party, directly or indirectly, owns or controls any shares of any class of the outstanding voting securities or other equity interests (other than the ownership of securities primarily for investment purposes as part of routine cash management or investments of 1% or less in publicly traded companies), or (ii) such party or a Subsidiary of such party is a general partner.

     Section 2.3 Authority. On or prior to the date of this Agreement, the Boards of Directors of Parent and Sub have declared the Merger advisable and fair to and in the best interest of Parent and Sub, respectively, and their respective stockholders, approved and adopted this Agreement in accordance with the DGCL, and the Board of Directors of Parent has resolved to recommend the approval by Parent's stockholders of the issuance of Parent Common Stock in connection with the Merger (the "Share Issuance"). Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement, Parent has all requisite

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

corporate power and authority to enter into the Stock Option Agreement, and, subject to approval by the stockholders of Parent of the Share Issuance, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Parent and Sub, the execution and delivery of the Stock Option Agreement by Parent and the consummation by Parent and Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to (x) approval by the stockholders of Parent of the Share Issuance and (y) the filing of appropriate Merger documents as required by the DGCL. This Agreement and the consummation of the transactions contemplated hereby have been approved by the sole stockholder of Sub. This Agreement has been duly executed and delivered by Parent and Sub, the Stock Option Agreement has been duly executed and delivered by Parent, and (assuming the valid authorization, execution and delivery of this Agreement and the Stock Option Agreement by the Company and the validity and binding effect hereof and thereof on the Company) this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms and the Stock Option Agreement constitutes the valid and binding obligation of Parent enforceable against Parent in accordance with its terms. The Share Issuance and the filing of a registration statement on Form S-4 with the SEC by Parent under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") have been duly authorized by Parent's Board of Directors.

     Section 2.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section
2.4 have been obtained and all filings and obligations described in this Section
2.4 have been made, and except as set forth in Section 2.4 of the Parent Letter, the execution and delivery of this Agreement and the Stock Option Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Restated Certificate of Incorporation, as amended, of Parent (the "Parent Charter") or the Amended and Restated By-laws of Parent (the "Parent Bylaws") or the Certificate of Incorporation or Bylaws of Sub, (ii) any provision of the comparable charter or organization documents of any of Parent's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform their respective obligations hereunder or under the Stock Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Stock Option Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement or the Stock Option Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings, authorizations, orders and approvals as may be required by state takeover laws (the "State Takeover Approvals"), (iv) such filings as may be required in connection with the taxes described in Section 5.11, (v) applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws")

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

and NASDAQ, (vi) as may be required under foreign laws and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform its obligations hereunder or under the Stock Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby.

     Section 2.5 SEC Documents and Other Reports. Parent has timely filed all required documents with the SEC since January 1, 1997 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Parent SEC Documents or as required by generally accepted accounting principles, Parent has not, since January 2, 1998, made any change in the accounting practices or policies applied in the preparation of financial statements.

     Section 2.6 Registration Statement and Joint Proxy Statement. None of the information to be supplied by Parent or Sub for inclusion or incorporation by reference in the Registration Statement or the joint proxy statement/prospectus included therein relating to the Stockholder Meetings (as defined in Section 5.1) (together with any amendments or supplements thereto, the "Joint Proxy Statement") will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement, at the time of each of the Stockholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Parent and the Company. The Registration Statement will comply (with respect to Parent) as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply (with respect to Parent) as to form in all material respects with the provisions of the Exchange Act.

     Section 2.7 Absence of Certain Changes or Events. Except as disclosed in Parent SEC Documents filed with the SEC prior to the date of this Agreement or as disclosed in Section 2.7 of the Parent Letter, since January 2, 1998 (A) Parent and its Subsidiaries have not incurred any liability or obligation (indirect, direct or contingent) that would result in a Material Adverse Effect on Parent or, through the date hereof, entered into any material oral or written agreement or other transaction that is not in the ordinary course of business or that would result in a Material Adverse Effect on Parent, (B) Parent and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on Parent, (C) through the date hereof, there has been no change in the capital stock of Parent except for the issuance of shares of Parent Common Stock pursuant to Parent Stock Plans and no dividend or distribution of any kind declared, paid or made by Parent on any class of its stock, and (D) there has been no event causing a Material Adverse Effect on Parent, nor any development that would, individually or in the aggregate, result in a Material Adverse Effect on Parent.

     Section 2.8 Permits and Compliance. (a) Each of Parent and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, charters, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except where the failure to have any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the Knowledge of Parent (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over Parent or any of its Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

     (b) Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement or as disclosed in Section 2.8 of the Parent Letter, as of the date hereof there is no contract or agreement that is or was required to be filed by Parent as a material contract pursuant to Item 601 of Regulation S-K under the Securities Act. Except as set forth in Section 2.8 of the Parent Letter, as of the date hereof neither Parent nor any or its Subsidiaries is a party to or bound by any agreements evidencing, or guarantees relating to, indebtedness for borrowed money to the extent the aggregate principal amount outstanding thereunder exceeds $10,000,000. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement or Section 2.8 of the Parent Letter, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by Parent or Sub of the transactions contemplated by this Agreement or the Stock Option Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which Parent or any of its Subsidiaries is a party or by which Parent or any such Subsidiary is bound or to which any of the properties, assets or operations of Parent or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. For purposes of this Agreement, "Knowledge of Parent" means the actual knowledge of the individuals identified in Section 2.8 of the Parent Letter.

     Section 2.9 Tax Matters. Except as otherwise set forth in Section 2.9 of the Parent Letter, (i) Parent and each of its Subsidiaries have filed all federal, and all material state, local, foreign and provincial, Tax Returns (as hereinafter defined) required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to so file or any failure to be correct and complete would not, individually or in the aggregate, have a Material Adverse Effect on Parent; (ii) all Taxes (as hereinafter defined) shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, except to the extent that any failure to so pay or so obtain such an extension would not, individually or in the aggregate, have a Material Adverse Effect on Parent, (iii) Parent and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect on Parent; (iv) any Tax Returns referred to in clause
(i) relating to federal income Taxes have been examined by the Internal Revenue Service (the "IRS") or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; and (vi) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested. For purposes of this Agreement:
(i) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     Section 2.10 Actions and Proceedings. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement and except as set forth in
Section 2.10 of the Parent Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees or, to the Knowledge of Parent, consultants, agents or stockholders of Parent or any of its Subsidiaries, as such, or any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on Parent or materially impair the ability of Parent to perform its obligations hereunder. Except as set forth in Section 2.10 of the Parent Letter, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of Parent, threatened against or involving Parent or any of its Subsidiaries or any of its or their present or former directors, officers, employees or, to the Knowledge of Parent, consultants, agents or stockholders, as such, or any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on Parent or materially impair the ability of Parent to perform its obligations hereunder. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or any of its or their present or former officers, directors, employees or, to the Knowledge of Parent, consultants, agents or stockholders, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement and the Stock Option Agreement.

     Section 2.11 Certain Agreements. Except as set forth in Section 2.11 of the Parent Letter, neither Parent nor any of its Subsidiaries is a party to any material oral or written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Stock Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Stock Option Agreement.

     Section 2.12 ERISA. (a) Except as would not have a Material Adverse Effect on Parent, (i) each Parent Plan complies in all respects with Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable statutes and governmental rules and regulations, and
(ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Parent Plan. Neither Parent nor any of its ERISA Affiliates (as hereinafter defined) has withdrawn from any Parent Plan or Parent Multiemployer Plan (as hereinafter defined) or instituted, or is currently considering taking, any action to do so. Except as would not have a Material Adverse Effect on Parent, no Parent Plan, nor any trust created thereunder, has incurred any 'accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

     (b) With respect to the Parent Plans, no event has occurred and, to the Knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent or any ERISA Affiliate or Parent Plan fiduciary could be subject to any liability under the terms of such Parent Plans, ERISA, the Code or any other applicable law, other than liabilities for benefits payable in the normal course, which would have a Material Adverse Effect on Parent.

     (c) As used herein, (i) "Parent Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Parent Multiemployer Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, holiday pay, vacation, severance, death benefit, sick leave, fringe benefit, insurance or other plan, arrangement or understanding, in each case established or maintained by Parent or any of its ERISA Affiliates or as to which Parent or any of its ERISA Affiliates has contributed or otherwise may have any liability, (ii) "Parent Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Parent or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability, and (iii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

     Section 2.13 Compliance with Worker Safety and Environmental Laws. The properties, assets and operations of Parent and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection and clean-up of the environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"), except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of Parent or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on Parent.

     Section 2.14 Labor Matters. As of the date hereof, neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither Parent nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for Parent or any of its Subsidiaries (the "Parent Business Personnel"), and there is no unfair labor practice complaint or grievance against Parent or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to Parent Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on Parent. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries which may interfere with the respective business activities of Parent or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on Parent.

     Section 2.15 Intellectual Property. (a) Except as set forth in Section 2.15 of the Parent Letter, Parent and its Subsidiaries have through ownership or licensing all patents, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights (collectively, "Intellectual Property Rights") as are necessary to conduct the business of the Parent and its Subsidiaries as currently conducted or planned to be conducted by the Parent and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights would not have a Material Adverse Effect on Parent. Except as set forth in Section 2.15 of the Parent Letter, neither Parent nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

     (b) Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement or in Section 2.15 of the Parent Letter, there are no actions, suits or claims or administrative proceedings or investigations pending or, to the Knowledge of Parent, threatened that challenge or question Parent's Intellectual Property Rights and that, individually or in the aggregate, would have a Material Adverse Effect on Parent.

     (c) Except as set forth in Section 2.15 of the Parent Letter, all patents, registered trademarks, service marks and copyrights which are held by Parent or any of its Subsidiaries, and which are material to the business of Parent and its Subsidiaries, taken as a whole, are to the Knowledge of Parent valid and subsisting.

Section 2.15 of the Parent Letter contains a list as of the date hereof of (i) all material registered United States, state and foreign trademarks, service marks, logos, trade dress and trade names and pending applications to register the foregoing, (ii) all United States and material foreign patents and patent applications and (iii) all material registered United States and foreign copyrights and pending applications to register the same, in each case owned by Parent and its Subsidiaries.

     Section 2.16 Opinion of Financial Advisor. Parent has received the written opinion of Goldman, Sachs & Co., dated the date hereof, to the effect that, as of the date hereof, the Exchange Ratio is fair to Parent from a financial point of view.

     Section 2.17 Required Vote of Parent Stockholders. The affirmative vote of a majority of the shares present in person or by proxy at the Parent Stockholder Meeting (as hereinafter defined) and entitled to vote on the Share Issuance is required to approve the Share Issuance. No other vote of the securityholders of Parent is required by law, the Parent Charter or the Parent Bylaws or otherwise in order for Parent to consummate the Merger and the transactions contemplated hereby.

     Section 2.18 Pooling of Interests; Reorganization. To the Knowledge of Parent, neither Parent nor any of its Subsidiaries has (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of
Section 368(a) of the Code.

     Section 2.19 Brokers. No broker, investment banker or other person, other than Goldman, Sachs & Co., the fees and expenses of which will be paid by Parent (as reflected in the agreement between Goldman, Sachs & Co. and Parent, a copy of which has been furnished to the Company), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

     Section 2.20 Operations of Sub. Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Sub as follows:

     Section 3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     Section 3.2 Capital Structure. (a) As of the date hereof, the authorized capital stock of the Company consists of 360,000,000 shares of Company Common Stock and 20,000,000 shares of preferred stock, par value $.01 per share ("Company Preferred Stock"). At the close of business on May 28, 1998, (i) 101,628,989 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Company Common Stock were held in the treasury of the Company or by Subsidiaries of the Company and (iii) 9,239,457 shares of Company Common Stock were reserved for issuance pursuant to outstanding options (the "Company Stock Options") to

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

purchase shares of Company Common Stock issued pursuant to the Company's Amended and Restated 1994 Stock Option Plan and 1996 Outside Directors Stock Option Plan (collectively, the "Company Stock Option Plans"). There are no shares issuable pursuant to the Company's Employee Stock Purchase Plan (the "Company Stock Purchase Plan"). The Company Stock Option Plans and the Company Stock Purchase Plan are the only benefit plans of the Company or its Subsidiaries under which any securities of the Company or any of its Subsidiaries are issuable. No shares of Company Preferred Stock are issued or outstanding. As of the date of this Agreement, except as set forth above and except for the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on May 28, 1998 in accordance with the terms thereof, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. As of the date of this Agreement, except for (i) as set forth above, (ii) the Stock Option Agreement and (iii) rights to purchase one-one-thousandth of a share of Series A Junior Participating Preferred Stock (the "Rights") pursuant to a Rights Agreement dated as of December 29, 1997 (the "Rights Agreement") between the Company and BankBoston, N.A., as Rights Agent, there are no options, warrants, calls, rights, puts or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver, sell or redeem, or cause to be issued, delivered, sold or redeemed, any additional shares of capital stock (or other voting securities or equity equivalents) of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, put or agreement.

     (b) Each outstanding share of capital stock (or other voting security or equity equivalent) of each material Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable, and each such share (or other voting security or equity equivalent) is owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended October 31, 1997, as filed with the SEC (the "Company Annual Report"), is a true, accurate and correct statement in all material respects of all of the information required to be set forth therein by the regulations of the SEC.

     (c) Section 3.2 of the letter dated the date hereof and delivered on the date hereof by the Company to Parent, which letter relates to this Agreement and is designated the Company Letter (the "Company Letter"), sets forth a list of all Subsidiaries and Joint Ventures of the Company and the jurisdiction in which such Subsidiary or Joint Venture is organized. Section 3.2 of the Company Letter also sets forth the nature and extent of the ownership and voting interests held by the Company in each such Joint Venture. As of the date hereof, the Company has no obligation to make any capital contributions, or otherwise provide assets or cash, to any Joint Venture.

     Section 3.3 Authority. On or prior to the date of this Agreement, the Board of Directors of the Company has declared the Merger advisable and fair to and in the best interest of the Company and its stockholders, approved and adopted this Agreement in accordance with the DGCL, approved the Stockholder Agreements and the Stock Option Agreement, resolved to recommend the approval and adoption of this Agreement by the Company's stockholders and directed that this Agreement be submitted to the Company's stockholders for approval and adoption. The Company has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreement, to consummate the transactions contemplated by the Stock Option Agreement and, subject to approval by the stockholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to (x) approval of this Agreement by the stockholders of the Company and (y) the filing of appropriate Merger documents as required by the DGCL. This Agreement and the Stock Option Agreement have been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the Stock Option

Agreement by Parent and the validity and binding effect of the Agreement on Parent and Sub and the Stock Option Agreement on Parent) constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The filing of the Joint Proxy Statement with the SEC and the issuance of the shares of Company Common Stock pursuant to the Stock Option Agreement have been duly authorized by the Company's Board of Directors.

     Section 3.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section
3.4 have been obtained and all filings and obligations described in this Section
3.4 have been made, except as set forth in Section 3.4 of the Company Letter, the execution and delivery of this Agreement and the Stock Option Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Company Charter or the Company Bylaws, (ii) any provision of the comparable charter or organization documents of any of the Company's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or under the Stock Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Stock Option Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement or the Stock Option Agreement, except for (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business,
(iii) such filings, authorizations, orders and approvals as may be required to obtain the State Takeover Approvals, (iv) such filings as may be required in connection with the taxes described in Section 5.11, (v) applicable requirements, if any, of Blue Sky Laws and NASDAQ, (vi) as may be required under foreign laws and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or under the Stock Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby.

     Section 3.5 SEC Documents and Other Reports. The Company has timely filed all required documents with the SEC since February 7, 1997 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Company SEC Documents or as required by generally accepted accounting principles, the Company has not, since October 31, 1997, made any change in the accounting practices or policies applied in the preparation of financial statements.

     Section 3.6 Registration Statement and Joint Proxy Statement. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement, at the time of each of the Stockholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur which is required at that time to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Parent and the Company. The Registration Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Exchange Act.

     Section 3.7 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement or as disclosed in Section 3.7 of the Company Letter, since October 31, 1997 (A) the Company and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent) or, through the date hereof, entered into any material oral or written agreement or other transaction that is not in the ordinary course of business or that would result in a Material Adverse Effect on the Company, (B) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on the Company, (C) through the date hereof, there has been no change in the capital stock of the Company except for the issuance of shares of the Company Common Stock pursuant to Company Stock Options and no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock, (D) there has not been (x) any granting by the Company or any of its Subsidiaries to any officer of the Company or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents, (y) any granting by the Company or any of its Subsidiaries to any such officer of any increase in severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents or (z) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such officer and (E) there has been no event causing a Material Adverse Effect on the Company, nor any development that would, individually or in the aggregate, result in a Material Adverse Effect on the Company.

     Section 3.8 Permits and Compliance. (a) Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

     (b) Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or as disclosed in Section 3.8 of the Company Letter, as of the date hereof there is no contract or agreement that is or was required to be filed by the Company as a material contract pursuant to Item 601 of Regulation S-K under the Securities Act. Except as set forth in Section 3.8 of the Company Letter, as of the date hereof neither the Company nor any of its Subsidiaries is a party to or bound by (i) any distribution, marketing or non-competition agreement or any other agreement or obligation which purports to materially limit the manner in which, or the localities in which, the Company or any of its Subsidiaries is entitled to conduct its business or (ii) any agreement evidencing, or guarantee relating to, indebtedness for borrowed money to the extent the aggregate principal amount outstanding thereunder exceeds $10,000,000. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or as disclosed in Section 3.8 of the Company Letter, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement or the Stock Option Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. For purposes of this Agreement, "Knowledge of the Company" means the actual knowledge of the individuals identified on Section 3.8 of the Company Letter.

     Section 3.9 Tax Matters. Except as otherwise set forth in Section 3.9 of the Company Letter, (i) the Company and each of its Subsidiaries have filed all federal, and all material state, local, foreign and provincial, Tax Returns required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to so file or any failure to be correct and complete would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (ii) all Taxes shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, except to the extent that any failure to so pay or so obtain such an extension would not, individually or in the aggregate, have a Material Adverse Effect on the Company;
(iii) the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (iv) any Tax Returns referred to in clause (i) relating to federal income Taxes have been examined by the IRS or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) no issues that have been raised in writing by the relevant taxing authority in connection with any examination of the Tax Returns referred to in clause (i) are currently pending; (vi) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested; and (vii) no withholding is required under Section 1445 of the Code in connection with the Merger.

     Section 3.10 Actions and Proceedings. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement and except as set forth in Section 3.10 of the Company Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees or, to the Knowledge of the Company, consultants, agents or stockholders of the Company or any of its Subsidiaries, as such, or any of its or their properties, assets or business or any Company Plan (as hereinafter defined) that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder or under the Stock Option Agreement. Except as set forth in the Company SEC Documents filed prior to the date of this

Agreement or in Section 3.10 of the Company Letter, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of its or their present or former directors, officers, employees or, to the Knowledge of the Company, consultants, agents or stockholders, as such, or any of its or their properties, assets or business or any Company Plan that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder or under the Stock Option Agreement. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of its or their present or former officers, directors, employees or, to the Knowledge of the Company, consultants, agents or stockholders, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement and the Stock Option Agreement.

     Section 3.11 Certain Agreements. Except as set forth in Section 3.11 of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Stock Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Stock Option Agreement. No holder of any option to purchase shares of Company Common Stock, or shares of Company Common Stock granted in connection with the performance of services for the Company or its Subsidiaries, is or will be entitled to receive cash from the Company or any Subsidiary in lieu of or in exchange for such option or shares under this Agreement or the Stock Option Agreement. Section 3.11 of the Company Letter sets forth (i) for each officer, director, employee or consultant who is a party to, or will receive benefits under, this Agreement or the Stock Option Agreement, the total amount that each such person may receive, or is eligible to receive, assuming that the transactions contemplated by this Agreement are consummated on the date hereof, and (ii) the total amount of indebtedness owed to the Company or its Subsidiaries from each officer or director of the Company and its Subsidiaries. Except to the extent set forth in Section 3.11 of the Company Letter, no "excess parachute payments" (as such term is defined in Section 280G(b) of the Code) will be payable as a result of the transactions contemplated by this Agreement to any employee of the Company or its Subsidiaries who is a "disqualified individual" under Section 280G of the Code.

     Section 3.12 ERISA. (a) Each Company Plan is listed in Section 3.12(a) of the Company Letter, true and complete copies of which have heretofore been delivered to Parent. Except as would not have a Material Adverse Effect on the Company, (i) each Company Plan complies in all respects with ERISA, the Code and all other applicable statutes and governmental rules and regulations, and (ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan. Neither the Company nor any of its ERISA Affiliates (as defined in Section 2.12(c)) has withdrawn from any Company Plan or Company Multiemployer Plan (as hereinafter defined) or instituted, or is currently considering taking, any action to do so. No action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA. No Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

     (b) Except as listed in Section 3.12(b) of the Company Letter, with respect to the Company Plans, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate or Company Plan fiduciary could be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law, other than liabilities for benefits payable in the normal course, which would have a Material Adverse Effect on the Company. All Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending, and the Company is not aware of any reason why any such Company Plan is not so qualified in operation. Neither the Company nor any of its ERISA Affiliates has been notified by any Company Multiemployer Plan that such Company Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Company Multiemployer Plan intends to terminate or has been terminated under
Section 4041A of ERISA. Except as disclosed in Section 3.12(b) of the Company Letter, neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code.

     (c) As used herein, (i) "Company Plan" means a "pension plan' (as defined in Section 3(2) of ERISA (other than a Company Multiemployer Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, holiday pay, vacation, severance, death benefit, sick leave, fringe benefit, insurance or other plan, arrangement or understanding, in each case established or maintained by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates has contributed or otherwise may have any liability, and (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability.

     (d) Section 3.12(d) of the Company Letter contains a list, and the Company has heretofore provided to Parent a true and complete copy, of all (i) severance, employment and material consulting agreements with employees and consultants of the Company and each of its ERISA Affiliates and (ii) severance programs and policies of the Company and each of its ERISA Affiliates with or relating to its employees. The Company has entered into a Proprietary Information Agreement with each of Steve W. Chaddick and Larry P. Huang (the "Noncompetition Agreements"), true and complete copies of which (including all amendments thereto) are attached to Section 3.12(d) of the Company Letter.

     Section 3.13 Compliance with Worker Safety and Environmental Laws. The properties, assets and operations of the Company and its Subsidiaries are in compliance with all applicable Worker Safety Laws and Environmental Laws, except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on the Company.

     Section 3.14 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or, except as set forth in
Section 3.14 of the Company Letter, any labor contract. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel"), and there is no unfair labor practice complaint or grievance against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to the Company Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on the Company. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on the Company.

     Section 3.15 Intellectual Property. (a) Except as set forth in Section 3.15 of the Company Letter, the Company and its Subsidiaries have through ownership or licensing all Intellectual Property Rights as are necessary to conduct the business of the Company and its Subsidiaries as currently conducted or planned to be conducted by the Company and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights would not have a Material Adverse Effect on the Company. Except as set forth in Section 3.15 of the Company Letter, neither the Company nor any of its Subsidiaries has infringed any

Intellectual Property Rights of any third party other than any infringements that, individually and in the aggregate, would not have a Material Adverse Effect on the Company.

     (b) Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or in Section 3.15 of the Company Letter, there are no actions, suits or claims or administrative proceedings or investigations pending or, to the Knowledge of the Company, threatened that challenge or question the Company's Intellectual Property Rights and that, individually or in the aggregate, would have a Material Adverse Effect on the Company.

     (c) All patents, registered trademarks, service marks and copyrights which are held by the Company or any of its Subsidiaries, and which are material to the business of the Company and its Subsidiaries, taken as a whole, are to the Knowledge of the Company valid and subsisting. Section 3.15 of the Company Letter contains a list as of the date hereof of (i) all material registered United States, state and foreign trademarks, service marks, logos, trade dress and trade names and pending applications to register the foregoing, (ii) all United States and material foreign patents and patent applications and (iii) all material registered United States and foreign copyrights and pending applications to register the same, in each case owned by the Company and its Subsidiaries. The statements set forth in Section 3.15(c) of the Company Letter are true and correct.

     Section 3.16 Opinion of Financial Advisor. The Company has received the written opinion of Morgan Stanley & Co. Incorporated, dated the date hereof, to the effect that, as of the date hereof, the Exchange Ratio is fair to the Company's stockholders from a financial point of view, a copy of which opinion has been delivered to Parent.

     Section 3.17 State Takeover Statutes; Certain Charter Provisions. The Board of Directors of the Company has, to the extent such statutes are applicable, taken all action (including appropriate approvals of the Board of Directors of the Company) necessary to exempt Parent, its Subsidiaries and affiliates, the Merger, this Agreement, the Stock Option Agreement, the Stockholder Agreements and the transactions contemplated hereby and thereby from Section 203 of the DGCL. To the Knowledge of the Company, no other state takeover statutes or charter or bylaw provisions are applicable to the Merger, this Agreement, the Stock Option Agreement, the Stockholder Agreements and the transactions contemplated hereby and thereby.

     Section 3.18 Required Vote of Company Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required to adopt this Agreement. No other vote of the securityholders of the Company is required by law, the Company Charter or the Company Bylaws or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby and in the Stock Option Agreement.

     Section 3.19 Pooling of Interests; Reorganization. To the Knowledge of the Company, neither it nor any of its Subsidiaries has (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of
Section 368(a) of the Code.

     Section 3.20 Brokers. No broker, investment banker or other person, other than Morgan Stanley & Co. Incorporated, the fees and expenses of which will be paid by the Company (as reflected in an agreement between Morgan Stanley & Co. Incorporated and the Company, a copy of which has been furnished to Parent), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement and by the Stock Option Agreement based upon arrangements made by or on behalf of the Company.

     Section 3.21 Rights Agreement. The Company has amended the Rights Agreement to (i) render the Rights Agreement inapplicable to the Merger, the Stock Option Agreement, the Stockholder Agreements and the transactions contemplated hereby and thereby, (ii) provide that Parent shall not be deemed an Acquiring Person (as defined in the Rights Agreement), the Distribution Date (as defined in the Rights Agreement) shall not be deemed to occur and the Rights will not separate from the shares of Company Common Stock as a result of entering into this Agreement, the Stock Option Agreement, the Stockholder Agreements or consummating the transactions contemplated hereby or thereby and (iii) provide that the Rights shall cease to be exercisable immediately prior to the Effective Time.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 4.1 Conduct of Business Pending the Merger. (a) Except as expressly permitted by clauses (i) through (xvii) of this Section 4.1(a), during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in Section 4.1 of the Company Letter (with specific reference to the applicable subsection below), the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

          (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or (D) amend the Rights Agreement;

          (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than (A) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their current terms, (B) the issuance of shares of Company Common Stock pursuant to the Stock Option Agreement and (C) the issuance of Company Stock Options to purchase up to 800,000 shares of Company Common Stock in the ordinary course of business consistent with past practice to newly hired employees who are not officers of the Company or any of its Subsidiaries (provided that no individual receives Company Stock Options to purchase in excess of 12,500 shares of Company Common Stock);

          (iii) amend its charter or by-laws or other comparable charter or organizational documents;

          (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than assets acquired in the ordinary course of business and not material to the Company and its Subsidiaries taken as a whole;

          (v) sell, lease, license (as licensor of Intellectual Property Rights of the Company), mortgage, encumber or otherwise dispose any of its properties or assets, other than sales, leases or licenses of products or services in the ordinary course of business and not material to the Company and its Subsidiaries taken as a whole;

          (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than indebtedness, loans, advances, capital contributions and investments between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries or cash management activities carried on in the ordinary course of business consistent with past practice;

          (vii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company (other than as provided in Sections 4.1(a)(ii)(A), (B) and (C)) or any Subsidiary;

          (viii) enter into, adopt or amend any severance plan, agreement or arrangement, Company Plan or employment or consulting agreement, except as required by applicable law and except for entering into any consulting agreements in the ordinary course of business consistent with past practice;

          (ix) increase the compensation payable or to become payable to its directors, officers or employees (except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company or any of its Subsidiaries who are not officers of the Company or any of its Subsidiaries) or grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any current or former director or officer of the Company or any of its Subsidiaries, or establish, adopt, enter into, or, except as may be required to comply with applicable law, amend or take action to enhance or accelerate any rights or benefits under, any labor, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former director, officer or employee;

          (x) knowingly violate or knowingly fail to perform any obligation or duty imposed upon it or any Subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

          (xi) make any change to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles);

          (xii) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

          (xiii) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

          (xiv) enter into, amend or terminate any noncompetition agreement or any agreement or contract pursuant to which any third party is granted marketing, distribution, material manufacturing or any exclusive rights with respect to any Company product, process or technology; amend the Noncompetition Agreements or make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $10,000,000 or, in the aggregate, are in excess of $60,000,000 at any time prior to October 31, 1998 (or in excess of $80,000,000 at any time);

          (xv) waive or release any material right or claim, or pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the most recent Company SEC Documents filed prior to the date hereof, or incurred in the ordinary course of business consistent with past practice;

          (xvi) initiate any litigation or arbitration proceeding or settle or compromise any material litigation or arbitration proceeding; or

          (xvii) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     (b) During the period from the date of this Agreement to the Effective Time of the Merger, Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company:

          (i) declare, set aside, or pay any cash dividends on, or make any other cash distributions in respect of, any capital stock of Parent;

          (ii) amend the Parent Charter or the Parent Bylaws;

          (iii) alter (through liquidation, reorganization or restructuring) the corporate structure of Parent; or

          (iv) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     Notwithstanding the foregoing, nothing contained in this Agreement shall prohibit Parent from adopting a stockholder rights plan and issuing securities pursuant thereto or amending the Parent Charter to increase the number of shares authorized thereby or amending the Parent Bylaws to change the number of directors of Parent.

     Section 4.2 No Solicitation. (a) From the date hereof until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with the terms hereof, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any financial advisor, attorney or other advisor or representative of, the Company or any of its Subsidiaries to, (i) solicit, initiate or knowingly encourage the submission of, any Takeover Proposal (as hereafter defined), (ii) enter into any agreement with respect to any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that prior to the Company Stockholder Meeting, nothing contained in this Agreement (including, without limitation Section 4.1(a)) shall prevent the Company or its Board of Directors from (i) complying with Rules 14d-9 and 14e-2 under the Exchange Act or publicly disclosing the existence of a Takeover Proposal to the extent required by applicable law or (ii) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Takeover Proposal by such person or entity, if and only to the extent that, with respect to clause (ii) above, (w) such Takeover Proposal would, if consummated, result in a transaction that would, in the reasonable good faith judgment of the Board of Directors of the Company, after consultation with its financial advisors, result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger (any such more favorable Takeover Proposal being referred to in this Agreement as a "Superior Proposal") and, in the reasonable good faith judgment of the Board of Directors of the Company, after consultation with its financial advisors, the person or entity making such Superior Proposal has the financial means to conclude such transaction, (x) the failure to take such action would in the reasonable good faith judgment of the Board of Directors of the Company, on the basis of the advice of the outside corporate counsel of the Company, violate the fiduciary duties of the Board of Directors of the Company to the Company's stockholders under applicable law, (y) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality agreement with provisions not less favorable to the Company than those contained in the Confidentiality Agreement (as defined below) and (z) the Company shall have fully complied with this Section 4.2. For purposes of this Agreement, "Takeover Proposal" means any proposal or offer, or any expression of interest, by any third party relating to the Company's willingness or ability to receive or discuss a proposal or offer for a merger, consolidation or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in, a substantial portion of the voting securities of, or a substantial portion of the assets of the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement and the Stock Option Agreement.

     (b) The Company shall advise Parent orally (within one business day) and in writing (as promptly as practicable) of (i) any Takeover Proposal or any inquiry with respect to or which could lead to any Takeover Proposal, (ii) the material terms of such Takeover Proposal and (iii) the identity of the person making any

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

such Takeover Proposal or inquiry. The Company will keep Parent fully informed of the status and details of any such Takeover Proposal or inquiry.

     Section 4.3 Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality agreement relating to a Takeover Proposal or standstill agreement to which the Company or any of its Subsidiaries is a party (other than any involving Parent). During such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

     Section 4.4 Pooling of Interests; Reorganization. During the period from the date of this Agreement through the Effective Time, unless the other party shall otherwise agree in writing, none of Parent, the Company or any of their respective Subsidiaries shall (a) knowingly take or fail to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (b) knowingly take or fail to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Between the date of this Agreement and the Effective Time, Parent and the Company each shall take, or cause to be taken, all actions reasonably necessary in order for the Merger to be treated as a pooling of interests for accounting purposes.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     Section 5.1 Stockholder Meetings. The Company and Parent will each, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of stockholders (respectively, the "Company Stockholder Meeting" and the "Parent Stockholder Meeting" and, collectively, the "Stockholder Meetings") for the purpose of considering the approval of this Agreement (in the case of the Company) and the Share Issuance (in the case of Parent). The Company and Parent shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day. Parent will, through its Board of Directors, recommend to its stockholders approval of the Share Issuance, shall use all reasonable efforts to solicit such approval by its stockholders and shall not withdraw or modify, or propose to withdraw or modify in a manner adverse to the Company, such recommendation, except if in the reasonable good faith judgment of Parent's Board of Directors, on the basis of the advice of outside corporate counsel of Parent, the making of, or the failure to withdraw or modify, such recommendation would violate the fiduciary duties of such Board of Directors to Parent's stockholders under applicable law. Parent agrees to submit the Share Issuance to its stockholders for approval whether or not the Board of Directors of Parent determines at any time subsequent to the date hereof and in accordance with the preceding sentence that the Share Issuance is no longer advisable and recommends that the stockholders of Parent reject it. The Company will, through its Board of Directors, recommend to its stockholders approval of this Agreement, shall use all reasonable efforts to solicit such approval by its stockholders and shall not withdraw or modify, or propose to withdraw or modify in a manner adverse to Parent, such recommendation, except if (i) the Company has complied with Section 4.2 and (ii) (A) in the reasonable good faith judgment of the Company's Board of Directors, on the basis of the advice of outside corporate counsel of the Company, the making of, or the failure to withdraw or modify, such recommendation would violate the fiduciary duties of such Board of Directors to the Company's stockholders under applicable law or (B) (x) the Board of Directors of the Company, after due deliberation and in the good faith exercise of its fiduciary duties under applicable law (as advised by outside corporate counsel of the Company), determines (1) to withdraw or modify such recommendation solely because Parent notifies the Company that it intends to enter into or has entered into a definitive written agreement to effect a Parent Acquisition Event (as defined herein) and (2) that, solely as a result of such Parent Acquisition Event, the Merger is no longer in the best interests of the Company and its stockholders and (y) the Board of Directors of the Company notifies Parent that it has resolved to withdraw or modify its recommendation in favor of the approval of this Agreement within five

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

business days of the receipt of Parent's notice. In the event Parent subsequently notifies the Company that it has elected not to enter into such definitive written agreement to effect the Parent Acquisition Event, the Board of Directors of the Company shall rescind any resolution to withdraw or modify its recommendation in favor of approval of this Agreement. The Company agrees to submit the Merger Agreement to its stockholders for approval whether or not the Board of Directors of the Company determines at any time subsequent to the date hereof and in accordance with the terms of this Section 5.1 that the Merger Agreement is no longer advisable and recommends that the stockholders of the Company reject it.

     Section 5.2 Preparation of the Registration Statement and the Joint Proxy Statement. The Company and Parent shall promptly prepare and file with the SEC the Joint Proxy Statement and Parent shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the Registration Statement shall have become effective, each of Parent and the Company shall mail the Joint Proxy Statement to its respective stockholders. Parent shall also take any action reasonably required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action.

     Section 5.3 Intentionally Omitted.

     Section 5.4 Access to Information. Subject to currently existing contractual and legal restrictions applicable to Parent or to the Company or any of their respective Subsidiaries, as the case may be, each of Parent and the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of the other reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, all of its properties, books, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, each of Parent and the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. No investigation pursuant to this Section 5.4 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained pursuant to this Section 5.4 shall be kept confidential in accordance with the Confidentiality Agreement, dated May 14, 1998 between Parent and the Company (the "Confidentiality Agreement").

     Section 5.5 Compliance with the Securities Act. (a) Section 5.5(a) of the Company Letter contains a list identifying all persons who, at the time of the Company Stockholder Meeting, may be deemed to be "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). The Company shall use its reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Parent within 30 days of the date hereof a written agreement in substantially the form of Exhibit 5.5(a) hereto (the "Company Affiliate Letter"), executed by each of such persons identified in the foregoing list. Prior to the Effective Time, the Company shall amend and supplement Section 5.5(a) of the Company Letter and use its reasonable best efforts to cause each additional person who is identified as a Rule 145 Affiliate of the Company to execute the Company Affiliate Letter. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by affiliates of the Company pursuant to this Agreement and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Company Affiliate Letter.

     (b) Section 5.5(b) of the Parent Letter contains a list identifying those persons who may be, at the time of the Parent Stockholder Meeting, affiliates of Parent under applicable SEC accounting releases with respect

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

to pooling of interests accounting treatment. Parent shall use its reasonable best efforts to enter into a written agreement in substantially the form of
Exhibit 5.5(b) hereto (the "Parent Affiliate Letter") within 30 days of the date hereof with each of such persons identified in the foregoing list. Prior to the Effective Time, Parent shall amend and supplement Section 5.5(b) of the Parent Letter and use its reasonable best efforts to cause each additional person who is identified as an affiliate of Parent to execute the Parent Affiliate Letter.

     Section 5.6 Current Nasdaq Quotation. Each of Parent and the Company shall use its reasonable best efforts to continue the quotation of the Parent Common Stock and the Company Common Stock, respectively, on NASDAQ during the term of this Agreement to the extent necessary so that appraisal rights will not be available to stockholders of the Company under Section 262 of the DGCL.

     Section 5.7 Fees and Expenses. (a) Except as provided in this Section 5.7 and Section 5.11, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, provided that all printing expenses and all filing fees (including, without limitation, filing fees under the Securities Act, the Exchange Act and the HSR Act) shall be divided equally between Parent and the Company.

     (b) (i) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated (A) by the Company or Parent pursuant to Section 7.1(e) and a Takeover Proposal existed between the date hereof and the date of the Company Stockholder Meeting, (B) by the Company or Parent pursuant to
Section 7.1(g) or (C) by Parent pursuant to Section 7.1(h) (except, in the case of Section 7.1(h)(i), as provided in Section 5.7(d)), then, in each case, the Company shall (without prejudice to any other rights Parent may have against the Company for breach of this Agreement) reimburse Parent upon demand for all reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of Parent or any Affiliate (as hereinafter defined) of Parent in connection with this Agreement, the Stock Option Agreement and the transactions contemplated herein or therein, including all fees and expenses of counsel, investment banking firms, accountants and consultants; provided, however, that the Company shall not be obligated to make payments pursuant to this Section 5.7(b)(i) in excess of $10,000,000 in the aggregate. As used herein, "Affiliate" shall have the meaning set forth in Rule 405 under the Securities Act.

     (ii) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated (A) by the Company or Parent pursuant to Section 7.1(f) and a Parent Takeover Proposal (as defined below) existed between the date hereof and the date of the Parent Stockholder Meeting or (B) by the Company pursuant to Section 7.1(i) (except in circumstances in which the event described in Section 7.1(i) causing such termination occurred solely as a result of a Material Adverse Effect on the Company (provided that, for purposes of this Section 5.7(b)(ii)(B), a Material Adverse Effect on the results of operations of the Company and its Subsidiaries shall only be deemed to be such to the extent it relates to the long-term prospects of the results of operations of the Company and its Subsidiaries taken as a whole) after the Board of Directors of Parent determined, in its reasonable good faith judgment, on the basis of the advice of outside corporate counsel of Parent, that the making of its recommendation to the stockholders of Parent in favor of the Share Issuance, or the failure to withdraw or modify such recommendation, would violate its fiduciary duties under applicable law in light of such Material Adverse Effect on the Company), then, in each case, Parent shall (without prejudice to any other rights the Company may have against Parent for breach of this Agreement) reimburse the Company upon demand for all reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of the Company or any Affiliate of the Company in connection with this Agreement, the Stock Option Agreement and the transactions contemplated herein or therein, including all fees and expenses of counsel, investment banking firms, accountants and consultants; provided, however, that Parent shall not be obligated to make payments pursuant to this
Section 5.7(b)(ii) in excess of $10,000,000 in the aggregate. As used herein, "Parent Takeover Proposal" means any proposal or offer, or any expression of interest, by any third party relating to Parent's willingness or ability to receive or discuss a proposal or offer for a merger, consolidation or other business combination, in each case pursuant to which Parent is acquired by a third party.

     (c) Notwithstanding any provision in this Agreement to the contrary, if (i) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(e) and a Takeover Proposal existed between the date hereof and the date of the Company Stockholder Meeting and, concurrently with or within twelve months after any such termination a Third Party Acquisition Event (as defined below) occurs or the Company shall enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to a Third Party Acquisition Event, (ii) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(g) or (iii) this Agreement is terminated by Parent pursuant to Section 7.1(h) (except, in the case of Section 7.1(h)(i), as provided in Section 5.7(d)), then, in each case, the Company shall (in addition to any obligation under Section 5.7(b) and without prejudice to any other rights that Parent may have against the Company for a breach of this Agreement) pay to Parent a fee (the "Termination Fee") of $200,000,000 in cash, such payment to be made promptly, but in no event later than, in the case of clause (i), the later to occur of such termination and such Third Party Acquisition Event or, in the case of clauses (ii) or (iii), such termination.

     As used in this Agreement, a "Third Party Acquisition Event" involving the Company means (i) a transaction or series of transactions pursuant to which any person or group (as such term is defined under the Exchange Act), other than Parent or Sub, or any affiliate thereof ("Third Party"), acquires (or would acquire upon completion of such transaction or series of transactions) more than twenty percent (20%) of the equity securities or voting power of the Company or any of its Subsidiaries, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, consolidation, share exchange or other business combination involving the Company or any of its Subsidiaries pursuant to which any person other than Parent or Sub acquires ownership (or would acquire ownership upon consummation of such merger, consolidation, share exchange or other business combination) of more than twenty percent (20%) of the outstanding equity securities or voting power of the Company or any of its Subsidiaries or of the entity surviving such merger or business combination or resulting from such consolidation, (iii) any other transaction or series of transactions pursuant to which any Third Party acquires (or would acquire upon completion of such transaction or series of transactions) control of assets of the Company or any of its Subsidiaries (including, for this purpose, outstanding equity securities of Subsidiaries of such party) having a fair market value equal to more than twenty percent (20%) of the fair market value of all the consolidated assets of the Company immediately prior to such transaction or series of transactions, or (iv) any transaction or series of transactions pursuant to which any Third Party acquires (or would acquire upon completion of such transaction or series of transactions) control of the Board of Directors of the Company or by which nominees of any Third Party are (or would be) elected or appointed to a majority of the seats on the Board of Directors of the Company.

     (d) No payment shall be required to be made by the Company pursuant to
Section 5.7(b)(i)(C) or 5.7(c)(iii) (in each case, with respect to a termination of this Agreement pursuant to Section 7.1(h)(i)) if the following conditions are satisfied: (i) no Takeover Proposal existed between the date hereof and the date of the Company Stockholder Meeting; (ii) the event described in Section 7.1(h)(i) causing the termination of this Agreement occurred solely as a result of (A) the occurrence of a Material Adverse Effect on Parent (provided that, for purposes of this Section 5.7(d)(ii)(A), a Material Adverse Effect on the results of operations of Parent and its Subsidiaries shall only be deemed to be such to the extent it relates to the long-term prospects of the results of operations of Parent and its Subsidiaries taken as a whole) or (B) Parent entering into a definitive written agreement pursuant to which (x) Parent acquires, or one of Parent's Subsidiaries merges with, another entity and (y) in consideration therefor Parent agrees to issue Parent Common Stock or other voting securities representing, in the aggregate, 20% or more of the then outstanding shares of Parent Common Stock and other Parent voting securities (a "Parent Acquisition Event"); (iii) prior to the occurrence of the event described in Section 7.1(h)(i) causing the termination of this Agreement (if resulting from such Material Adverse Effect on Parent as stated above), the Board of Directors of the Company determined in its reasonable good faith judgment, on the basis of the advice of outside corporate counsel of the Company, that the making of its recommendation to the stockholders of the Company in favor of approval of this Agreement, or the failure to withdraw or modify such recommendation, would violate its fiduciary duties under applicable law solely in light of the Material Adverse Effect on Parent; and (iv) prior to the occurrence of the event described in Section 7.1(h)(i) causing such termination (if resulting from Parent entering into a definitive written agreement to effect a Parent Acquisition Event as stated above), (A) the

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

Board of Directors of the Company, after due deliberation and in the good faith exercise of its fiduciary duties under applicable law (as advised by outside corporate counsel of the Company), determined (1) to withdraw or modify such recommendation solely because Parent notified the Company that it intended to enter into or had entered into a definitive written agreement to effect a Parent Acquisition Event and (2) that, solely as a result of such Parent Acquisition Event, the Merger was no longer in the best interests of the Company and its stockholders and (B) the Board of Directors of the Company notified Parent that it had resolved to withdraw or modify its recommendation in favor of the approval of this Agreement within five business days of the receipt of Parent's notice.

     Section 5.8 Company Stock Plans. (a) Not later than the Effective Time, each Company Stock Option which is outstanding immediately prior to the Effective Time pursuant to the Company Stock Option Plans shall become and represent an option to purchase the number of shares of Parent Common Stock (a "Substitute Option") (decreased to the nearest full share) determined by multiplying (i) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded up to the nearest tenth of a cent) equal to the exercise price per share of Company Common Stock immediately prior to the Effective Time divided by the Exchange Ratio. Parent shall pay cash to holders of Company Stock Options in lieu of issuing fractional shares of Parent Common Stock upon the exercise of Substitute Options for shares of Parent Common Stock, unless in the judgment of Parent such payment would adversely affect the ability to account for the Merger under the pooling of interests method. After the Effective Time, except as provided above in this Section 5.8, each Substitute Option shall be exercisable upon the same terms and conditions as were applicable under the related Company Stock Option immediately prior to or at the Effective Time. The Company shall take all necessary action to implement the provisions of this Section 5.8. As soon as reasonably practicable, and in no event later than twenty days after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to Parent Common Stock subject to such Substitute Options, or shall cause such Substitute Options to be deemed to be issued pursuant to a Parent Stock Plan for which shares of Parent Common Stock have been previously registered pursuant to an appropriate registration form.

     (b) The Company shall cause the Company Stock Purchase Plan and all rights thereunder to terminate, with the effect of such termination being that no offering period and no purchase period shall commence under such plan.

     Section 5.9 Reasonable Best Efforts; Pooling of Interests. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act and State Takeover Approvals), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, the Stock Option Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed,
(iv) each of Parent and the Company agreeing to take, together with their respective accountants, all actions reasonably necessary in order to obtain a favorable determination (if required) from the SEC that the Merger may be accounted for as a pooling of interests in accordance with generally accepted accounting principles and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

     (b) Each party shall use all reasonable best efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

     (c) Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by either Parent or the Company to effect the Merger and to consummate the other transactions contemplated hereby, the Company shall not, without Parent's prior written consent, and Parent shall not, without the Company's prior written consent, commit to any divestiture transaction, and neither Parent or any of its Affiliates nor the Company or any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of the businesses, product lines or assets of Parent, the Company or any of their respective Subsidiaries or that otherwise would have a Material Adverse Effect on Parent or the Company.

     (d) Nothing contained in this Agreement, including without limitation this
Section 5.9, shall limit or restrict Parent's ability to enter into any Parent Takeover Proposal, any Parent Acquisition Event or any other business combination or Parent's activities in connection with any of the foregoing; provided, however, that this Section 5.9(d) shall not affect the right of the Board of Directors of the Company to withdraw or modify its recommendation to the stockholders of the Company in favor of approval of this Agreement in accordance with the terms of Section 5.1.

     Section 5.10 Public Announcements. Parent and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or the rules of NASDAQ.

     Section 5.11 Real Estate Transfer and Gains Tax. Parent and the Company agree that either the Company or the Surviving Corporation will pay any state or local tax which is attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real property, if any (collectively, the "Gains Taxes"), and any penalties or interest with respect to the Gains Taxes, payable in connection with the consummation of the Merger. The Company and Parent agree to cooperate with the other in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real property of the Company and its Subsidiaries shall be determined by Parent in its reasonable discretion.

     Section 5.12 State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby or in the Stock Option Agreement, Parent and the Company and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby and thereby.

     Section 5.13 Indemnification; Directors and Officers Insurance. For six years from and after the Effective Time, Parent agrees to cause the Surviving Corporation to indemnify and hold harmless all past and present officers and directors of the Company and of its Subsidiaries to the same extent such persons are indemnified as of the date of this Agreement by the Company for acts or omissions occurring at or prior to the Effective Time pursuant to the Company Charter, the Company Bylaws and the indemnification agreements in the form filed as an exhibit to the Company SEC Documents which were entered into prior to the date hereof between the Company and persons identified in Section 5.13 of the Company Letter. Parent shall provide, or shall cause the Surviving Corporation to provide, for an aggregate period of not less than six years from the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is substantially similar (with respect to limits and deductibles) to the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of $1,425,000, but shall, in such event, maintain all coverage that can be purchased for such amount. The Company represents and warrants to Parent that a true and complete copy of the Company's existing insurance and indemnification policy has been provided to Parent.

     Section 5.14 Notification of Certain Matters. Parent shall use its reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any change or event which would be reasonably likely to have a Material Adverse Effect on Parent or the Company, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 5.14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.15 Employee Benefit Plans and Agreements. (a) Parent agrees that it will cause the Surviving Corporation from and after the Effective Time to honor all Company Plans and all employment agreements entered into by the Company prior to the date hereof; provided, however, that nothing in this Agreement shall be interpreted as limiting the power of Parent or the Surviving Corporation to amend or terminate any Company Plan or any other individual employee benefit plan, program, agreement or policy or as requiring Parent or the Surviving Corporation to offer to continue (other than as required by its terms) any written employment contract.

     (b) Subject to this Section 5.15(b), Parent agrees that all employees of the Company and its Subsidiaries who are covered under any of the Company Plans immediately prior to the Effective Time shall continue to be covered under such Company Plans after the Effective Time other than the Company Stock Purchase Plan and the Company Stock Option Plans. Notwithstanding the foregoing, Parent may terminate all of the Company Plans provided that: (1) each Company employee and each employee of the Company's Subsidiaries is provided coverage under the Parent Plans on the same terms and conditions as similarly situated Parent employees; (2) Parent causes each Parent Plan covering employees of the Company or its Subsidiaries to recognize prior service of such employees with the Company and its Subsidiaries as service with Parent and its Subsidiaries (i) for purposes of any waiting period and eligibility requirements under any Parent Plan that is not a "pension plan" (as defined in Section 3(2) of ERISA), and
(ii) for purposes of eligibility (including eligibility for early retirement benefits) and vesting (but not benefit accrual) under any Parent Plan that is a "pension plan" (as defined in Section 3(2) of ERISA); (3) Parent causes coverage to be immediately available for employees of the Company and its Subsidiaries under the comparable Parent Plan, if any, at the time coverage ceases under any Company Plan sought to be terminated; and (4) to the extent Parent elects to terminate any Company Plan, it will terminate the other Company Plans in accordance herewith as soon as practicable after the termination of such Company Plan. Notwithstanding the foregoing, nothing herein shall require Parent to offer benefits under the Parent Plans comparable to those offered under the Company Plans.

     (c) After the Effective Time, Parent shall cause employees of the Company to be eligible to participate in stock purchase plans maintained by Parent from time to time and to receive grants of options to purchase Parent Common Stock under the stock option plans maintained by Parent from time to time, in each case in accordance with the terms of such plans.

     Section 5.16 Rights Agreement. Without the prior written consent of Parent, the Company shall not redeem the Rights issued under the Rights Agreement or terminate the Rights Agreement prior to the Effective Time unless required to do so by a court of competent jurisdiction.

     Section 5.17 Directorships. Promptly following the Effective Time, Parent's Board of Directors shall elect Patrick H. Nettles, Jon W. Bayless, Stephen Bradley and Billy B. Oliver to be directors of Parent so that immediately thereafter, the Board of Directors of Parent shall consist of twelve directors.

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

     Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

     (a) Stockholder Approval. This Agreement shall have been duly approved by the requisite vote of stockholders of the Company in accordance with applicable law and the Company Charter and the Company Bylaws, and the Share Issuance shall have been approved by the requisite vote of the stockholders of Parent in accordance with applicable rules of NASDAQ, applicable law and the Parent Charter and the Parent Bylaws.

     (b) Quotation of Stock. The Parent Common Stock issuable in the Merger shall have been authorized for quotation on NASDAQ, subject to official notice of issuance.

     (c) HSR and Other Approvals. (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     (ii) All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have, individually or in the aggregate, a Material Adverse Effect on Parent (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred.

     (d) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the Knowledge of Parent or the Company, threatened by the SEC. All necessary state securities or Blue Sky authorizations (including State Takeover Approvals) shall have been received.

     (e) No Order. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

     Section 6.2 Conditions to Obligation of the Company to Effect the
Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

     (a) Performance of Obligations; Representations and Warranties. Each of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Chief Financial Officer to such effect.

     (b) Tax Opinion. The Company shall have received an opinion of Hogan & Hartson L.L.P., in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

          (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code;

          (ii) no gain or loss will be recognized by Parent, Sub or the Company as a result of the Merger;

          (iii) no gain or loss will be recognized by the stockholders of the Company upon the conversion of their shares of Company Common Stock into shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

          (iv) the aggregate tax basis of the shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger (including a fractional share of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of such shares of Company Common Stock;

          (v) the holding period for shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger will include the holder's holding period for such shares of Company Common Stock, provided such shares of Company Common Stock were held as capital assets by the holder at the Effective Time; and

          (vi) a stockholder of the Company who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share (determined under clause (iv) above) and the amount of cash received.

In rendering such opinion, Hogan & Hartson L.L.P. may rely upon the representations contained herein and may receive and rely upon representations from Parent, the Company, and others, including representations from Parent substantially similar to the representations in the Parent Tax Certificate attached to the Parent Letter and representations from the Company substantially similar to the representations in the Company Tax Certificate attached to the Company Letter.

     (c) Material Adverse Effect. Since the date of this Agreement, there shall not have been any events, changes or developments that, individually or in the aggregate, would have a Material Adverse Effect on Parent; provided, that, for purposes of this Section 6.2(c), a Material Adverse Effect on the results of operations of Parent shall only be deemed to be such to the extent it relates to the long-term prospects of the results of operations of Parent and its Subsidiaries taken as a whole. The Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Chief Financial Officer to such effect.

     (d) Consents. Parent shall have obtained the consent or approval of each person that is not a Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement by which Parent or any of its Subsidiaries is bound, except as to which the failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     (e) Litigation. There shall not be instituted or pending any suit, action or proceeding by any Governmental Entity relating to this Agreement, the Stock Option Agreement or any of the transactions contemplated herein or therein which would have a Material Adverse Effect on the Company or Parent.

     Section 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

     (a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

     (b) Tax Opinion. Parent shall have received an opinion of Sidley & Austin, in form and substance reasonably satisfactory to Parent, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

          (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code;

          (ii) no gain or loss will be recognized by Parent, Sub or the Company as a result of the Merger;

          (iii) no gain or loss will be recognized by the stockholders of the Company upon the conversion of their shares of Company Common Stock into shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

          (iv) the aggregate tax basis of the shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger (including a fractional share of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of such shares of Company Common Stock;

          (v) the holding period for shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger will include the holder's holding period for such shares of Company Common Stock, provided such shares of Company Common Stock were held as capital assets by the holder at the Effective Time; and

          (vi) a stockholder of the Company who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share (determined under clause (iv) above) and the amount of cash received.

In rendering such opinion, Sidley & Austin may rely upon representations contained herein and may receive and rely upon representations from Parent, the Company, and others, including representations from Parent substantially similar to the representations in the Parent Tax Certificate attached to the Parent Letter and representations from the Company substantially similar to the representations in the Company Tax Certificate attached to the Company Letter.

     (c) Material Adverse Effect. Since the date of this Agreement, there shall not have been any events, changes or developments that, individually or in the aggregate, would have (i) a Material Adverse Effect on the Company; provided, that, for purposes of this Section 6.3(c), a Material Adverse Effect on the results of operations of the Company and its Subsidiaries shall only be deemed to be such to the extent it relates to the long-term prospects of the results of operations of the Company and its Subsidiaries taken as a whole. Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

     (d) Accounting. Parent shall have received an opinion of Ernst & Young LLP (or any successor thereto), in form and substance reasonably satisfactory to Parent, that the Merger will qualify for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement (which opinion shall be based, as to the financial statements of the Company, on a customary "pooling" letter of Price Waterhouse LLP); and

     (e) Consents. The Company shall have obtained the consent or approval of each person that is not a Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument by which the Company or any of its Subsidiaries is bound, except as to which the failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (f) Litigation. There shall not be instituted or pending any suit, action or proceeding by any Governmental Entity relating to this Agreement, the Stock Option Agreement or any of the transactions contemplated herein or therein which would have a Material Adverse Effect on the Company or Parent.

     (g) Rights Agreement. The Rights shall not have become nonredeemable, exercisable, distributed or triggered pursuant to the terms of the Rights Agreement.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company or
Parent:

     (a) by mutual written consent of Parent and the Company;

     (b) by either Parent or the Company if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within thirty business days following receipt by such other party of written notice from the non-breaching party of such failure to comply;

     (c) by either Parent or the Company if there has been (i) a breach by the other party (in the case of Parent, including any material breach by Sub) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party (in the case of Parent, including any material breach by Sub) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within thirty business days following receipt by the breaching party from the non-breaching party of written notice of the breach;

     (d) by Parent or the Company if: (i) the Merger has not been effected on or prior to the close of business on December 31, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d)(i) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

     (e) by Parent or the Company if the stockholders of the Company do not approve this Agreement at the Company Stockholder Meeting or at any adjournment or postponement thereof; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(e) if the Company has not complied with its obligations under Sections 4.2, 5.1 and 5.2 or has otherwise breached in any material respect its obligations under this Agreement in any manner that could reasonably have caused the failure of the stockholder approval to be obtained at the Company Stockholder Meeting;

     (f) by Parent or the Company if the stockholders of Parent do not approve the Share Issuance at the Parent Stockholder Meeting or at any adjournment or postponement thereof; provided, however, that Parent may not terminate this Agreement pursuant to this Section 7.1(f) if Parent has not complied with its obligations under Sections 5.1 and 5.2 or has otherwise breached in any material respect its obligations under this Agreement in any manner that could reasonably have caused the failure of the vote in favor of the Share Issuance to be obtained at the Parent Stockholder Meeting;

     (g) by Parent or the Company if (i) the Board of Directors of the Company reasonably determines that a Takeover Proposal constitutes a Superior Proposal and (ii) the Board of Directors of the Company determines in its reasonable good faith judgment, on the basis of the advice of the outside corporate counsel of the Company, that the failure to accept such Superior Proposal would violate its fiduciary duties to its stockholders under applicable law; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(g) unless (i) the Company has delivered to Parent a written notice of the Company's intent to enter into such an agreement to effect the Superior Proposal, (ii) five business days have elapsed following delivery to Parent of such written notice by the Company and (iii) during such five business day period the Company has fully cooperated with Parent, including, without limitation, informing Parent of the terms and conditions of the Takeover Proposal and the identity of the person making the Takeover Proposal, with the intent of enabling Parent to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby, as so modified, may be effected; provided, further, that the Company may not terminate this Agreement pursuant to this Section 7.1(g) unless at the end of such five business day period (i) the Board of Directors of the Company continues reasonably to believe that the Takeover Proposal constitutes a Superior Proposal, (ii) the Board of Directors of the Company continues to reach a determination in its reasonable good faith judgment, on the basis of the advice of the outside corporate counsel of the Company, that the failure to accept such Superior Proposal would violate its fiduciary duties to its stockholders under applicable law and (iii) prior to such termination the Company pays to Parent the amounts specified under Sections 5.7(a), (b) and (c); and provided, further, that this Agreement shall not terminate pursuant to this Section 7.1(g) unless simultaneously with such termination the Company enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal.

     (h) by Parent if (i) the Board of Directors of the Company shall not have recommended, or shall have resolved not to recommend, or shall have qualified, modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and fair to and in the best interest of the Company and its stockholders, or shall have resolved to do so, (ii) any person (other than Parent or its Affiliates) acquires or becomes the beneficial owner of 20% or more of the outstanding shares of Company Common Stock, (iii) the Board of Directors of the Company shall have recommended to the stockholders of the Company any Takeover Proposal or shall have resolved to do so or (iv) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders); or

     (i) by the Company if the Board of Directors of Parent shall not have recommended, or shall have resolved not to recommend, or shall have qualified or modified or withdrawn its recommendation of the Share Issuance or declaration that the Share Issuance is advisable and fair to and in the best interest of Parent and its stockholders, or shall have resolved to do so.

     The right of any party hereto to terminate this Agreement pursuant to this
Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

     Section 7.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the last sentence of Section 5.4 and the entirety of Section 5.7, which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

     Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Parent and the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 7.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.1 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

     Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Parent or Sub, to

         Tellabs, Inc.
         4951 Indiana Avenue
         Lisle, Illinois 60532
         Attention: General Counsel
         Facsimile No.: (630) 512-7293

     with a copy to:

         Sidley & Austin
         One First National Plaza
         Chicago, Illinois 60603
         Attention: Thomas A. Cole, Esq.
                 Imad I. Qasim, Esq.
         Facsimile No.: (312) 853-7036

     (b) if to the Company, to

         CIENA Corporation
         1201 Winterson Road
         Linthicum, Maryland 21090
         Attention: General Counsel
         Facsimile No.: (410) 865-8900
     with a copy to:

        Hogan & Hartson L.L.P.
        111 S. Calvert Street
        Baltimore, Maryland 21202
        Attention: Michael J. Silver, Esq.
        Facsimile No.: (410) 539-6981

     Section 8.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, list of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 8.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, except for the Stock Option Agreement and as provided in the last sentence of
Section 5.4, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement, except for the provisions of Section 5.13, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 8.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 8.7 Assignment. Subject to Section 1.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

     Section 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

     Section 8.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                          TELLABS, INC.

                                          By:     /s/ MICHAEL J. BIRCK
                                            ------------------------------------
                                            Name: Michael J. Birck
                                            Title: President and Chief Executive
                                                     Officer

                                          WHITE OAK MERGER CORP.

                                          By:     /s/ MICHAEL J. BIRCK
                                            ------------------------------------
                                            Name: Michael J. Birck
                                            Title: President

                                          CIENA CORPORATION

                                          By:    /s/ PATRICK H. NETTLES
                                            ------------------------------------
                                            Name: Patrick H. Nettles
                                            Title: President and Chief Executive
                                                     Officer

                                                                         ANNEX B

Goldman, Sachs & Co. C 85 Broad Street C New York, New York 10004
Tel: 212-902-1000

                                                              Goldman Sachs Logo

PERSONAL AND CONFIDENTIAL

June 2, 1998

Board of Directors
Tellabs, Inc.
4951 Indiana Avenue
Lisle, IL 60532

Gentlemen and Madame:

     You have requested our opinion as to the fairness from a financial point of view to Tellabs, Inc. (the "Company") of the exchange ratio (the "Exchange Ratio") of 1.00 shares of Common Stock, par value $0.01 per share (the "Company Common Stock") of the Company, to be exchanged by the Company for each share of Common Stock, par value $0.01 per share (the "Shares"), of Ciena Corporation ("Ciena"), pursuant to the Agreement and Plan of Merger dated as of June 2, 1998, among the Company, White Oak Merger Corp., a wholly-owned subsidiary of the Company, and Ciena (the "Agreement").

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including acting as the Company's financial advisor in connection with its pending acquisition of Coherent Communications Systems Corporation and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to Ciena from time to time, including having acted as lead underwriter of its initial public offering of 5,000,000 Shares in February 1997 and of its offering of 9,110,622 Shares in July 1997. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or Ciena for its own account and for the accounts of customers.

     In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of Ciena for the fiscal year ended October 31, 1997 and of the Company for the five years ended January 2, 1998; the Prospectus relating to the initial public offering of Shares, dated February 7, 1997; the Prospectus relating to the offering of Shares, dated July 2, 1997; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Ciena and the Company; certain other communications from Ciena and the Company to their respective stockholders; certain internal financial analyses and forecasts for Ciena prepared by the management of Ciena; and certain internal financial analyses and forecasts for Ciena and the Company prepared by the management of the Company. We also have held discussions with members of the senior management of Ciena and the Company regarding the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition,

New York C London C Tokyo C Boston C Chicago C Dallas C Frankfurt C George Town C Hong Kong C Houston C Los Angeles C Memphis
Miami C Milan C Montreal C Osaka C Paris C Philadelphia C San
Francisco C Singapore C Sydney C Toronto C Vancouver C Zurich

Tellabs, Inc.
June 2, 1998
Page  2

we have reviewed the reported price and trading activity for the Company Common Stock and the Shares, compared certain financial and stock market information for Ciena and the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the communications equipment industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

     We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed, with your consent, that the financial forecasts, including, without limitation, cost savings and operating synergies projected by the Company to result from the transaction contemplated by the Agreement, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company and that such forecasts will be realized in the amounts and at the times contemplated thereby. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of Ciena or the Company or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We have also assumed with your consent that the transaction contemplated by the Agreement will be accounted for as a pooling-of-interests under generally accepted accounting principles. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Company Common Stock should vote with respect to such transaction.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the Company.

GOLDMAN, SACHS & CO.

                                                                         ANNEX C
MORGAN STANLEY
                                                  MORGAN STANLEY & CO.
                                                  INCORPORATED
                                                  2725 SAND HILL ROAD
                                                  BUIDLING C -- SUITE 200
                                                  MENLO PARK, CALIFORNIA 94025

                                                  June 2, 1998

Board of Directors
CIENA Corporation
1201 Winterson Road
Linthicum, MD 21090

Members of the Board of Directors:

     We understand that CIENA Corporation (the "Company"), Tellabs, Inc. ("Tellabs") and White Oak Merger Corp., a wholly owned subsidiary of Tellabs ("Merger Sub"), have entered into an Agreement and Plan of Merger, dated as of June 2, 1998 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of Tellabs and each outstanding share of common stock, par value $.01 per share, of the Company (the "Company Common Stock"), other than shares held in treasury or held by Tellabs or any affiliate of Tellabs, will be converted into the right to receive one share (the "Exchange Ratio") of common stock, par value $.01 per share, of Tellabs (the "Tellabs Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Company Common Stock.

For purposes of the opinion set forth herein, we have:

     (i) reviewed certain publicly available financial statements and other information of the Company and Tellabs, respectively;

     (ii) discussed certain internal financial statements and other financial and operating data concerning the Company and Tellabs prepared by the managements of the Company and Tellabs, respectively;

     (iii) discussed the past and current operations and financial condition and the prospects of the Company, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Company;

     (iv) discussed the past and current operations and financial condition and the prospects of Tellabs, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Tellabs;

     (v) reviewed the pro forma impact of the Merger on the earnings per share of Tellabs;

     (vi) reviewed the reported prices and trading activity for the Company Common Stock and the Tellabs Common Stock;

     (vii) compared the financial performance of the Company and Tellabs and the prices and trading activity of the Company Common Stock and the Tellabs Common Stock with that of certain publicly traded companies and their securities;

     (viii) reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

     (ix) discussed with the senior managements of the Company and Tellabs their strategic rationale for the Merger and certain alternatives to the Merger;

                                                      MORGAN STANLEY

     (x) participated in discussions and negotiations among representatives of the Company and Tellabs and their financial and legal advisors;

     (xi) reviewed the Merger Agreement and certain related agreements; and

     (xii) performed such other studies and analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the internal financial statements and other financial and operating data and discussions relating to the strategic, financial and operational benefits anticipated from the Merger provided by the Company and Tellabs, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the prospects of the Company and Tellabs, respectively. We have relied upon the assessment by the managements of the Company and Tellabs of their ability to retain key employees of both the Company and Tellabs. We have also relied upon, without independent verification, the assessment by the managements of the Company and Tellabs of the Company's and Tellabs' technologies and products, the timing and risks associated with the integration of the Company and Tellabs, and the validity of, and risks associated with, the Company's and Tellabs' existing and future products and technologies. We have not made any independent valuation or appraisal of the assets, liabilities or technologies of the Company or Tellabs, nor have we been furnished with any such appraisals. In addition, we have assumed that the Merger will be accounted for as a "pooling-of-interests" business combination in accordance with U.S. Generally Accepted Accounting Principles, will be treated as a tax-free reorganization and/or exchange pursuant to the Internal Revenue Code of 1986, as amended, and will be consummated in accordance with the terms set forth in the Merger Agreement. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the Company or any of its assets.

     We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financing services for Tellabs and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this letter may be included in its entirety in any proxy or registration statement filed with the Securities and Exchange Commission and distributed to stockholders of the Company and Tellabs in respect of the Merger. In addition, this opinion does not in any manner address the prices at which the Tellabs Common Stock will actually trade at any time and we express no recommendation or opinion as to how the holders of Company Common Stock should vote at the stockholders' meeting held in connection with the Merger.

     Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Company Common Stock.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                       C-2
                                                             /s/ Charles R. Cory
                                          By:
                                          --------------------------------------
                                            Charles R. Cory
                                            Managing Director

                                                                         ANNEX D

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of June 2, 1998 (the "Agreement"), between Tellabs, Inc., a Delaware corporation ("Parent"), and CIENA Corporation, a Delaware corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent, White Oak Merger Corp., a newly formed Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides for the merger of Sub with and into the Company;

     WHEREAS, as a condition to Parent's willingness to enter into the Merger Agreement, Parent has requested that the Company grant to Parent an option to purchase up to 20,200,000 authorized and unissued shares of Company Common Stock, upon the terms and subject to the conditions hereof; and

     WHEREAS, in order to induce Parent to enter into the Merger Agreement, the Company has agreed to grant Parent the requested option.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1. The Option; Exercise; Adjustments. The Company hereby grants to Parent an irrevocable option (the "Option") to purchase from time to time up to 20,200,000 authorized and unissued shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock"), upon the terms and subject to the conditions set forth herein (the "Optioned Shares"). Subject to the conditions set forth in Section 2(a), the Option may be exercised by Parent in whole or from time to time in part, at any time after the date hereof and prior to the termination of the Option in accordance with Section 19. In the event Parent wishes to exercise the Option, Parent shall send a written notice to the Company (the "Stock Exercise Notice") specifying the total number of Optioned Shares it wishes to purchase and a date (not later than 20 business days and not earlier than two business days from the date such notice is given) for the closing of such purchase (the "Closing Date"). Parent may revoke an exercise of the Option at any time prior to the Closing Date by written notice to the Company. In the event of any change in Company Common Stock by reason of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of the Company, the number and type of Optioned Shares subject to the Option and the Exercise Price (as hereinafter defined) per Optioned Share shall be appropriately adjusted. In the event that any additional shares of Company Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the preceding sentence or pursuant to this Agreement), the number of Optioned Shares subject to the Option shall be adjusted so that, after such issuance, it equals (but does not exceed) 19.9% of the number of shares of Company Common Stock then issued and outstanding and 19.9% of the voting power of shares of capital stock of the Company then issued and outstanding, after reduction, to the extent necessary to comply with the exception to the shareholder approval requirements of NASDAQ (as hereinafter defined), for any shares issued pursuant to the Option.

     2. Conditions to Exercise of Option and Delivery of Optioned Shares. (a) Parent's right to exercise the Option is subject to the following conditions:

          (i) Neither Parent nor Sub shall have breached any of its material obligations under the Merger Agreement;

          (ii) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States invalidating the grant or prohibiting the exercise of the Option shall be in effect;

          (iii) A Third Party Acquisition Event shall have occurred or the Company shall have entered into a letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to a Third Party Acquisition Event; and

          (iv) This Agreement and the Option shall not have terminated pursuant to Section 19 hereof.

     (b) Parent's obligation to purchase the Optioned Shares following the exercise of the Option, and the Company's obligation to deliver the Optioned Shares, are subject to the following conditions:

          (i) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Optioned Shares shall be in effect;

          (ii) The purchase of the Optioned Shares will not violate Rule 10b-13 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

          (iii) All applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or been terminated.

     3. Exercise Price for Optioned Shares. At any Closing Date, the Company will deliver to Parent a certificate or certificates representing the Optioned Shares in the denominations designated by Parent in its Stock Exercise Notice and Parent will purchase the Optioned Shares from the Company at a price per Optioned Share equal to $65.875 (the "Exercise Price"), payable in common stock, par value $.01 per share, of Parent (the "Parent Common Stock"), cash or a combination of Parent Common Stock or cash, in each case at Parent's option, as specified in the Stock Exercise Notice. Any cash payment made by Parent to the Company pursuant to this Agreement shall be made by wire transfer of federal funds to a bank designated by the Company or a check payable in immediately available funds. If Parent elects to pay the Exercise Price or a portion thereof in Parent Common Stock, the Parent Common Stock shall be valued at the average of the last reported sales prices of the Parent Common Stock on The Nasdaq Stock Market ("NASDAQ") for the five trading days immediately prior to the date of the Stock Exercise Notice. After payment of the Exercise Price for the Optioned Shares covered by the Stock Exercise Notice, the Option shall be deemed exercised to the extent of the Optioned Shares specified in the Stock Exercise Notice as of the date such Stock Exercise Notice is given to the Company. Notwithstanding anything to the contrary herein, the Exercise Price shall from time to time be adjusted so that in no event shall the Aggregate Spread Value, together with the Termination Fee, exceed $200,000,000 (it being understood that, if the Exercise Price has been increased from time to time as a result of this sentence, the Exercise Price shall from time to time be adjusted downward to the extent of any decrease in the price of the Company Common Stock). "Spread Value" with respect to an Optioned Share means the excess, if any, of (i) the average of the last reported sales prices on NASDAQ of the Company Common Stock during the five trading days immediately preceding the written notice of exercise (in the case of an Optioned Share previously exercised) or the date of determination (in the case of an Optioned Share as to which the Option has not yet been exercised) over (ii) the Exercise Price. The Aggregate Spread Value shall be the sum of the Spread Values of all Optioned Shares.

     4. Representations and Warranties of the Company. The Company represents and warrants to Parent that (a) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms; (b) the Company has taken all necessary corporate action to authorize and reserve the Optioned Shares for issuance upon exercise of the Option, and the Optioned Shares, when issued and delivered by the Company to Parent upon exercise of the Option, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights; (c) except as otherwise required by the HSR Act, except for routine filings and subject to Section 7, the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby do not require the consent, approval or authorization of, or filing with, any person or public authority and will not violate or conflict with the Company's Third Restated Certificate of Incorporation, as amended, or Amended and Restated By-Laws, or result in the acceleration or termination of, or constitute a default under, any indenture, license, approval, agreement, understanding or other instrument, or any statute, rule, regulation, judgment, order or other restriction binding upon or applicable to the Company or any of its subsidiaries or any of their respective properties or assets; (d) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (e) the Company has taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the General Corporation Law of the State of Delaware, as amended, will not apply with respect to or as a result of the transactions contemplated hereby.

     5. Representations and Warranties of Parent. Parent represents and warrants to the Company that (a) the execution and delivery of this Agreement by Parent and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and this Agreement has been duly executed and delivered by Parent and constitutes a valid and binding agreement of Parent; and (b) Parent is acquiring the Option and, if and when it exercises the Option, will be acquiring the Optioned Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act of 1933, as amended (the "Securities Act"), and will not sell or otherwise dispose of the Optioned Shares except pursuant to an effective registration statement under the Securities Act or a valid exemption from registration under the Securities Act.

     6. The Closing. Any closing hereunder shall take place on the Closing Date specified by Parent in its Stock Exercise Notice pursuant to Section 1 at 10:00 A.M., local time, or the first business day thereafter on which all of the conditions in Section 2(b) are met, at the principal executive office of the Company, or at such other time and place as the parties hereto may agree.

     7. Filings Related to Optioned Shares. The Company will make such filings with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. as are required by the Exchange Act in connection with the execution and delivery of this Agreement and the exercise of the Option, and will use its best efforts to effect all necessary filings by the Company under the HSR Act and to have the Optioned Shares approved for quotation on NASDAQ.

     8. Registration Rights. (a) If the Company effects any registration or registrations of shares of Company Common Stock under the Securities Act for its own account or for any other stockholder of the Company at any time after the exercise of the Option (other than a registration on Form S-4, Form S-8 or any successor forms), it will allow Parent to participate in such registration or registrations with respect to any or all of the Optioned Shares acquired upon the exercise of the Option, subject to any existing priority registration rights granted to existing holders of Company Common Stock; provided, however, that if the managing underwriters in such offering advise the Company that, in their written opinion, the number of Optioned Shares requested by Parent to be included in such registration exceeds the number of shares of Company Common Stock which can be sold in such offering, the Company may exclude from such registration all or a portion, as may be appropriate, of the Optioned Shares requested for inclusion by Parent.

     (b) At any time after the exercise of the Option, upon the request of Parent, the Company will promptly file and use its best efforts to cause to be declared effective a registration statement under the Securities Act (and applicable Blue Sky statutes) with respect to any or all of the Optioned Shares acquired upon the exercise of the Option; provided, however, that the Company shall not be required to have declared effective more than three registration statements hereunder and shall be entitled to delay the effectiveness of each such registration statement, for a period not to exceed 90 days in the aggregate, if the commencement of such offering would, in the reasonable good faith judgment of the Board of Directors of the Company, require premature disclosure of any material corporate development or otherwise materially interfere with or materially adversely affect any pending or proposed offering of securities of the Company. In connection with any such registration requested by Parent, the costs of such registration shall be borne by the Company; provided, however, that if Parent is eligible to sell the Optioned Shares under Rule 144(k) of the Securities Act, Parent shall pay the costs of such registration. The Company and Parent each shall provide the other and any underwriters with customary indemnification and contribution agreements.

     9. Optional Put. Prior to the termination of the Option in accordance with
Section 19, if any event set forth in Section 2(a)(iii) has occurred and the other conditions set forth in Section 2(a) are met, Parent shall have the right, upon three business days' prior written notice to the Company, to require the Company to purchase the Option from Parent (the "Put Right") at a cash purchase price (the "Put Price") equal to the product determined by multiplying (A) the number of Optioned Shares as to which the Option has not yet been exercised by
(B) the Spread (as defined below). As used herein, the term "Spread" shall mean the excess, if any, of (i) the greater of (x) the highest price (in cash or fair market value of securities or other property) per share of Company Common Stock paid or to be paid within 12 months preceding the date of exercise of the Put Right for any shares of Company Common Stock beneficially owned by any Person who shall have acquired or become the beneficial owner of 20% or more of the outstanding shares of Company Common Stock after the date hereof or (y) the average of the last reported sales prices on NASDAQ of the Company Common Stock during the five trading days immediately preceding the written notice of exercise of the Put Right over (ii) the Exercise Price. Notwithstanding anything herein to the contrary, in no event shall the aggregate Put Price, together with the Aggregate Spread Value of any Optioned Shares previously exercised and the amount of the Termination Fee then payable or previously paid, exceed $200,000,000.

     10. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise provided in Section 8 or as specified in the Merger Agreement.

     11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     12. Notice. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or if sent by telex or telecopier (and also confirmed in writing) to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

     (a) if to Parent, to

         Tellabs, Inc.
         4951 Indiana Avenue
         Lisle, Illinois 60532
         Attention: General Counsel
         Facsimile No.: (630) 512-7293

         with a copy to:

         Sidley & Austin
         One First National Plaza
         Chicago, Illinois 60603
         Attention: Thomas A. Cole, Esq.
                 Imad I. Qasim, Esq.
         Facsimile No.: (312) 853-7036

     (b) if to the Company, to

         CIENA Corporation
         1201 Winterson Road
         Linthicum, Maryland 21090
         Attention: General Counsel
         Facsimile No.: (410) 865-8900
          with a copy to:

          Hogan & Hartson L.L.P.
          111 S. Calvert Street
          Baltimore, MD 21202
          Attention: Michael J. Silver, Esq.
          Facsimile No.: (410) 539-6981

     13. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than Parent or the Company, or their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

     14. Entire Agreement; Amendments. This Agreement, together with the Merger Agreement and the other documents referred to therein, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Merger Agreement.

     15. Assignment. No party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement (whether by operation of law or otherwise) without the prior written consent of the other party hereto, except that Parent may, without a written consent, assign its rights and delegate its obligations hereunder in whole or in part to one or more of its direct or indirect wholly owned subsidiaries, but no such assignment shall relieve Parent of its obligations hereunder.

     16. Headings. The section headings herein are for convenience only and shall not affect the construction of this Agreement.

     17. Counterparts. This Agreement may be executed in counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

     18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

     19. Termination. This Agreement and the Option shall terminate upon the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms; provided, however,that (w) in the case of a termination of the Merger Agreement by Parent or the Company pursuant to
Section 7.1(e) thereof (if a Takeover Proposal existed between the date hereof and the date of the Company Stockholder Meeting), this Agreement and the Option shall terminate on the first anniversary of such termination of the Merger Agreement, (x) in the case of a termination by Parent or the Company pursuant to
Section 7.1(g) of the Merger Agreement, this Agreement and the Option shall terminate on the earlier of the first anniversary of such termination of the Merger Agreement or the date of consummation of the Superior Proposal contemplated thereby, (y) in the case of a termination by Parent pursuant to
Section 7.1(h)(i) of the Merger Agreement in connection with which no Termination Fee is payable pursuant to Section 5.7(d) thereof, this Agreement and the Option shall terminate upon such termination of the Merger Agreement and
(z) in the case of a termination by Parent pursuant to Sections 7.1(h)(i) (except as provided in clause (y) above), (ii), (iii) or (iv) of the Merger Agreement, this Agreement and the Option shall terminate on the first anniversary of such termination.

     20. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

     IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                          TELLABS, INC.

                                          By:     /s/ MICHAEL J. BIRCK
                                            ------------------------------------
                                            Name: Michael J. Birck
                                            Title: President and Chief Executive
                                                     Officer

                                          CIENA CORPORATION

                                          By:    /s/ PATRICK H. NETTLES
                                            ------------------------------------
                                            Name: Patrick H. Nettles
                                            Title: President and Chief Executive
                                                     Officer

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Tellabs By-Laws provide, among other things, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Tellabs, or is or was serving at the request of Tellabs as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by Tellabs as provided in the Tellabs By-Laws and to the fullest extent which it is empowered to do so by the DGCL against all expense, liability and loss (including attorneys' fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding, and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, subject to certain conditions, Tellabs shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding, whether civil, criminal, administrative or investigative, initiated by such person only if such action, suit or proceeding was authorized by the Tellabs Board. The right to indemnification under the Tellabs By-Laws is a contract right and, subject to certain conditions, includes the right to be paid by Tellabs the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition. The Tellabs By-Laws further provide that the indemnification and payment of expenses incurred provided therein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled.

     Section 145 of the DGCL authorizes indemnification by Tellabs of directors and officers under the circumstances provided in the provisions of the Tellabs By-Laws described above, and requires such indemnification for expenses actually and reasonably incurred to the extent a director or officer is successful in the defense of any action, or any claim, issue or matter therein.

     Tellabs has purchased insurance which purports to insure Tellabs against certain costs of indemnification which may be incurred by it pursuant to the Tellabs By-Laws and to insure the officers and directors of Tellabs, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their functions as such officers and directors except for liabilities resulting from their own malfeasance.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) The following is a list of Exhibits included as part of this Registration Statement. Tellabs agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request. Items marked with an asterisk are filed herewith.

  2.1  --   Agreement and Plan of Merger dated as of June 2, 1998 among
            Tellabs, Inc., White Oak Merger Corp. and CIENA Corporation
            (included as Annex A to the Joint Proxy
            Statement/Prospectus).
  2.2  --   Stock Option Agreement dated as of June 2, 1998 between
            Tellabs, Inc. and CIENA Corporation (included as Annex D to the Joint Proxy Statement/Prospectus).
  2.3  --   Form of Stockholder Agreement dated as of June 2, 1998
            between Tellabs and certain stockholders of CIENA
            Corporation is hereby incorporated by reference to Exhibit 2 to Tellabs' Schedule 13D dated June 2, 1998.
 *4.1  --   Restated Certificate of Incorporation of Tellabs, Inc.,
            dated June 24, 1992, as amended through the date hereof.
  4.2  --   Amended and Restated By-Laws of Tellabs, Inc., as amended
            January 27, 1993, is hereby incorporated by reference to
            Exhibit No. 3.2 to Tellabs' Annual Report on Form 10-K for
            the year ended January 1, 1993.
  4.3  --   The instruments defining the rights of holders of long-term debt securities of Tellabs and its subsidiaries are omitted pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K.
            Tellabs hereby agrees to furnish copies of these instruments to the SEC upon request.

 *5.1  --   Opinion of Margaret Maxwell Zagel, Vice President and
            General Counsel of Tellabs Operations, Inc., as to the
            legality of the securities being registered.
 *8.1  --   Opinion of Sidley & Austin, as to certain United States
            federal income tax consequences of the Merger.
 *8.2  --   Opinion of Hogan & Hartson L.L.P., as to certain United
            States federal income tax consequences of the Merger.
*23.1  --   Consent of Ernst & Young LLP
*23.2  --   Consent of PricewaterhouseCoopers LLP
*23.3  --   Consent of Grant Thornton LLP
*23.4  --   Consent of Margaret Maxwell Zagel (included in Exhibit 5.1 to this Registration Statement).
*23.5  --   Consent of Sidley & Austin (included in Exhibit 8.1 to this
            Registration Statement).
*23.6  --   Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.2 to this Registration Statement).
*24.1  --   Powers of Attorney
*99.1  --   Form of proxy card to be mailed to holders of Tellabs Common
            Stock.
*99.2  --   Form of proxy card to be mailed to holders of CIENA Common
            Stock
*99.3  --   Consents of Patrick H. Nettles, Jon W. Bayless, Stephen
            Bradley and Billy B. Oliver, pursuant to Rule 438 of the
            Securities Act.

     (b) Not applicable.

     (c) The opinion of Goldman, Sachs & Co. is included as Annex B to the Joint Proxy Statement/ Prospectus. The opinion of Morgan Stanley & Co. Incorporated is incorporated as Annex C to the Joint Proxy Statement/Prospectus.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, July 20, 1998.

                                          TELLABS, INC.

                                          By:     /s/ MICHAEL J. BIRCK
                                            ------------------------------------
                                                      Michael J. Birck
                                               President and Chief Executive
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                      CAPACITY                         DATE
                ---------                                      --------                         ----

           /s/ MICHAEL J. BIRCK               President, Chief Executive Officer and        July 20, 1998
------------------------------------------    Director (Principal Executive Officer)
             Michael J. Birck

                    *                         Executive Vice President and Director         July 20, 1998
------------------------------------------    (Principal Financial Officer)
            Peter A. Guglielmi

                    *                         Controller (Principal Accounting Officer)     July 20, 1998
------------------------------------------
             J. Peter Johnson

                    *                         Director                                      July 20, 1998
------------------------------------------
          John D. Foulkes, Ph.D.

                    *                         Director                                      July 20, 1998
------------------------------------------
             Brian J. Jackman

                    *                         Director                                      July 20, 1998
------------------------------------------
          Frederick A. Krehbiel

                    *                         Director                                      July 20, 1998
------------------------------------------
      Stephanie Pace Marshall, Ph.D.

                    *                         Director                                      July 20, 1998
------------------------------------------
            William F. Souders

                    *                         Director                                      July 20, 1998
------------------------------------------
             Jan H. Suwinski

        *By: /s/ MICHAEL J. BIRCK
  -------------------------------------
             Michael J. Birck
           As Attorney-in-Fact

                               INDEX TO EXHIBITS

  2.1      Agreement and Plan of Merger dated as of June 2, 1998 among
           Tellabs, Inc., White Oak Merger Corp. and CIENA Corporation
           (included as Annex A to the Joint Proxy
           Statement/Prospectus).
  2.2      Stock Option Agreement dated as of June 2, 1998 between
           Tellabs, Inc. and CIENA Corporation (included as Annex D to the Joint Proxy Statement/Prospectus).
  2.3      Form of Stockholder Agreement dated as of June 2, 1998
           between Tellabs and certain stockholders of CIENA
           Corporation is hereby incorporated by reference to Exhibit 2 to Tellabs' Schedule 13D dated June 2, 1998.
 *4.1      Restated Certificate of Incorporation of Tellabs, Inc.,
           dated June 24, 1992, as amended through the date hereof.
  4.2      Amended and Restated By-Laws of Tellabs, Inc., as amended
           January 27, 1993, is hereby incorporated by reference to
           Exhibit No. 3.2 to Tellabs' Annual Report on Form 10-K for
           the year ended January 1, 1993.
  4.3      The instruments defining the rights of holders of long-term debt securities of Tellabs and its subsidiaries are omitted pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K.
           Tellabs hereby agrees to furnish copies of these instruments to the SEC upon request.
 *5.1      Opinion of Margaret Maxwell Zagel, Vice President and
           General Counsel of Tellabs Operations, Inc., as to the
           legality of the securities being registered.
 *8.1      Opinion of Sidley & Austin, as to certain United States
           federal income tax consequences of the Merger.
 *8.2      Opinion of Hogan & Hartson L.L.P., as to certain United
           States federal income tax consequences of the Merger.
*23.1      Consent of Ernst & Young LLP.
*23.2      Consent of PricewaterhouseCoopers LLP.
*23.3      Consent of Grant Thornton LLP.
*23.4      Consent of Margaret Maxwell Zagel (included in Exhibit 5.1 to this Registration Statement).
*23.5      Consent of Sidley & Austin (included in Exhibit 8.1 to this
           Registration Statement).
*23.6      Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.2 to this Registration Statement).
*24.1      Powers of Attorney.
*99.1      Form of proxy card to be mailed to holders of Tellabs Common
           Stock.
*99.2      Form of proxy card to be mailed to holders of CIENA Common
           Stock.
*99.3      Consents of Patrick H. Nettles, Jon W. Bayless, Stephen
           Bradley and Billy B. Oliver, pursuant to Rule 438 of the
           Securities Act.